F
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Versant Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐    No fee required.
☒    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: Common stock, no par value, of Versant Corporation

(2)
Aggregate number of securities to which transaction applies: 2,886,318 shares of common stock of Versant Corporation (including 29,167 shares of common stock of Versant Corporation subject to settlement of restricted stock units and 118,227 shares subject to stock options with an exercise price of less than $11.50 per share (“In-the-Money Options”) all of which were outstanding as of October 26, 2012.

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The maximum aggregate value, solely for purposes of determining the filing fee, was determined based upon the sum of (A) 2,738,924 shares of common stock multiplied by $11.50 per share; (B) options to purchase a total of 118,227 shares of common stock issuable upon the exercise of In-the-Money Options, multiplied by $2.39 per share (which is the difference between the merger consideration of $11.50 per share and the weighted average exercise price per share of the In-the-Money Options, $9.11 per share) and (C) 29,167 shares of Versant common stock subject to settlement of restricted stock units multiplied by $11.50 per share (the sum of subsections A, B and C, the “Total Consideration”). The filing fee, calculated in accordance with Exchange Act Rule 0-11(c) and the Securities and Exchange Commission Fee Rate Advisory #1 for Fiscal Year 2013, was determined by multiplying the Total Consideration by 0.0001364.

(4)	Proposed maximum aggregate value of transaction: $32,115,609

(5)	Total fee paid: $4,380.57

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

_______________

Dear Shareholders:

We cordially invite you to attend a Special Meeting of the Shareholders (the “special meeting”) of Versant Corporation, a California corporation (“Versant”, the “Company”, “we”, “our” or “us”) to be held on _______________, starting at 10:00 a.m., at 255 Shoreline Drive, Suite 450, Redwood City, California 94065, to consider and vote on the proposals described below.

On September 28, 2012, Versant entered into an Agreement and Plan of Merger, which we refer to as the “Merger Agreement”, with UNICOM Systems, Inc., a California corporation (“UNICOM”), and UNICOM Sub Four, Inc., a California corporation that is a wholly-owned subsidiary of UNICOM (which we refer to as “Merger Sub”). The Merger Agreement provides for the merger of Merger Sub with and into Versant pursuant to the Merger Agreement and the Agreement of Merger (which we refer to as the “Agreement of Merger”) in substantially the form attached as an exhibit thereto and as Annex B to the accompanying proxy statement to be filed with the California Secretary of State to effect such merger (which we refer to as the “Merger”). Upon consummation of the Merger, Versant will continue in existence as the surviving corporation of the Merger and will become a wholly owned subsidiary of UNICOM.

If the Merger is completed, you will be entitled to receive $11.50 in cash, without interest, less any applicable withholding taxes, for each share of our common stock owned by you (unless you have properly exercised your dissenting shareholder rights with respect to such shares), which represents a premium of approximately 17% to the closing price of the Company’s common stock on September 28, 2012, the last trading day prior to the public announcement of the execution of the Merger Agreement.

After careful consideration, the board of directors of the Company has unanimously (i) approved the Merger Agreement, the Merger, and the other transactions contemplated by the Merger Agreement, and (ii) determined that the Merger and the other transactions contemplated by the Merger Agreement, taken together, are at a price and on terms that are fair to, advisable and in the best interests of the Company and its shareholders. The board of directors of the Company made its determination after consultation with its independent legal and financial advisors and consideration of a number of factors. The board of directors of the Company recommends that you vote (i) “FOR” the proposal to approve the principal terms of the Merger Agreement and the Merger (including the principal terms of the Agreement of Merger, which is to be filed with the California Secretary of State to effect the Merger), (ii) “FOR” the approval, on a nonbinding, advisory basis, of the “golden parachute” compensation that may be paid or become payable to the Company’s named executive officers in connection with the consummation of the Merger, and (iii) “FOR” the proposal to approve the adjournment of the special meeting, if the Company determines that adjournment is necessary or appropriate.

Approval of the principal terms of the Merger Agreement and the Merger requires the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote thereon. We cannot consummate the Merger without such approval.

Your vote is very important, regardless of the number of shares of the Company’s common stock that you own. Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. The failure to vote on the proposal to approve the principal terms of the Merger Agreement and the Merger will have the same effect as a vote against that proposal.

If your shares of the Company’s common stock are held in “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of the Company’s common stock without instructions from you. You should instruct your bank, brokerage firm or other nominee to vote your shares of the Company’s common stock, following the procedures provided by your bank, brokerage firm or other nominee. The failure to instruct your bank, brokerage firm or other nominee to vote your shares of the Company’s common stock “FOR” approval of the proposal to approve the principal terms of the Merger Agreement and the Merger will have the same effect as voting AGAINST that proposal.

Each shareholder of the Company who affirmatively votes against the approval of the principal terms of the Merger Agreement and the Merger will have the right to require that the Company purchase such shareholder’s shares of the Company’s common stock at the fair market value of such shares, but only if (i) the Merger is completed, (ii) the shareholder complies with the requirements of Chapter 13 of the California General Corporation Law for the exercise of dissenting shareholder rights that are summarized in the accompanying proxy statement, and (iii) shareholders holding in the aggregate at least five percent of the Company’s outstanding common stock file demands for payment in exercise of their dissenting shareholder rights under Chapter 13 of the California General Corporation Law not later than the date of the special meeting.

The attached proxy statement provides you with detailed information about the special meeting, the Merger Agreement and the Merger, the proposal on the nonbinding, advisory vote regarding “golden parachute” compensation that may be paid or become payable to the Company’s named executive officers in connection with the consummation of the Merger, and the proposal to approve the adjournment of the special meeting, if the Company determines that adjournment is necessary or appropriate, respectively. A copy of the Merger Agreement (to which the Agreement of Merger is attached as an Exhibit) is attached as Annex A. We encourage you to read the entire proxy statement and its annexes, including the Merger Agreement, carefully. You may also obtain additional information about Versant from documents we have filed with the Securities and Exchange Commission.

If you have any questions or need assistance voting your shares of Versant’s common stock, please call AST Phoenix Advisors, Versant’s proxy solicitor, toll-free at (877) 478-5038.

Thank you in advance for your cooperation and continued support.

By Order of the Board of Directors,

Bernhard Woebker
Chief Executive Officer and President

The proxy statement is dated _______________, and is first being mailed to our shareholders on or about _______________.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER CONTEMPLATED BY THE MERGER AGREEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE PROPOSED MERGER CONTEMPLATED BY THE MERGER AGREEMENT, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

255 Shoreline Drive, Suite 450,
Redwood City, California 94065
(650) 232-2400

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
of
VERSANT CORPORATION
To Be Held On _______________

Notice is hereby given that a special meeting of the shareholders of Versant Corporation (the “special meeting”) will be held at the date, time and place set forth below to consider and vote on the items of business set forth below.

DATE OF MEETING:	_______________
TIME OF MEETING:	10:00 a.m.
PLACE OF MEETING:	255 Shoreline Drive, Suite 450, Redwood City, California 94065
ITEMS OF BUSINESS:
1.    To consider and vote on a proposal to approve the principal terms of the Agreement and Plan of Merger, dated as of September 28, 2012 (the “Merger Agreement”), by and among Versant Corporation (“Versant”, the “Company”, “we”, “our” or “us”), UNICOM Systems, Inc., a California corporation (“UNICOM”), and UNICOM Sub Four, Inc., a California corporation that is a wholly-owned subsidiary of UNICOM (“Merger Sub”), as it may be amended from time to time (including the principal terms of the Agreement of Merger in substantially the form attached as Annex B to the accompanying proxy statement that is to be filed with the California Secretary of State to effect such merger (the “Agreement of Merger”)) and the merger pursuant to which Merger Sub will merge with and into Versant pursuant to the Merger Agreement and the Agreement of Merger (the “Merger”), with Versant continuing as the surviving corporation of the Merger and becoming a wholly owned subsidiary of UNICOM upon consummation of the Merger. A copy of the Merger Agreement (to which the Agreement of Merger is an exhibit) is attached as Annex A to the accompanying proxy statement.

2.    To consider and vote on a proposal to approve, on a non-binding advisory basis, certain “golden parachute” compensation that may be paid to or become payable to Versant’s named executive officers in connection with the Merger.

3.    To consider and vote on a proposal to adjourn the special meeting if the Company determines that adjournment is necessary or appropriate (e.g., to solicit additional proxies if there are not sufficient votes at the time of the special meeting to establish a quorum or to approve the principal terms of the Merger Agreement and the Merger or to comply with applicable law or order or a request from the Securities and Exchange Commission (which we refer to as the “SEC”) or its staff).

RECORD DATE:
The board of directors of the Company has fixed the close of business on ___________, 2012 as the record date for the purpose of determining the shareholders who are entitled to notice of, and to vote at, the special meeting. Only shareholders of record at the close of business on such date are entitled to notice of, and to vote at, the special meeting and at any adjournment thereof. All shareholders of record are cordially invited to attend the special meeting in person.

PROXY VOTING:
Your vote is very important, regardless of the number of shares of common stock of the Company you own. The Merger cannot be completed unless the principal terms of the Merger Agreement and the Merger are approved by the affirmative vote of holders of a majority of the outstanding shares of our common stock entitled to vote thereon. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope prior to the special meeting to ensure that your shares of common stock of the Company will be represented at the special meeting if you are unable to attend. If you do not attend the special meeting and you fail to timely return your proxy card then your shares of common stock of the Company will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” approval of the principal terms of the Merger Agreement and the Merger.

PROXY VOTING: (continued)
If you are a shareholder of record, voting in person at the special meeting will revoke any proxy you previously submitted. If you hold your shares of common stock of the Company through a bank, brokerage firm or other nominee, you should follow the procedures provided by your banker, brokerage firm or other nominees in order to vote.

RECOMMENDATION:
After careful consideration, the board of directors of the Company has unanimously (i) approved the Merger Agreement, the Agreement of Merger, the Merger, and the other transactions contemplated by the Merger Agreement, and (ii) determined that the Merger and the other transactions contemplated by the Merger Agreement and the Agreement of Merger, taken together, are at a price and on terms that are fair to, advisable and in the best interests of the Company and its shareholders. The Company’s board of directors made its determination after consultation with its independent legal and financial advisors and after consideration of a number of factors. The board of directors of the Company recommends that you vote “FOR” the proposal to approve the principal terms of the Merger Agreement and the Merger, “FOR” the proposal to approve, on a nonbinding advisory basis, the “golden parachute” compensation that may be paid or become payable to the Company’s named executive officers in connection with the consummation of the Merger, and “FOR” the proposal to approve the adjournment of the special meeting, if the Company determines that adjournment of the special meeting is necessary or appropriate.

ATTENDANCE:
Only shareholders of record or their duly authorized proxies have the right to attend the special meeting. To gain admittance, you must present valid picture identification, such as a driver’s license or passport. If your shares of common stock of the Company are held through a bank, brokerage firm or other nominee, please bring to the special meeting a copy of your brokerage statement evidencing your beneficial ownership of common stock of the Company and valid photo identification. If you are the representative of a corporate or institutional shareholder, you must present valid photo identification along with proof that you are the representative of such shareholder. Please note that cameras, recording devices and other electronic devices will not be permitted at the special meeting.

DISSENTING SHAREHOLDER RIGHTS:
Shareholders of the Company who affirmatively vote against approval of the principal terms of the Merger Agreement, the Agreement or Merger and the Merger will have the right to demand that the Company purchase the shares of common stock of the Company owned by them at their fair market value if (i) the Company or its transfer agent receives such written demand by no later than the date of the special meeting (and such written demands for payment are filed by shareholders holding in the aggregate at least five percent of the Company’s outstanding shares) and (ii) the dissenting shareholder complies with all the other requirements for exercise of dissenting shareholder rights under Chapter 13 of the California General Corporation Law, which are summarized and reproduced in their entirety in the accompanying proxy statement.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE. IF YOU ATTEND THE SPECIAL MEETING AND VOTE IN PERSON, YOUR VOTE BY BALLOT WILL REVOKE ANY PROXY YOU PREVIOUSLY SUBMITTED.

By Order of the Board of Directors,

Bernhard Woebker
Chief Executive Officer and President
_______________
Redwood City, California

TABLE OF CONTENTS
PROXY STATEMENT

i

TABLE OF CONTENTS
PROXY STATEMENT
(continued)

ii

TOC

This proxy statement and a proxy card are first being mailed on or about _______________ to shareholders who owned shares of the Company’s common stock as of the close of business on _______________.

SUMMARY TERM SHEET

The following summary term sheet highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. We sometimes make reference to Versant Corporation and its subsidiaries in this proxy statement by using the terms “Versant,” the “Company,” “we,” “our” or “us.” In addition, we refer to UNICOM Systems, Inc. as ““UNICOM”, and UNICOM Sub Four, Inc. as “Merger Sub.” We refer to the Agreement and Plan of Merger, dated as of September 28, 2012, by and among UNICOM, Merger Sub and the Company, as it may be amended, as the “Merger Agreement” and the proposed merger of the Merger Sub with and into the Company pursuant to the Merger Agreement, as the “Merger”.

Parties to the Merger	(Page	22)

•
Versant Corporation, a California corporation headquartered in Redwood City, California, is an industry leader in building specialized NoSQL data management systems to enable real-time enterprise. Versant’s common stock currently trades on the Nasdaq Capital Market (Symbol: VSNT).

•
UNICOM Systems, Inc., or “UNICOM”, a privately held California corporation, is a division of the UNICOM group of companies, is a global leader in providing innovative software and solutions for the enterprise computing community.

•
UNICOM Sub Four, Inc., or “Merger Sub” a California corporation that is a wholly-owned subsidiary of UNICOM, was formed by UNICOM in anticipation of the Merger and has conducted no business to date. Upon completion of the Merger, Merger Sub will cease to exist.

The Special Meeting and Voting	(Page	19)

Time and Place of the Special Meeting	(Page	19)

The special meeting will be held on _______________, starting at 10:00 a.m., at the Company’s offices at 255 Shoreline Drive, Suite 450, Redwood City, California 94065.

Purpose of the Special Meeting	(Page	19)

The purpose of the special meeting is for our shareholders to consider and vote on:

•
a proposal to approve the principal terms of the Merger Agreement (including the Agreement of Merger in substantially the form attached as an exhibit thereto and as Annex B to this proxy statement, that is to be filed with the California Secretary of State to effect the Merger, which we refer to as the “Agreement of Merger”) and the Merger;

•
a non-binding, advisory proposal to approve certain “golden parachute” compensation that may be paid or become payable to the Company’s named executive officers in connection with the consummation of the Merger; and

•	a proposal to approve any adjournment of the special meeting that the Company determines to be necessary or appropriate.

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Recommendations of the Board of Directors	(Page	36)

The board of directors recommends that you vote “FOR” the proposal to approve the principal terms of the Merger Agreement and the Merger, “FOR” the approval, on a nonbinding, advisory basis, of the proposal to approve certain “golden parachute” compensation that may be paid or become payable to the Company’s named executive officers in connection with the consummation of the Merger, and “FOR” the proposal to approve the adjournment of the special meeting, if the Company determines that adjournment is necessary or appropriate.

Record Date	(Page	19)

You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of our common stock at the close of business on _______________, which the Company has set as the record date for the special meeting and which we refer to as the “record date”. You will have one vote for each share of common stock that you owned on the record date. As of the record date, there were _______________ shares of our common stock outstanding and entitled to vote at the special meeting.

Quorum	(Page	19)

A majority of the shares of our common stock outstanding at the close of business on the record date and entitled to vote, represented in person or by proxy at the special meeting, constitutes a quorum for the purposes of the special meeting. Abstentions and broker non-votes will be counted as shares present at the special meeting for the purpose of determining whether a quorum is present at the special meeting.

Votes Required for Approval of Proposals	(Page	19)

•
Approval of the proposal to approve the principal terms of the Merger Agreement and the Merger (which we call the “Merger Proposal”) requires the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote thereon. Brokers, banks and other nominees do not have discretionary authority to vote on the Merger Proposal. For the Merger Proposal, you may vote FOR, AGAINST or ABSTAIN. A failure to vote, an abstention and a broker non-vote (as defined below under the caption “Proxies; Broker Non-Votes and Revocation”) will have the same effect on the Merger Proposal as a vote against the Merger Proposal.

•
Approval of the non-binding, advisory proposal to approve “golden parachute” compensation that may be paid or become payable to the Company’s named executive officers in connection with the consummation of the Merger which we call the “Golden Parachute Compensation Proposal”) requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or represented by proxy and entitled to vote at the special meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum). The vote on the Golden Parachute Compensation Proposal is advisory, and therefore is not binding on the Company or on UNICOM, or on the Company’s board of directors or the compensation committees of the Company’s board of directors. For the Golden Parachute Compensation Proposal, you may vote FOR, AGAINST or ABSTAIN. Brokers, banks and other nominees do not have discretionary authority to vote on the Golden Parachute Compensation Proposal. A failure to vote, an abstention and a broker non-vote could each have the effect of a vote against the Golden Parachute Compensation Proposal by preventing us from obtaining the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the special meeting in favor of the Golden Parachute Compensation Proposal or by preventing the affirmative votes in favor of the Golden Parachute Compensation Proposal from constituting a majority of the required quorum.

•
Approval of the proposal to approve adjournment of the special meeting, if the Company determines that adjournment is necessary or appropriate (which we call the “Adjournment Proposal”), requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock represented either in person or by proxy and entitled to vote at the meeting and can be approved even if a quorum of our shareholders is not present at the special meeting. We will only adjourn the special meeting if the Adjournment Proposal is approved by the affirmative vote of the holders of a majority of the voting power of the shares of the Company’s common stock entitled to vote and present at the special meeting and if we determine such adjournment is necessary or appropriate. For the Adjournment Proposal you may vote FOR, AGAINST or ABSTAIN. A failure to vote or an abstention could have the effect of a vote against the Adjournment Proposal by preventing us from obtaining an affirmative vote of a

TOC

majority of the shares present in person or represented by proxy and entitled to vote at the special meeting in favor of the Adjournment Proposal. Any adjournment of the special meeting will allow Versant shareholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting, as adjourned.

Use of Proxies; Voting; Broker Non-Votes	(Page	20)

Any shareholder of record entitled to vote at the special meeting may authorize a proxy by returning the enclosed proxy card by mail, or may vote in person by appearing at the special meeting.

If your shares of the Company’s common stock are held in “street name,” you will receive instructions from your bank, broker or other nominee who is the holder of record of the shares that you must follow in order to have your shares voted. In that case, you should instruct your bank, broker or nominee on how to vote your shares of the Company’s common stock using the instructions provided by your bank, broker or nominee.

If you fail to submit a proxy or vote in person at the special meeting, or do not provide your broker with instructions, as applicable, then your shares of Company common stock will not be voted.

If you do submit a proxy, then your shares will be voted at the special meeting as you indicate on your proxy. If you sign your proxy card without indicating your vote on any proposal to be voted on at the special meeting, then your shares will be voted “FOR” approval of the Merger Proposal, “FOR” approval, on a nonbinding, advisory basis, of the Golden Parachute Compensation Proposal, and “FOR” approval of the Adjournment Proposal, if the Company determines that adjournment is necessary or appropriate. If you sign your proxy card without indicating your vote on any particular proposal to be voted on at the special meeting but do indicate your vote on the proxy card as to one or more of the other proposals, then (i) your shares will be voted in accordance with your vote only as indicated on your proxy card and only for each proposal as to which you indicated your vote and (ii) your shares will be voted “FOR” any proposal as to which you did not indicate your vote and in accordance with the recommendations of our board of directors on any other matters properly brought before the special meeting for a vote.

If your shares of the Company’s common stock are held in “street name” and your bank, broker or other nominee who is the holder of record of your shares cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because it chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote.” Brokers do not have discretionary voting authority to vote on the proposal (i) to approve the principal terms of the Merger Agreement and the Merger, pursuant to proposal number 1 or (ii) to approve, on a nonbinding, advisory basis, the “golden parachute” compensation that may be paid or become payable to the Company’s named executive officers in connection with the consummation of the Merger pursuant to proposal number 2.

Effects of Failures to Vote, Abstentions and Broker Non-Votes	(Page	20)

A failure to vote, an abstention or a broker non-vote (as defined below):

•
will have the same effect as a vote against the Merger Proposal (but will not constitute an affirmative vote against the Merger Proposal that is required as a precondition to the exercise of dissenting shareholder rights);

•
could have the effect of a vote against the Golden Parachute Compensation Proposal by preventing us from obtaining the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the special meeting in favor of the Golden Parachute Compensation Proposal or by preventing the affirmative votes in favor of the Golden Parachute Compensation Proposal from constituting a majority of the required quorum; and

•
could have the effect of a vote against the Adjournment Proposal by preventing us from obtaining an affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the special meeting in favor of the Adjournment Proposal.

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Revoking a Proxy	(Page	20)

You have the right to revoke a proxy and change your vote at any time before the polls close at the special meeting. You may do this by:

•	sending timely written notice of revocation to Jerry Wong, Secretary, at Versant Corporation, 255 Shoreline Drive, Suite 450, Redwood City, California 94065;

•	signing, and returning to us in a timely manner before the special meeting, another proxy card with a later date, (only your latest vote will be counted);

•
voting in person at the special meeting - but please note that attending the special meeting in person will not, in and of itself, revoke a previously submitted proxy unless you specifically request revocation; or

•	if you have instructed a bank, broker or other nominee to vote your shares, by following the directions received from your broker, bank or other nominee to change or revoke those instructions.

•	Any adjournment of the special meeting will allow Versant shareholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting, as adjourned.

The Merger	(Page	22)

Structure of the Merger

The Merger Agreement provides for the Merger, in which Merger Sub will merge with and into the Company in a statutory merger under California law and the Company will be the surviving corporation of the Merger and become a wholly owned subsidiary of UNICOM.

What you will receive in the Merger

If the Merger is consummated, the Merger Agreement provides that each share of the Company’s common stock that is outstanding immediately before the Merger becomes effective (except for shares held by UNICOM, Merger Sub, the Company or any wholly owned subsidiary of the Company or of UNICOM, and except for shares held by shareholders who are eligible to, and take all steps necessary to, exercise dissenting shareholder rights under Chapter 13 of the California General Corporation Law) will be converted into the right to receive $11.50 in cash, without interest and less any applicable withholding tax, which amount we refer to in this proxy statement as the “merger consideration.” As a result of the Merger, Versant will cease to be a publicly traded company. If the Merger occurs, then you will not own any shares of the surviving corporation of the Merger.

Reasons for the Merger	(Page	36)

After careful consideration of the various factors described in “The Merger—Reasons for the Merger; Recommendation of the Board of Directors” beginning on page 36, the board of directors of the Company, at a meeting held on September 28, 2012, unanimously (i) approved the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement, and (ii) determined that the Merger and the other transactions contemplated by the Merger Agreement, taken together, are at a price and on terms that are fair to, advisable and in the best interests of the Company and its shareholders. The board of directors of the Company recommends that you vote “FOR” the proposal to approve the principal terms of the Merger Agreement and the Merger.

In considering the recommendation of the board of directors with respect to the proposal to approve the principal terms of the Merger Agreement and the Merger, you should be aware that our directors and executive officers have interests in the Merger that are different from, or in addition to, yours. The board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the shareholders approve the proposal to approve the principal terms of the Merger Agreement and the Merger. See “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 46.

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Opinion of the Company’s Financial Advisor	(Page	40)

On September 28, 2012, RBC Capital Markets, LLC, which we refer to as “RBC”, rendered its written opinion to our board of directors that, as of that date and subject to the assumptions, qualifications and limitations set forth in its opinion, the per share price of $11.50 in cash, without interest, for each share of our common stock specified in the Merger Agreement was fair, from a financial point of view, to our shareholders. The full text of RBC’s written opinion dated September 28, 2012 is attached to this proxy statement as Annex C. We urge you to read RBC’s opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken by RBC. RBC’s opinion was addressed to our board of directors and does not constitute a recommendation to our shareholders as to how you should vote with respect to the Merger.

Interests of the Company’s Directors and Executive Officers in the Merger	(Page	46)

In considering the recommendation of the board of directors with respect to the Merger Agreement, you should be aware that the Company’s directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of our shareholders generally. The board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the principal terms of the Merger Agreement and the Merger, and in recommending that the principal terms of the Merger Agreement and the Merger be approved by the shareholders of the Company. See “The Merger – Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 46.

Material U.S. Federal Income Tax Consequences	(Page	51)

The following is a summary of the material U.S. federal income tax consequences of the Merger to U.S. persons (as defined below) whose shares of the Company’s common stock are converted into the right to receive cash in the Merger. This discussion is based on provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”, Treasury Regulations thereunder and administrative rulings and court decisions, each as in effect as of the date of this proxy statement and all of which are subject to change or differing interpretations. Any such change, which may or may not be retroactive, or differing interpretation could alter the tax consequences to the holders of Company common stock as described herein. This summary does not purport to consider all aspects of U.S. federal income taxation that might be relevant to our shareholders.

The exchange of shares of the Company’s common stock for cash in the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a shareholder whose shares of the Company’s common stock are converted into the right to receive cash in the Merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received with respect to such shares and the shareholder’s adjusted tax basis in such shares. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction). Such gain or loss will be long-term capital gain or loss provided that a shareholder’s holding period for such shares is more than twelve months at the time of the consummation of the Merger. Long-term capital gains of individuals are eligible for reduced rates of taxation. For individuals, the maximum federal capital gains rate on long-term capital gain is currently 15%, and the maximum federal rate applicable to capital gain that is not long-term capital gain is 35%. For corporate shareholders capital losses can be deducted only to the extent of capital gains and, for individual shareholders, capital losses are similarly deductible to the extent of capital gains, but may be further deductible up to a maximum of $3,000 in any one taxable year. Carryovers of unused capital losses to other taxable years may be permitted in certain circumstances. See “The Merger— Material U.S. Federal Income Tax Consequences” beginning on page 51 for more information.

Under specified circumstances, holders of Company common stock may be entitled to exercise dissenting shareholder appraisal rights in connection with the Merger. If a holder of Company common stock receives cash pursuant to the exercise of dissenting shareholder rights, such holder generally will recognize gain or loss, measured by the difference between the cash received and such holder’s tax basis in such Company capital stock. Holders of Company capital stock who exercise dissenting shareholder appraisal rights are urged to consult their own tax advisors. Interest, if any, awarded in a proceeding by a court would be included in such dissenting shareholders’ income as ordinary income. Backup withholding (currently at a rate of 28%) of tax may apply to cash payments to which a non-corporate shareholder is entitled under the Merger Agreement, unless the shareholder or other payee provides a taxpayer identification number, certifies that such number is correct, and otherwise complies with the backup withholding rules. Each of our shareholders should complete and sign the Substitute Form W-9 included as part of the letter of transmittal (if the shareholder is a United States resident or domestic entity) or Form W-8IMY, Form W-8BEN or other Form W-8 (if the shareholder is a nonresident alien individual or foreign entity) and return it to the paying agent, in order to provide the information and certification necessary to avoid backup withholding, unless an exemption applies and is established in

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a manner satisfactory to the paying agent. See “The Merger— Material U.S. Federal Income Tax Consequences” beginning on page 51 for more information.

The U.S. federal income tax consequences described above and in “The Merger— Material U.S. Federal Income Tax Consequences” beginning on page 51 are not intended to constitute a complete description of all tax consequences relating to the Merger. Because individual circumstances may differ, each shareholder should consult the shareholder’s tax advisor regarding the applicability of the rules discussed above to the shareholder and the particular tax effects to the shareholder of the Merger in light of such shareholder’s particular circumstances, the application of state, local and foreign tax laws, and, if applicable, the tax consequences of the receipt of cash in connection with the cancellation of stock options or restricted stock units for shares of the Company’s common stock, including the transactions described in this proxy statement relating to our other equity compensation and benefit plans.

Regulatory Matters	(Page	53)

Under the terms of the Merger Agreement, each of the Company, UNICOM and Merger Sub have agreed to use their commercially reasonable efforts to make promptly any required submissions, if any, under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (which we refer to as the “HSR Act”), and any other antitrust law which the Company or UNICOM reasonably determines should be made, if any, in each case with respect to the Merger and the transactions contemplated thereby. The Company does not believe that any submissions under the HSR Act will be required.

Delisting and Deregistration of the Company’s Common Stock	(Page	53)

If the Merger is completed, our common stock will be delisted from The NASDAQ Capital Market and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and no longer be publicly traded. As such, we would no longer file periodic reports with the SEC on account of our common stock.

The Merger Agreement	(Page	53)

Merger Consideration	(Page	54)

At the effective time of the Merger, each share of our common stock issued and outstanding immediately prior to the effective time of the Merger (except for shares held by UNICOM, Merger Sub, the Company or any wholly owned subsidiary of the Company or of UNICOM, and except for shares held by shareholders who are eligible to, and take all steps necessary to, exercise dissenting shareholder rights under Chapter 13 of the California General Corporation Law) will convert into the right to receive the per share merger consideration of $11.50 in cash, without interest, less any applicable withholding taxes.

Treatment of Stock Options, Restricted Stock and Employee Stock Purchase Plan	(Page	54)

Stock Options. At the effective time of the Merger: (i) each Versant stock option that is outstanding, unexercised and vested immediately prior to the effective time of the Merger and has an exercise price less than $11.50 per share will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the amount (if any) by which $11.50 per share exceeds the exercise price of such stock option, multiplied by the number of shares as to which such stock option is then vested and exercisable; (ii) each Versant stock option that is outstanding and unexercised as of immediately prior to the effective time of the Merger that has a per share exercise price greater than or equal to $11.50 per share (whether or not such stock option is vested) will be cancelled as of the effective time of the Merger without any consideration payable in respect of such stock option; and (iii) each Versant stock option that is not vested as of immediately prior to the effective time of the Merger (whether or not its per share exercise price is less than, more than or equal to $11.50 per share) will terminate effective upon the effective time of the Merger without any consideration being payable in respect of such option. The cash payments made in connection with the Merger with respect to vested Versant stock options will be subject to reduction to reflect any amounts required to be deducted and withheld from such payments under applicable tax and other laws.

Restricted Stock Units. At the effective time of the Merger, each Versant restricted stock unit (which we refer to as a “RSU”) that is outstanding and vested as of immediately prior to the effective time of the Merger will be cancelled and converted into the right to receive an amount in cash, without interest, equal to $11.50 multiplied by the number of shares of common stock as to which such RSU is vested as of immediately prior to the effective time of the Merger. Any Versant RSU that is outstanding

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and unvested as of immediately prior to the effective time of the Merger will, upon effectiveness of the Merger, be cancelled without payment of any consideration for such RSU. The cash payments made in connection with the Merger with respect to vested RSUs will be subject to reduction to reflect any amounts required to be deducted and withheld from such payments under applicable tax and other laws.

Employee Stock Purchase Plan. The final offering period under our 2005 Employee Stock Purchase Plan, as amended (which we refer to as the “ESPP”), will be completed not later than one (1) business day prior to the closing of the Merger and the ESPP will terminate no later than that date.

Solicitation	(Page	60)

During the time period beginning on September 28, 2012 and continuing until 11:59 P.M. New York City time on October 29, 2012 (such time and date the “Go-Shop Expiration Date”), Versant and its subsidiaries were entitled to, directly or indirectly through any of their representatives:

•
solicit, initiate, resume, continue or encourage, whether publicly or otherwise, any acquisition inquiry or acquisition proposal, including by way of providing non-public information relating to the Company; provided that Versant will only permit non-public information to be provided pursuant to a signed confidentiality agreement not materially less restrictive than the Nondisclosure and Standstill Agreement executed by the Company with UNICOM or (as to third parties with whom the Company or its representatives had communications before September 28, 2012 that constituted or may reasonably be expected to lead to an acquisition proposal, any confidentiality agreement entered into before September 28, 2012 with such party) and provided further, that Versant makes available to UNICOM any non-public information relating to the Company that Versant provides to any third party pursuant to this provision that was not previously provided to or made available by Versant to UNICOM; and

•
engage in and maintain discussions or negotiations, including resuming or continuing discussions or negotiations with any party with whom Versant or its representatives had communications with at any time prior to September 28, 2012, with respect to any inquiry, proposal or offer that constitutes or may reasonably be expected to lead to an acquisition proposal, or otherwise cooperate with, assist or participate in or facilitate any such inquiries, proposals, offers, discussions or negotiations or the making of any acquisition proposal.

No Solicitation	(Page	60)

Except as may relate to any qualified go-shop bidder (as defined below), we have agreed that, after the Go-Shop Expiration Date until the earlier of the consummation of the Merger or the valid termination of the Merger Agreement we will not, we shall cause our subsidiaries not to, and we shall instruct our representatives not to, directly or indirectly:

•	solicit, initiate, knowingly encourage, induce or facilitate the submission or announcement of any acquisition inquiry or acquisition proposal;

•	furnish or make available any non-public information regarding the Company to any person in connection with or in response to an acquisition inquiry or acquisition proposal;

•	engage in discussions or negotiations with any person with respect to any acquisition inquiry or acquisition proposal;

•	approve, endorse or recommend any acquisition proposal; or

•	enter into any letter of intent or similar document or contract contemplating or otherwise relating to any acquisition transaction.

However, notwithstanding the foregoing restrictions, the Company is not prohibited from (i) furnishing or making available non-public information about the Company to, (ii) entering into discussions and negotiations with, or (iii) amending, waiving, or releasing restrictions contained in any standstill or similar agreement applicable to, any party in response to an acquisition inquiry or acquisition proposal that constitutes, or could reasonably be expected to lead to, a superior offer if: (a) our board of directors concludes in good faith, after having consulted with its financial advisor and outside legal counsel, that the failure to do so would be inconsistent with its fiduciary obligations to our shareholders under applicable law, (b) at least two (2) business days before we first furnish or make available any such non-public information regarding the Company to, or entering

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into discussions or negotiations with, or taking such actions with respect to a standstill or similar agreement regarding, such party, subject to the Company’s obligations pursuant to any existing confidentiality or non-disclosure agreement, the Company gives UNICOM written notice of the identity of such party and of the Company’s intention to furnish or make available non-public information to, and enter into discussions or negotiations with, such party, and the Company receives from such party an executed confidentiality agreement not materially less restrictive than the Company’s confidentiality agreement with UNICOM; and (c) prior to furnishing or making available any such non-public information to such party, the Company furnishes or makes available to UNICOM any of such non-public information we have not previously furnished or made available to UNICOM.

In addition, after the Go-Shop Expiration Date we must promptly (and within no later than 48 hours after receipt of an acquisition inquiry or acquisition proposal) advise UNICOM of such acquisition inquiry or proposal, the identity of the person making or submitting the acquisition inquiry or proposal and its material terms, and keep UNICOM reasonably informed with respect to the status, material terms of and material modifications to, any such acquisition inquiry or proposal.

In addition, at any time prior to the approval of the Merger Agreement by our shareholders, our board of directors is permitted to withdraw, the board’s recommendation that our shareholders vote to approve the principal terms of the Merger Agreement (the “Merger Recommendation”) or modify the Merger Recommendation in a manner adverse to UNICOM, if (i) our board of directors determines in good faith, after consulting with its financial advisor and outside legal counsel, either that (a) the Company has received a superior offer that has not been withdrawn or (b) that the board’s failure to withdraw or modify the Merger Recommendation would be inconsistent with the board’s fiduciary duties to the Company’s shareholders, and (ii) we provide UNICOM notice before any meeting of our board of directors at which the board will consider the possibility of withdrawing or so adversely modifying the Merger Recommendation.

As used above:

An “acquisition inquiry” means any inquiry of or communication to the Company (other than by UNICOM or any of its affiliates or representatives) concerning an acquisition transaction, which is not an acquisition proposal.

An “acquisition proposal” means any offer or proposal (other than an offer or proposal made or submitted by UNICOM or any of its affiliates or representatives) contemplating or otherwise relating to any acquisition transaction.

An “acquisition transaction” means, with respect to the Company, any of the following transactions (other than the Merger) (i) any acquisition or purchase from the Company by any person or group (as defined in the Exchange Act and the rules promulgated thereunder) of more than a 15% interest in the total outstanding voting securities of the Company or any tender offer or exchange offer that, if consummated, would result in any Person or group (as defined in the Exchange Act and the rules promulgated thereunder) beneficially owning securities representing 15% or more of the total outstanding voting power of the Company, or any merger, consolidation, business combination, share exchange or similar transaction involving the Company pursuant to which the Company’s shareholders immediately preceding such transaction hold securities representing less than 85% of the total outstanding voting power of the surviving or resulting entity of such transaction (or of the parent entity of such surviving or resulting entity); (ii) any sale, exchange, transfer, exclusive license, or disposition of any business or businesses or assets that constitute or account representing 15% or more of the aggregate fair market value of the consolidated assets of the Company and its subsidiaries taken as a whole; or (iii) any liquidation or dissolution of the Company.

A “qualified go-shop bidder” means a party from whom we or any of our representatives has received, after execution of the Merger Agreement and prior to the Go-Shop Expiration Date, an acquisition proposal that the Company’s board of directors determines in good faith, prior to the Go-Shop Expiration Date, and after consultation with outside legal counsel and the Company’s financial advisor, is, or could reasonably be expected to lead to, a superior offer (as defined below).

A “superior offer” means a bona fide written offer by a third party to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, all or substantially all of the assets of the Company or in excess of 50% of the outstanding voting securities of the Company and as a result of which the Company’s shareholders immediately preceding such transaction would cease to hold at least 50% of the equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent or subsidiary thereof, that is determined by the Company’s board of directors, in its good faith judgment, after consultation with its financial advisor and outside legal counsel, and after taking into account the likelihood and anticipated timing of consummation, to be more favorable from a financial point of view to the Company’s shareholders than the Merger.

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Conditions to the Merger	(Page	62)

Conditions to the Company’s Obligations. We will not be obligated to complete the Merger unless a number of conditions are satisfied or waived. These conditions include:

•	the approval of the principal terms of the Merger Agreement and the Merger by our shareholders;

•
the absence of any temporary restraining order, injunction or other order, writ, judgment, decree or ruling of a court of competent jurisdiction or other governmental entity which prevent the consummation of the Merger;

•
the representations and warranties of UNICOM and Merger Sub under the Merger Agreement being accurate as of the date of completion of the Merger (subject to the disclosures, exceptions and changes contemplated by the Merger Agreement) except where the failure of such representations and warranties to be accurate, individually or in the aggregate, would not have a material adverse affect on the ability of UNICOM’s ability to consummate the Merger (except that the representations and warranties of UNICOM and Merger Sub as to their authorization of the Merger Agreement, the sufficiency of their funds to pay the merger consideration or to make other payments in connection with the Merger Agreement and related transactions and related fees and expenses of the parties associated therewith, and their non-ownership of Versant stock or being a party to a voting or similar agreement regarding Versant stock must be accurate in all material respects as of the closing date of the Merger without any material adverse effect qualification); and

•
UNICOM’s and Merger Sub’s performance or compliance in all material respects with all covenants and obligations to be performed or complied with by UNICOM and Merger Sub on or prior to the date of completion of the Merger.

Conditions to UNICOM’s and Merger Sub’s Obligations. UNICOM and Merger Sub will not be obligated to complete the Merger unless a number of conditions are satisfied or waived. These conditions include:

•	the approval of the principal terms of the Merger Agreement and the Merger by our shareholders;

•
the absence of any temporary restraining order, injunction or other order, writ, judgment, decree or ruling of a court of competent jurisdiction or other governmental entity which prevent the consummation of the Merger;

•
our representations and warranties under the Merger Agreement being accurate as of the date of completion of the Merger (subject to the disclosures, exceptions and changes contemplated by the Merger Agreement) except where the failure of such representations and warranties to be accurate, individually or in the aggregate, would not have a material adverse affect on us (except that our representations and warranties as to certain and our authorization of the Merger Agreement, must be accurate in all material respects as of the closing date of the Merger without any material adverse effect qualification);

•
the absence of any material adverse effect on our business, financial condition or results of operations or our ability to consummate the Merger (subject to the provisos set forth in the Merger Agreement) since the September 28, 2012 date of the Merger Agreement that is continuing; and

•	Our performance or compliance in all material respects with all covenants and obligations to be performed or complied with by us on or prior to the date of completion of the Merger.

Termination of the Merger Agreement	(Page	62)

The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the completion of the Merger by action of the board of directors of the terminating party or parties and whether before or (except as otherwise noted below) after our shareholders have approved the Merger Agreement, as follows:

•	by mutual written consent of UNICOM and the Company;

•
by either UNICOM or the Company, if the Merger has not been consummated by March 31, 2013 (or any other date that UNICOM and the Company may agree upon in writing), except that a party cannot terminate if a failure to consummate the Merger by March 31, 2013 is principally caused by that party’s failure to perform any covenant or

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obligation under the Merger Agreement required to be performed by that party at or prior to the effective time of the Merger;

•
by either UNICOM or the Company, if a court of competent jurisdiction or other governmental body has issued a final and nonappealable order, or taken any other final and nonappealable action, having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger, provided that the party seeking to terminate has used its reasonable best efforts to challenge that order or other action;

•
by either UNICOM or the Company, if after completion of the special meeting (or any valid adjournment of the special meeting) our shareholders have taken a final vote on the Merger and do not approve the principal terms of the Merger Agreement and the Merger by the vote required;

•
by UNICOM (at any time prior to the approval of the principal terms of the Merger Agreement and the Merger by the Company’s shareholders) if (i) our board of directors has withdrawn or adversely modified its recommendation to our shareholders to approve the Merger, (ii) we fail to include in our proxy statement our board of directors’ recommendation that our shareholders approve the principal terms of the Merger Agreement and the Merger, (iii) our board of directors approves or publicly endorses an alternative acquisition proposal or (iv) we have entered into a binding definitive agreement accepting an acquisition proposal (other than as specified in the Merger Agreement);

•
by either party (if the party terminating the Merger Agreement is not in material breach of its representations, warranties, covenants or agreements under the Merger Agreement), if there is a breach by the other party of any of its representations, warranties, covenants or agreements contained in the Merger Agreement, or if any representation or warranty of the other party has become untrue, in either case such that certain conditions to the terminating party’s obligation to consummate the Mergers are not satisfied and the breach has not been cured in all material respects within 30 days after written notice thereof, or the breach cannot be cured; or

•
by the Company, if our board of directors authorizes the Company to enter into a binding definitive acquisition agreement concerning a transaction that constitutes a superior offer; provided that we notified UNICOM in writing that we intended to enter into such an agreement, and after that notice, UNICOM does not, within two business days after receipt of that notice, make a binding offer that our board of directors determines, in good faith after consultation with its financial advisor and outside counsel, is at least as favorable to our shareholders as the superior offer (a termination of the Merger Agreement by the Company as provided in this bulleted paragraph is sometimes referred to by us as a “Superior Offer Termination”).

Termination Fees	(Page	63)

The Company will be required to pay UNICOM a termination fee of $750,000 if the Merger Agreement is terminated by the Company to accept a superior offer from a qualified go shop bidder.

The Company will be required to pay UNICOM a termination fee of $1.5 million if the Merger Agreement is terminated under the following conditions:

•
by UNICOM, at any time prior to the required approval of the principal terms of the Merger Agreement and the Merger by our shareholders if (i) our board of directors has withdrawn or adversely modified its recommendation to our shareholders to approve the Merger, (ii) we fail to include in our proxy statement our board of directors’ recommendation that our shareholders approve the principal terms of the Merger Agreement and the Merger, (iii) our board of directors approves or publicly endorses an alternative acquisition proposal, or (iv) we have entered into a binding definitive agreement accepting an alternative acquisition proposal (other than as specified in the Merger Agreement);

•
by UNICOM or the Company, if at the time of our special meeting to approve the principal terms of the Merger Agreement and the Merger an acquisition proposal (with such term being modified for these purposes by replacing each reference to 15% and 85% in the definition of the term “acquisition transaction” with 50%) had been publicly announced by the Company and not withdrawn, and within 9 months following such termination, the Company consummates an acquisition transaction (with such term being modified for these purposes by replacing each reference to 15% and 85% in the definition of the term acquisition transaction with 50%) with the person who had previously made the acquisition proposal; or

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•	by the Company, if the Company terminates the Merger Agreement pursuant to a Superior Offer Termination.

UNICOM will be required to pay us a termination fee of $1.0 million if we terminate the Merger Agreement because (i) the Merger has not been consummated by March 31, 2013 (or a different date that UNICOM and we have agreed to in writing) and each of the conditions to UNICOM’s obligations under the Merger Agreement have been satisfied, or (ii) either UNICOM or Merger Sub breached any of its representations, warranties, covenants or agreements contained in the Merger Agreement, or if any representation or warranty of UNICOM or Merger Sub has become untrue, in either case such that certain conditions to the Company’s obligation to consummate the Merger are not satisfied and UNICOM and Merger Sub did not cure the breach within 30 days of receipt of written notice, and we were not in material breach of our representations, warranties or covenants.

Reimbursement of Expenses	(Page	53)

All fees and expenses incurred in connection with the Merger Agreement will be paid by the party or parties incurring the expenses whether or not the Merger is consummated; except in any action at law or suit in equity to enforce the Merger Agreement or the rights of any of the parties thereunder, the prevailing party in such action or suit is entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

Security Ownership of Certain Beneficial Owners and Management	(Page	66)

As of _______________, the record date, all of our directors and executive officers as a group hold and are entitled to vote, in the aggregate, _______________ shares of the Company’s common stock, representing ____________% of the outstanding Company’s common stock.

Current Market Price of the Company’s Common Stock	(Page	68)

Our common stock is listed on The NASDAQ Capital Market under the symbol “VSNT.” On September 28, 2012, the last trading day prior to the public announcement of the Merger, our common stock closed at a price of $9.85 per share. On _______________, the last trading day prior to the date of this proxy statement, our common stock closed at a price of $__________ per share.

Dissenting Shareholder Rights	(Page	68)

You may be entitled, under certain circumstances, to dissenting shareholder rights under California law with respect to the Merger, whereby dissenting shareholders may receive payment of the “fair market value” of their shares of Versant common stock in cash from the Company in lieu of receiving the merger consideration. In order to exercise such dissenting shareholder rights (i) you must own shares of the Company that were outstanding on the record date of the special meeting, (ii) you must affirmatively vote “AGAINST” the proposal to approve the principal terms of the Merger Agreement and the Merger, (iii) by no later than the date of the special meeting the Company or its transfer agent must have received your written demand for the purchase of your shares and payment to you in cash of the fair market value of the shares, and you must otherwise comply with the requirements of Chapter 13 of the California General Corporation Law, and (iv) shareholders holding in the aggregate at least five percent of the Company’s outstanding common stock must file such written demands for payment in exercise of their dissenting shareholder rights by no later than the date of the special meeting. Failure to take any of the steps required to exercise dissenting shareholder rights under, and in accordance with, Chapter 13 of the California General Corporation Law on a timely basis may result in the loss of those dissenting shareholder rights. For a more detailed discussion of dissenting shareholder rights under California law, see “Dissenting Shareholder Rights” beginning on page 68.

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QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following questions and answers address briefly some questions you may have regarding the proposed Merger and the special meeting. These questions and answers may not address all questions that may be important to you as a holder of shares of Versant’s common stock. For important additional information, please refer to the more detailed discussion contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement. We sometimes make reference to Versant Corporation and its subsidiaries in this proxy statement by using the terms “Versant,” the “Company,” “we,” “our” or “us.” In addition, we refer to UNICOM Systems, Inc. as “UNICOM”, and UNICOM Sub Four, Inc. as “Merger Sub.”

Q.	What is the proposed transaction and what effects will it have on the Company?

A.
The proposed transaction is the acquisition of the Company by UNICOM through a merger effected pursuant to the Agreement and Plan of Merger, dated as of September 28, 2012, by and among UNICOM, Merger Sub and the Company, as it may be amended from time to time, which we refer to as the “Merger Agreement”, and the Agreement of Merger in substantially the form attached as an exhibit to the Merger Agreement, which is to be filed with the California Secretary of State to effect the Merger (which we refer to as the “Agreement of Merger”). If the proposal to approve the principal terms of the Merger Agreement and the Merger is approved by a majority of our shareholders and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub will merge with and into the Company, with the Company being the surviving corporation of such merger. We refer to this transaction as the “Merger”. As a result of the Merger, the Company will become a wholly owned subsidiary of UNICOM and will no longer be a publicly held corporation, our common stock will be delisted from The NASDAQ Capital Market and deregistered under the Exchange Act, we will no longer file periodic reports with the SEC on account of the common stock, and you will no longer have any interest in our future earnings or growth.

Q.	What will I receive if the Merger is completed?

A.
Upon completion of the Merger, you will be entitled to receive the per share merger consideration of $11.50 in cash, without interest, less any applicable withholding taxes, for each share of the Company’s common stock that you own immediately prior to the time of consummation of the Merger, unless you have properly exercised and not withdrawn your dissenting shareholder rights under the California General Corporation Law with respect to such shares. For example, if you own 100 shares of Versant common stock and the Merger is consummated, you will receive $1,150 in cash in exchange for your 100 shares of common stock pursuant to the Merger, less any applicable withholding taxes. You will not own or acquire any shares of the capital stock in the surviving corporation or in UNICOM.

Q.	How does the per share merger consideration compare to the market price of the common stock prior to announcement of the Merger?

A.
The per share merger consideration represents a premium of approximately 17% to the closing share price of the common stock on September 28, 2012, the last trading day prior to the public announcement of the Merger Agreement.

Q.	How does the board of directors recommend that I vote?

A.
The Company’s board of directors unanimously recommends that you vote “FOR” the proposal to approve the principal terms of the Merger Agreement and the Merger. You should read “The Merger—Reasons for the Merger; Recommendation of the Board of Directors” beginning on page 36 for a discussion of the factors that our board of directors considered in deciding to recommend approval of the principal terms of the Merger Agreement and the Merger. Our board of directors also unanimously recommends that our shareholders vote “FOR” the approval, on a nonbinding, advisory basis, of the proposal to approve certain “golden parachute” compensation that may be paid or become payable to the Company’s named executive officers in connection with the consummation of the Merger, and “FOR” the proposal to approve the adjournment of the special meeting, if the Company determines adjournment of the special meeting to be necessary or appropriate.

Q.	When do you expect the Merger to be completed?

A.
Subject to the satisfaction or waiver of the conditions precedent contained in the Merger Agreement and compliance with the applicable requirements of the California General Corporation Law (including our shareholders’ approval of the Merger Agreement), the Merger will be completed when the Agreement of Merger in substantially the form attached to

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this proxy statement as Annex B is filed with the California Secretary of State. We currently expect that the filing of the Agreement of Merger and completion of the Merger will take place in our fiscal quarter ending January 31, 2013.

Q.	What happens if the Merger is not completed?

A.
If the shareholders of the Company do not approve the principal terms of the Merger Agreement and the Merger or if the Merger is not completed for any other reason, then the shareholders of the Company will not receive any payment for their shares of common stock in connection with the Merger. Instead, the Company will remain an independent public company and the common stock will continue to be listed and traded on The NASDAQ Capital Market. Under specified circumstances, the Company may be required to pay to or receive from UNICOM a cash fee with respect to the termination of the Merger Agreement as described under “The Merger Agreement—Termination Fees” beginning on page 63.

Q.	Is the Merger expected to be taxable to me?

A.
Yes. The exchange of shares of common stock for cash pursuant to the Merger generally will be a taxable transaction to U.S. holders (as defined in “The Merger—Material U.S. Federal Income Tax Consequences” beginning on page 51 for U.S. federal income tax purposes. If you are a U.S. holder and you exchange your shares of common stock in the Merger, you will generally recognize gain or loss in an amount equal to the difference, if any, between the cash payments made pursuant to the Merger and your adjusted tax basis in your shares of common stock. Backup withholding may also apply to the cash payments made pursuant to the Merger unless the U.S. holder or other payee provides a taxpayer identification number, certifies that such number is correct and otherwise complies with the backup withholding rules. You should read “The Merger—Material U.S. Federal Income Tax Consequences” beginning on page 51 for a more detailed discussion of the U.S. federal income tax consequences of the Merger. You should consult your tax advisor for a complete analysis of the effect of the Merger in your particular circumstances, including the effect of state and local and/or foreign taxes.

Q:	Do any of the Company’s directors or officers have interests in the Merger that may differ from or be in addition to my interests as a shareholder?

A:
Yes. In considering the recommendation of the board of directors with respect to the approval of the principal terms of the Merger Agreement and the Merger, you should be aware that certain of the Company’s directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of our shareholders generally. The board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement, and in recommending that the principal terms of the Merger Agreement and the Merger be approved by the shareholders of the Company. See “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 46.

Q.	Why am I receiving this proxy statement and proxy card or voting instruction form?

A.
You are receiving this proxy statement and proxy card or voting instruction form because you own shares of the Company’s common stock. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of common stock with respect to such matters.

Q.	When and where is the special meeting?

A.	The special meeting of shareholders of the Company will be held on _______________, starting at 10:00 a.m., at 255 Shoreline Drive, Suite 450, Redwood City, California 94065.

Q.	What am I being asked to vote on at the special meeting?

A.
You are being asked to consider and vote on (1) a proposal to approve the principal terms of the Merger Agreement and the Merger, (2) a proposal to approve, on an advisory (non-binding) basis, certain “golden parachute” compensation that may be paid or become payable to the Company’s named executive officers in connection with the consummation of the Merger, and (3) a proposal to approve the adjournment of the special meeting if the Company determines that adjournment is necessary or appropriate (e.g., to solicit additional proxies if there are not sufficient votes at the time of the special meeting to establish a quorum or approve the principal terms of the Merger Agreement and the Merger or to comply with applicable law or order or a request from the SEC or its staff).

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Q.	What vote is required for the Company’s shareholders to approve the principal terms of the Merger Agreement and the Merger?

A.    Approval of the principal terms of the Merger Agreement and the Merger requires the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote thereon. Because the affirmative vote required to approve the principal terms of the Merger Agreement and the Merger is based upon the total number of outstanding shares of our common stock, if you fail to submit a proxy or vote in person at the special meeting, or abstain, or you do not provide your broker with instructions, as applicable, this will have the same effect as a vote “AGAINST” the proposal to approve the principal terms of the Merger Agreement and the Merger (however, a failure to vote will not constitute a vote against the proposal to approve the principal terms of the Merger Agreement and the Merger that is required for purposes of your becoming eligible to exercise dissenting shareholder rights).

Q.
What vote of our shareholders is required to approve, on an advisory (non-binding) basis, certain “golden parachute” compensation that may be paid or become payable to the Company’s named executive officers in connection with the consummation of the Merger?

A.
Approval, on an advisory (non-binding) basis, of certain “golden parachute” compensation that may be paid or become payable to the Company’s named executive officers in connection with the consummation of the Merger, requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or represented by proxy and entitled to vote on the matter at the meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum). The vote on the Golden Parachute Compensation Proposal is an advisory vote and will not be binding on Versant or our board of directors or on the compensation committee of our board of directors. A failure to vote, an abstention and a broker non-vote on the Golden Parachute Compensation Proposal could each have the effect of a vote against this proposal by preventing us from obtaining the affirmative vote of a majority of the shares present in person or represented by proxy at the special meeting in favor of this proposal or by preventing the affirmative votes in favor of the Golden Parachute Compensation Proposal from constituting a majority of the required quorum.

Q.	What vote of our shareholders is required to approve the proposal to adjourn the special meeting, if the Company determines that adjournment is necessary or appropriate?

A.
Approval of the proposal to adjourn the special meeting, if the Company determines that adjournment is necessary or appropriate, requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or represented by proxy and entitled to vote on the matter at the meeting. Under California law and our bylaws, this vote does not require the presence of a quorum of our shareholders. A failure to vote or an abstention on the Adjournment Proposal could have the effect of a vote against the Adjournment Proposal by preventing us from obtaining an affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the special meeting in favor of the Adjournment Proposal.

Q.	Who can vote at the special meeting?

A.
All holders of record of our common stock as of the close of business on _______________, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting. Each holder of our common stock is entitled to cast one vote on each matter properly brought before the special meeting for each share of common stock that such holder owned as of the record date.

Q.	What is a quorum?

A.
A majority of the shares of common stock outstanding at the close of business on the record date and entitled to vote, which are represented in person or by proxy at the special meeting , constitutes a quorum for the purposes of the special meeting. Abstentions and broker non-votes are counted as shares present at the special meeting for the purpose of determining whether a quorum is present.

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Q.	How do I vote?

A.	If you are a shareholder of record, you may have your shares of common stock voted on matters presented at the special meeting in any of the following ways:

•	in person—you may attend the special meeting and cast your vote there;

•	by proxy—shareholders of record have a choice of voting by proxy by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope.

If you are a beneficial owner of our common stock, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee.

Q.	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A.
If your shares of common stock are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares of common stock, the “shareholder of record.” This proxy statement, and your proxy card, have been sent directly to you by the Company.

If your shares of common stock are held through a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares of common stock held in street name. In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of common stock, the shareholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares of common stock by following their instructions for voting.

Q.	If my shares of common stock are held in “street name” by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee vote my shares of common stock for me?

A.
Your bank, brokerage firm or other nominee will only be permitted to vote your shares of common stock of the Company if you instruct your bank, brokerage firm or other nominee how to vote. You should follow the procedures provided by your bank, brokerage firm or other nominee regarding the voting of your shares of common stock. If you do not instruct your bank, brokerage firm or other nominee to vote your shares of common stock with respect to any proposal to be considered at the special meeting, then your shares of common stock will not be voted and the effect will be the same as a vote “AGAINST” the proposal to approve the principal terms of the Merger Agreement and the Merger and may have the effect of preventing us from obtaining the required vote to approve the Golden Parachute Compensation Proposal and the Adjournment Proposal.

Q.	How can I change or revoke my vote?

A.
You have the right to revoke a proxy by mail, at any time before it is exercised, by voting again at a later date through any of the methods available to you, by giving written notice of revocation to our Secretary, which must be filed with our Secretary by the time the special meeting begins, or by attending the special meeting and voting in person.

Q.	What is a proxy?

A.
A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of stock is called a “proxy card.” Our board of directors has designated 2 of our officers, Bernhard Woebker, our Chief Executive Officer and President, and Jerry Wong, our Chief Financial Officer, Vice President, Finance and Secretary, and each of them, with full power of substitution, as proxies for the special meeting.

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Q.	If a shareholder gives a proxy, how are the shares of common stock voted?

A.
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares of common stock in the way that you indicate. When completing the proxy card, you may specify whether your shares of common stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on any proposal, then the shares represented by your properly signed proxy will be voted “FOR” the proposal to approve the principal terms of the Merger Agreement and the Merger, “FOR” the approval, on a nonbinding, advisory basis, of the proposal regarding “golden parachute” compensation that may be paid or become payable to the Company’s named executive officers in connection with the consummation of the Merger, and “FOR” the proposal to approve adjournment of the special meeting, if the Company determines adjournment to be necessary or appropriate.

Q.	Who will solicit and pay the cost of soliciting proxies for the special meeting?

A.
The Company has engaged AST Phoenix Advisors to assist in the solicitation of proxies for the special meeting and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements. The Company will indemnify AST Phoenix Advisors and its affiliates against certain claims, costs, damages, liabilities, judgments and expenses (including reasonable attorneys’ fees). The Company may also reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares of common stock for their expenses in forwarding soliciting materials to beneficial owners of the common stock and in obtaining voting instructions from those owners. They will not be paid any additional amounts for soliciting proxies. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person.

Q.	What do I do if I receive more than one proxy or set of voting instructions?

A.
If you hold shares of common stock in “street name” and also directly as a record holder or otherwise, you may receive more than one proxy and/or set of voting instructions relating to the special meeting. These should each be voted and/or returned separately in accordance with the instructions provided in this proxy statement in order to ensure that all of your shares of common stock are voted.

Q.	What happens if I sell my shares of common stock before the special meeting?

A.
The record date for shareholders entitled to vote at the special meeting is earlier than both the date of the special meeting and the date of the consummation of the Merger. If you transfer your shares of common stock after the record date but before the special meeting you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares.

Q.	What do I need to do now?

A.
Even if you plan to attend the special meeting, after carefully reading and considering the information contained in this proxy statement, please vote promptly to ensure that your shares are represented at the special meeting. If you hold your shares of common stock in your own name as the shareholder of record, please vote your shares of common stock by completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope. If you decide to attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.

Q.	Should I send in my stock certificates now?

A.
No. You will be sent a letter of transmittal promptly, after the completion of the Merger, describing how you may exchange your shares of common stock for the merger consideration. If your shares are held in “street name” by your bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your “street name” shares of common stock in exchange for the merger consideration. Please do NOT return your stock certificate(s) with your proxy.

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Q.	Am I entitled to exercise dissenting shareholder rights under the California General Corporation Law instead of receiving the merger consideration for my shares of common stock?

A.
Potentially yes. As a holder of common stock outstanding on the record date, you are entitled to exercise dissenting shareholder rights under the California General Corporation Law in connection with the Merger if (i) you affirmatively vote against the proposal to approve the principal terms of the Merger Agreement and the Merger, (ii) by no later than the date of the special meeting the Company or its transfer agent receive from you a written demand for the purchase of your shares and payment to you in cash of the fair market value of your shares, (iii) Company shareholders holding in the aggregate at least five percent of the Company’s outstanding common stock must file such written demands for payment in exercise of their dissenting shareholder rights by no later than the date of the special meeting and (iv) you must take certain other actions and meet certain conditions to the exercise their dissenting shareholder rights under, and in accordance with, Chapter 13 of the California General Corporation Law. See “Dissenting Shareholder Rights” beginning on page 68. If you desire to exercise dissenting shareholder rights and receive cash in the amount of the fair market value of your shares of common stock instead of the merger consideration, then (in addition to the other conditions described above) your shares must be affirmatively voted “AGAINST” the proposal to approve the principal terms of the Merger Agreement and the Merger. It will not be sufficient to abstain from voting or have your shares subject to a broker non-vote. If you return a signed proxy without voting instructions or with instructions to vote “FOR” the proposal to approve the principal terms of the Merger Agreement and the Merger, then your shares will be voted in favor of the approval of that proposal and you will lose your dissenting shareholder rights.

Q.	Who can help answer my other questions?

A.
If you have additional questions about the Merger and/or any of the other proposals to be considered and voted upon at the special meeting, need assistance in submitting your proxy or voting your shares of common stock, or need additional copies of the proxy statement or the enclosed proxy card, please call AST Phoenix Advisors, our proxy solicitor, toll-free at (877) 478-5038.

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CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us, contain statements that, in our opinion, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “contemplate,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “judgment,” “plan,” “potential,” “predict,” “project,” “projection,” “may,” “will,” “could,” “should,” “would,” and similar expressions identify these forward-looking statements, which appear in a number of places in this proxy statement (and the documents to which we refer you in this proxy statement) and include, but are not limited to, all statements relating directly or indirectly to the timing or likelihood of completing the Merger to which this proxy statement relates, plans for future growth and other business development activities as well as capital expenditures, financing sources, dividends and the effects of regulation and competition and all other statements regarding our intent, plans, beliefs or expectations or those of our directors or officers. Investors are cautioned that such forward-looking statements are not assurances for future performance or events and involve risks and uncertainties that could cause actual results and developments to differ materially from those covered in such forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including our most recent filings on Forms 10-Q and 10-K, factors and matters contained or incorporated by reference in this document, and the following factors:

•
the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, including a termination under circumstances that could require us to pay UNICOM a termination fee;

•	the inability to complete the Merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to consummation of the Merger, including required regulatory approval;

•	the failure of the Merger to close for any other reason;

•	the outcome of any legal proceeding that has been or may be instituted against us and others following the announcement of the Merger;

•	risks that the proposed Merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger;

•	diversion of our management’s attention from ongoing business concerns;

•	the effect of the announcement of the Merger on our customer relationships, operating results and our business generally; and

•	the amount of the costs, fees, expenses and charges incurred with respect to the Merger.

Consequently, all of the forward-looking statements we make in this proxy statement are qualified by the information contained or incorporated by reference herein, including, but not limited to, (a) the information contained under this heading and (b) the information contained under the headings “Risk Factors” and “Business” in our most recent filings on Forms 10-Q and 10-K. See “Where You Can Find More Information” beginning on page 72. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this proxy statement represent our views as of the date of this proxy statement, and it should not be assumed that the statements made herein remain accurate as of any future date. Moreover, we are under no obligation to publicly release any revision to any forward-looking statement contained or incorporated herein to reflect any future events or occurrences. You should carefully consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf.

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THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to our shareholders as part of the solicitation of proxies by our board of directors for use at the special meeting to be held on _______________, starting at 10:00 a.m., at 255 Shoreline Drive, Suite 450, Redwood City, California 94065, or at any adjournment thereof. The purpose of the special meeting is for our shareholders to consider and vote upon (i) a proposal to approve the principal terms of the Merger Agreement and the Merger, (ii) a proposal to approve, on a non-binding advisory basis, certain “golden parachute” compensation that may be paid or become payable to our named executive officers in connection with the consummation of the Merger, and (iii) a proposal to approve the adjournment of the special meeting, if the Company determines that adjournment is necessary or appropriate. Our shareholders must approve the principal terms of the Merger Agreement and the Merger in order for the Merger to occur. If we do not receive the requisite vote of our shareholders to approve the principal terms of the Merger Agreement and the Merger, the Merger will not occur. A copy of the Merger Agreement is attached to this proxy statement as Annex A. This proxy statement and the enclosed form of proxy are first being mailed to our shareholders on _______________.

Record Date and Quorum

We have fixed the close of business on _______________ as the record date for the special meeting, and only holders of record of the Company’s common stock on the record date are entitled to vote at the special meeting and any adjournments thereof. On the record date, there were _______________ shares of the Company’s common stock outstanding and entitled to vote. Each share of the Company’s common stock entitles its holder to one vote on all matters properly coming before the special meeting.

A majority of the number of shares of the Company’s common stock, outstanding and entitled to vote at the special meeting, represented in person or by proxy at the special meeting, shall constitute a quorum for the purpose of considering the proposals at the special meeting. Shares of the Company’s common stock represented at the special meeting in person or by proxy, but for which shareholders have abstained or which are subject to broker non-votes, will be treated as represented at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned to solicit additional proxies.

Vote Required for Approval

Approval of the principal terms of the Merger Agreement and the Merger requires the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote thereon. For the Merger Proposal, you may vote FOR, AGAINST or ABSTAIN. Brokers, banks and other nominees do not have discretionary authority to vote on the Merger Proposal. A failure to vote, an abstention and a broker non-vote (as defined below under the caption “Proxies; Broker Non-Votes and Revocation”) will have the same effect on the Merger Proposal as a vote against the Merger Proposal.
Approval of the non-binding, advisory proposal to approve “golden parachute” compensation that may be paid or become payable to the Company’s named executive officers in connection with the consummation of the Merger which we call the “Golden Parachute Compensation Proposal”) requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or represented by proxy and entitled to vote at the special meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum). The vote on the Golden Parachute Compensation Proposal is advisory, and therefore is not binding on the Company or on UNICOM, or on the Company’s board of directors or the compensation committee of the Company’s board of directors. For the Golden Parachute Compensation Proposal, you may vote FOR, AGAINST or ABSTAIN. Brokers, banks and other nominees do not have discretionary authority to vote on the Golden Parachute Compensation Proposal. A failure to vote, an abstention and a broker non-vote could each have the effect of a vote against the Golden Parachute Compensation Proposal by preventing us from obtaining the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the special meeting in favor of the Golden Parachute Compensation Proposal or by preventing the affirmative votes in favor of the Golden Parachute Compensation Proposal from constituting a majority of the required quorum.
Approval of the proposal to approve adjournment of the special meeting, if the Company determines that adjournment is necessary or appropriate (which we call the “Adjournment Proposal”), requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock represented either in person or by proxy and entitled to vote at the meeting and can be approved even if a quorum of our shareholders is not present at the special meeting. We will only adjourn the special meeting if the Adjournment Proposal is approved by the affirmative vote of the holders of a majority of the voting

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power of the shares of the Company’s common stock entitled to vote and present at the special meeting and if we determine such adjournment is necessary or appropriate. For the Adjournment Proposal you may vote FOR, AGAINST or ABSTAIN. A failure to vote or an abstention could have the effect of a vote against the Adjournment Proposal by preventing us from obtaining an affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the special meeting in favor of the Adjournment Proposal. Any adjournment of the special meeting will allow Versant shareholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting, as adjourned.
Voting, Proxies and Revocation

Any shareholder of record entitled to vote at the special meeting may authorize a proxy by returning the enclosed proxy card by mail, or may vote in person by appearing at the special meeting. If your shares of the Company’s common stock are held in “street name,” you should instruct your broker on how to vote your shares of the Company’s common stock using the instructions provided by your broker.
If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote.” Brokers do not have discretionary voting authority to vote on (i) the proposal to approve the principal terms of the Merger Agreement and the Merger, pursuant to proposal number 1 or (ii) the non-binding, advisory proposal regarding “golden parachute” compensation that may be paid or become payable to the Company’s named executive officers in connection with the consummation of the Merger, pursuant to proposal number 2. The effect of a broker non-vote with respect to the proposal to approve the principal terms of the Merger Agreement and the Merger, is the same as a vote “AGAINST” the proposal to approve the principal terms of the Merger Agreement and the Merger. A broker non-vote on the non-binding, advisory proposal regarding “golden parachute” compensation that may be paid or become payable to the Company’s named executive officers in connection with the consummation of the Merger pursuant to proposal number 2 could have the effect of a vote against the Golden Parachute Compensation Proposal by preventing us from obtaining the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the special meeting in favor of the Golden Parachute Compensation Proposal or by preventing the affirmative votes in favor of the Golden Parachute Compensation Proposal from constituting a majority of the required quorum.
If you submit a proxy, your shares will be voted at the special meeting as you indicate on the proxy. If you sign and return your proxy card without indicating your vote on any proposal, then your shares will be voted “FOR” the proposal to approve the principal terms of the Merger Agreement and the Merger, “FOR” the approval, on a nonbinding, advisory basis, of the proposal to approve certain “golden parachute” compensation that may be paid or become payable to the Company’s named executive officers in connection with the consummation of the Merger, and “FOR” the proposal to approve adjournment of the special meeting, if the Company determines that adjournment is necessary or appropriate, and in accordance with the recommendations of our board of directors on any other matters properly brought before the special meeting for a vote. If you sign and return your proxy card and indicate your vote on one or more proposals, but not all of the proposals, then your shares will be vote in accordance you’re your directions on the proposals on which you indicated your vote and will be voted “FOR” each proposal as to which you did not indicate your vote. If your shares of the Company’s common stock are held in “street name,” you will receive instructions from your bank, broker or other nominee that you must follow in order to have your shares voted.

Proxies received at any time before the special meeting, and not revoked or superseded before being voted, will be voted at the special meeting. You have the right to change or revoke your proxy at any time before the vote taken at the special meeting. You may do this by:

•	sending timely written notice to Jerry Wong, Secretary, at Versant Corporation, 255 Shoreline Drive, Suite 450, Redwood City, California 94065;

•	signing, and returning to us in a timely manner, another proxy card with a later date (only your latest vote will be counted);

•
voting in person at the special meeting – please note that attending the special meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request revocation; or

•	if you have instructed a broker, bank or other nominee to vote your shares, by following the directions received from your broker, bank or other nominee to change those instructions.

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Please do not send in your stock certificates with your proxy card. When the Merger is completed, a separate letter of transmittal will be mailed to you that will enable you to receive the merger consideration in exchange for your stock certificates.

Adjournments

Although it is not currently expected, the special meeting may be adjourned from time to time if the Company determines that doing so is necessary or appropriate (e.g., to solicit additional proxies if there are not sufficient votes at the time of the special meeting, to establish a quorum or to comply with applicable law or order or a request from the SEC or its staff). Any adjournment may be made without notice (if the adjournment is not for more than forty-five days after the date of the special meeting), other than by an announcement made at the special meeting of the time, date and place of the adjourned meeting. We will only adjourn the special meeting if the proposal to adjourn the special meeting is approved by the affirmative vote of the holders of a majority of the voting power of the shares of the Company’s common stock entitled to vote and present at the meeting (whether or not a quorum is present) and if we determine such adjournment is necessary or appropriate. Any signed proxies received by Versant in which no voting instructions are provided on such matter will be voted “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, pursuant to proposal number 3. A failure to vote or an abstention could have the effect of a vote against the proposal by preventing us from obtaining an affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the special meeting in favor of the proposal. Any adjournment of the special meeting will allow Versant shareholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned.

Solicitation of Proxies

This proxy solicitation is being made and paid for by Versant on behalf of its board of directors. In addition, we have engaged AST Phoenix Advisors to assist in the solicitation of proxies for the special meeting and provide related advice and informational support for a services fee and the reimbursement of customary disbursements that are not expected to exceed $10,000 in the aggregate. The Company will indemnify AST Phoenix Advisors and its affiliates against certain claims, costs, damages, liabilities, judgments and expenses (including reasonable attorneys’ fees). The Company may also reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares of common stock for their expenses in forwarding soliciting materials to beneficial owners of the common stock and in obtaining voting instructions from those owners. They will not be paid any additional amounts for soliciting proxies. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person.

Questions and Additional Information

In an effort to reduce printing costs and postage fees, Versant has adopted a practice approved by the SEC called “householding.” Under this practice, certain shareholders who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our proxy materials until such time as one or more of these shareholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Shareholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our proxy materials mailed to you, please send your request to Versant Corporation, Investor Relations, 255 Shoreline Drive, Suite 450, Redwood City, California 94065, or call us at 650-232-2400, and we will promptly send you what you have requested. You can also contact our Investor Relations department at the phone number above if you received multiple copies of our proxy materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call AST Phoenix Advisors toll-free at (877) 478-5038.

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Availability of Documents

The reports and opinions referenced in this proxy statement will be made available for inspection and copying by any interested holder of the Company’s common stock by written or telephonic request directed to Versant Corporation, Investor Relations, 255 Shoreline Drive, Suite 450, Redwood City, California 94065, telephone 650-232-2400 during the Company’s regular business hours or on the Investor Relations page of our corporate website at www.versant.com.

PARTIES TO THE MERGER

Versant Corporation

Versant Corporation (NASDAQ:VSNT) is an industry leader in building specialized NoSQL data management systems to enable real-time enterprise decision-making. Using the Versant Database Engine, enterprises can handle complex information in environments that demand high performance, concurrency, and availability, significantly cut hardware and administration costs, speed and simplify development, and deliver products with a strong competitive edge. Versant's solutions are deployed in over 150,000 installations across a wide array of industries, including telecommunications, energy, financial services, transportation, manufacturing, and defense. For more than 20 years, Versant has been a trusted partner of Global 2000 companies such as Ericsson, Verizon, Siemens, and Financial Times, as well as the U.S. Government.

Our principal executive offices are located at 255 Shoreline Drive, Suite 450, Redwood City, California 94065, and our telephone number is 650-232-2400. For more information, call us or visit www.versant.com.

UNICOM Systems, Inc.

UNICOM Systems, Inc., a private corporation organized under the laws of the State of California and a division of the UNICOM group of companies, is a global leader in providing innovative software and solutions for the enterprise computing community. Through over three decades of continued development and commitment, UNICOM has redefined the economics and quality of automation for its customers, delivering a new era of collaboration, data management, data-warehousing, outsourcing, integration, communications and commerce.

UNICOM’s principal executive offices are at UNICOM PLAZA, Suite 310, 15535 San Fernando Mission Boulevard, Mission Hills, CA 91345, and its telephone number is 818-838-0606.

UNICOM Sub Four, Inc.

UNICOM Sub Four, Inc., a California corporation and wholly-owned direct subsidiary of UNICOM, was formed by UNICOM in anticipation of the Merger. Merger Sub has not engaged in any business except for activities incidental to its formation. Merger Sub currently has de minimis assets and no operations. Subject to the terms and conditions of the Merger Agreement and in accordance with California law, at the effective time of the Merger, Merger Sub will merge with and into Versant and cease to exist as a separate entity and Versant will continue as the surviving corporation.

Merger Sub’s principal executive offices are at UNICOM PLAZA, Suite 310, 15535 San Fernando Mission Boulevard, Mission Hills, CA 91345, and its telephone number is 818-838-0606.

THE MERGER

The discussion under the sections of this proxy statement entitled “The Merger” and “The Merger Agreement” summarizes the material terms of the Merger, but does not purport to describe all the provisions of the Merger Agreement. Although we believe that the description covers the material terms of the Merger, this summary may not contain all of the information that is important to you. In addition, the summary is qualified in its entirety by reference to the complete text of the Merger Agreement which is attached as Annex A to this proxy statement and is incorporated into this proxy statement by reference. We urge you to read this proxy statement, the Merger Agreement and the other documents referred to herein carefully for a more complete understanding of the Merger. The Merger Agreement has been included to provide you with information regarding its terms. It is not intended to provide you with any other factual information about us. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled “Where You Can Find More Information” below.

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Background of the Merger
Versant’s board of directors (which we refer to as the "Board" or the "board of directors") and executive management regularly assess the Company’s long-term strategic goals and alternatives, and its prospects as an independent company. Particularly given the Company’s relatively small size as a publicly held corporation, our board of directors has from time to time considered various strategic alternatives for the Company that would provide value to its shareholders, including the viability of an acquisition of the Company or the Company becoming a privately held entity.
Between 2008 and 2010 our former Chief Executive Officer, Jochen Witte, had introductory meetings at various times with representatives of RBC Capital Markets, LLC (“RBC”) to obtain RBC’s perspective on the Company and strategic alternatives available to the Company, including potential business combinations or an acquisition of the Company. In 2010, Mr. Witte also had discussions with a private equity firm (“Party A”) regarding general business information about the Company and possible synergies with Party A.
On December 7, 2010 following these discussions with Mr. Witte, the Company received from Party A a preliminary expression of interest in Party A’s potential acquisition of the Company for cash at a price of $14.50 per share, subject to the satisfaction of certain conditions and the accuracy of certain assumptions of Party A about the Company. Mr. Witte informed the Board of Party A’s proposal and contacted RBC to discuss the proposal and the Company’s possible retention of RBC as its financial advisor.
At a telephonic Board meeting held on December 17, 2010 attended by all the Company’s directors, Jerry Wong, the Company’s Chief Financial Officer, and representatives of Fenwick & West LLP (“Fenwick”), the Company’s outside legal counsel, the Board discussed Party A’s proposal, the Company’s circumstances and prospects and the desirability of soliciting other acquisition proposals. The Board considered its fiduciary duties in this regard, after consultation with the Fenwick representatives. Representatives of RBC attended a later portion of the Board meeting and discussed Party A’s proposal, alternative approaches to addressing Party A’s proposal and RBC’s capabilities.
The Board met again telephonically on December 19, 2010, with Mr. Wong and Fenwick representatives in attendance, to discuss Party A’s proposal. The Board determined that the Company should continue to explore the possibility of a strategic transaction, and interview another investment banking firm.
On December 21, 2010, the entire Board met telephonically with Mr. Wong and Fenwick representatives. Representatives of another investment banking firm made a presentation to the Board regarding its perspectives on the Company, potential acquirors and the use of a process to maximize shareholder value in response to Party A’s proposal and the Board discussed these issues.
On December 23, 2010, the entire Board met telephonically with Mr. Wong and Fenwick representatives, to review engagement proposals received from RBC and the investment banking firm the Board interviewed on December 21, 2010. The Board considered these proposals with input from counsel and unanimously authorized the Company to retain RBC to serve as the Company’s exclusive financial advisor. The Board also authorized management to continue exploration of Party A’s proposal.
On December 31, 2010 the Company retained RBC as its exclusive investment banking advisor to assist the Company in exploring strategic alternatives, including a sale of the Company.
On January 3, 2011 the Board met telephonically with Mr. Wong and Fenwick representatives to continue its consideration of Party A’s proposal and potential responses. The Board discussed its duties with respect to these matters, with input from Fenwick. Representatives of RBC then joined the meeting and provided an analysis of processes the Company might use to solicit competing proposals to acquire the Company in an effort to maximize the potential return to the Company’s shareholders and determine the Company’s potential value. The Board authorized RBC to identify parties who might potentially have interest in the Company and begin to contact such parties, subject to requiring interested parties to enter into confidentiality and standstill agreements with the Company.
Pursuant to these instructions, in January and February of 2011 RBC contacted on behalf of the Company twenty-six strategic and financial parties to ascertain their interest in a strategic transaction with Versant and, as part of this process, the Company created an electronic diligence room accessible by parties who executed nondisclosure agreements with it. Ten of these parties, including Party A, signed non-disclosure and standstill agreements and participated in presentations by Versant

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management regarding the Company and, in some cases, conducted a more detailed due diligence review. Following this process, RBC sent bid instructions to five parties who had expressed interest in making acquisition proposals, requesting that they provide a written indication of interest to the Company with a proposed price range. Four of these five parties ( Party A, “Party B”, a private equity firm, “Party C”, a private equity firm, and “Party D”, a private equity firm) submitted written indications of interest for an acquisition of the Company for cash with preliminary price proposals ranging from $12.27 to $14.50 per share, subject in each case to negotiation of a definitive acquisition agreement and completion of detailed due diligence.
On February 22, 2011, the Board met in person at the Company’s offices with Mr. Wong and representatives of RBC and Fenwick to discuss the indications of interest received as a result of RBC’s efforts and the Board reviewed with Fenwick its fiduciary duties. The Board discussed the process used by RBC to solicit the indications of interest and evaluated the indications of interest received. The Board also considered the then-prevailing market price of the Company’s common stock, (which in the calendar month of February 2011 had an average closing price of approximately $13.59 per share), and the Company’s historical financial performance. The Board also assessed the Company’s future prospects and risks of the Company remaining an independent entity in the longer term and discussed with Versant’s management team potential new investments in sales and marketing activities the Company was considering in an effort to increase its revenues and broaden its customer base. After assessment of this information, the Board determined that the best interests of the Company’s shareholders would be served by the Company continuing to execute on its strategic plan as an independent entity.
On March 10, 2011, Jochen Witte resigned as Versant’s President and Chief Executive Officer and was replaced by Bernhard Woebker.
On March 31, 2011, Messrs. Woebker and Wong met with representatives from RBC to update Mr. Woebker on the activities undertaken before Mr. Woebker joined the Company.
On May 23, 2011 the Board met at the Company’s offices in Redwood City, California and reviewed a presentation by Versant’s management regarding potential opportunities for the Company to develop products addressing significant data trends in the cloud computing market for applications to manage “Big Data” (i.e. data sets that are of such size and complexity that they are difficult to usefully manage with traditional database management technologies). After discussion, the Board directed management to develop a more detailed business plan to address these opportunities.
On July 25, 2011 the Board met at the Company’s offices in Redwood City, California and engaged in a strategic discussion of the Company’s current circumstances and longer-term prospects, as well as potential actions the Company might take to achieve longer-term revenue growth. In the meeting management also presented to the Board a high level business plan for a new product line that would adapt the Company’s core technologies to address web-based cloud computing applications for the enterprise computing market and assessed changing market conditions. The Board reviewed and discussed the merits and risks of this proposed plan as well as various strategic alternatives, including the potential sale of the Company. The Board also formed a Strategic Directions Committee of the Board, to evaluate and make recommendations to the Board regarding strategic directions for the Company, and directors Uday Bellary, William Henry Delevati and Herbert May were appointed as the initial members of this committee.
As a result of being contacted by the investment banking firm of a potential strategic acquiror (“Party E”), on July 25, 2011, Messrs. Woebker and Wong met with two executive officers of Party E and Party E’s financial advisor in Redwood City, California to discuss the businesses of the Company and Party E.
In August 2011, in the context of a general discussion with RBC in which the Company was discussed, a private equity firm (“Party F”) informed RBC that it had interest in meeting with the Company’s management to explore a potential acquisition of the Company.
On or about August 3, 2011, the Company received an unsolicited letter from UNICOM asking if Versant would be interested to talk with UNICOM about a potential acquisition.
On August 4, 2011, an officer of Party E met with Mr. Wong to discuss Versant’s business in more detail and Versant put Party E in contact with RBC, who later spoke with a private equity firm that owned Party E. Shortly after this discussion, Party E indicated that it was not interested in further pursuing discussions at that time.
On August 16, 2011, UNICOM executed a non-disclosure agreement with Versant, but would not agree to a standstill agreement.

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On August 17, 2011, in response to UNICOM’s August 3, 2011 letter, Mr. Wong had an introductory telephone call with Neil Watt, UNICOM’s Chief Financial Officer, and Maria Washington, UNICOM’s Special Projects Coordinator, to exchange some general information about the two companies. After the telephone discussion UNICOM, via an email, requested to continue the discussion and to set up a telephone conference call between Mr. Hong and Mr. Woebker.
On August 22, 2011, Messrs. Woebker and Wong met in Belmont, California with representatives of Party B that had been introduced to Versant by RBC in order to explore that firm’s potential interest in an acquisition of the Company.
On August 22, 2011, Mr. Woebker spoke with Mr. Hong of UNICOM by telephone. Mr. Hong expressed serious interest in an acquisition of Versant by UNICOM during this phone call.
On August 23, 2011 the Strategic Directions Committee of the Board met at the Company’s offices in Redwood City, California with Messrs. Woebker and Wong and a Fenwick representative in attendance. The Committee reviewed the Company’s strategic direction and business plan and discussed the recent conversations that Mr. Woebker and Mr. Wong had with third parties interested in discussing a potential acquisition of the Company. Representatives of RBC joined the meeting and provided the Committee with an assessment of the Company’s current market capitalization and stock value. The RBC representatives also reviewed strategic alternatives for the Company, including the potential acquisition of the Company. The Committee then met in an executive session not attended by Messrs. Woebker and Wong and discussed these matters further with RBC’s representatives. The Committee also discussed the fiduciary duties of the Board and the Committee with Fenwick with respect to strategic alternatives.
In August and September 2011, at the direction of the Board, RBC was instructed to re-engage in discussions with selected parties who had previously expressed interest in pursuant a potential acquisition of the Company, including Party A, Party B, Party C and “Party G”, a private equity firm.
During this same general time period the Company’s management continued to further develop a strategic new product plan and began internal development work and efforts to develop business relationships in furtherance of that plan.
On September 20, 2011 Mr. Woebker spoke by telephone with Mr. Hong and referred him to RBC for any strategic discussions regarding any acquisition proposal to be made to the Company.
On September 21, 2011, Messrs. Woebker and Wong and representatives of RBC held a telephone conference call with representatives of Party F to discuss Party F’s interest in the Company and general information regarding the Company’s business
On September 26, 2011, Messrs. Woebker and Wong met with representatives from a potential strategic acquiror (“Party H”) in Boston, Massachusetts to provide a general information exchange regarding each other’s respective businesses. Party H had been referred to the Company by one of the Company’s shareholders.
On September 27, 2011 the Company and Party F executed a non-disclosure and standstill agreement.
On October 14, 2011, the Company’s management held separate meetings with Party A and Party F to discuss information regarding the Company’s business and recent events.
On October 17, 2011, the Company’s management and Party C held a conference call to discuss information regarding the Company’s business and recent events.
On October 19, 2011 Mr. Woebker received a request from Mr. Hong of UNICOM for further discussions. Later that day, RBC held a discussion with UNICOM regarding an overview of the Company and UNICOM.
On October 24, 2011 the Company and RBC held a telephone conference call to update each other on the various discussions.
On October 29, 2011, the Company received a written request for due diligence material from Party F and during the remainder of October and November 2011, Party F undertook a preliminary due diligence review of the Company.
On October 31, 2011 Party H signed a non-disclosure and standstill agreement with the Company.

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On November 7, 2011, Messrs. Woebker and Wong and Robert Greene of the Company met with Party H in Boston and discussed additional information regarding the two companies’ businesses, including the Company’s pending new business plan to address Big Data opportunities.
On November 28, 2011 the Board met at the Company’s Redwood City, California offices, and management presented to the Board a more detailed version of the new Big Data product development initiative discussed at prior Board meetings. The report included a discussion of costs associated with implementation of this initiative. At this meeting the Board reviewed and approved the proposed expenditures associated with this new Big Data product initiative.
On November 28, 2011, director Jochen Witte resigned from the Board, and Dr. Robert Brammer, Ph.D. was elected to the Board.
On November 30, 2011, Mr. Woebker met with a representative of a private equity investment firm, “Party I” and referred him to RBC to discuss more details about the possibility of a transaction.
Also on November 30, 2011, RBC held a meeting with an affiliate of Party A in which such affiliate indicated interest in the Company and in its Big Data initiative and expressed interest in learning more about the Company’s plans for the initiative.
On December 1, 2011, Versant announced in a press release its strategic new product initiative to extend Versant's existing solutions to applications for Big Data-based, real-time application opportunities.
In December, 2011 the Company’s management was contacted by a representative of Party I who expressed interest in meeting with the Company to explore a potential acquisition of the Company. On December 2, 2011, Party I executed a non-disclosure and standstill agreement with the Company.
On December 5, 2011, Messrs. Woebker and Wong held a phone conference with Party F to provide Party F an update on the Company's financial results and its announced Big Data product initiative.
On December 9, 2011, Messrs. Woebker and Wong discussed with RBC the substance of RBC’s November 30, 2011 meeting with the affiliate of Party A.
On December 10, 2011 Mr. Woebker met with Mr. Hong of UNICOM in Beverly Hills, California for a general information exchange regarding Versant’s and UNICOM’s businesses.
On December 13, 2011, the Company’s management and Party F held a meeting at Party F’s offices to discuss additional information regarding the Company’s business.
On December 19, 2011 the Company received a preliminary indication of interest from Party F to acquire the Company for cash at a price of between $11.50 and $12.50 per share, subject to completion of additional due diligence and other conditions. The letter also requested that the Company agree to a period of exclusive negotiation with Party F. This letter was provided to the Board on December 22, 2011.
On December 21, 2011, Messrs. Woebker and Wong had a telephone conference call with RBC to discuss the details of Party F’s proposal.
On December 28, 2011, the Board met telephonically to discuss Party F’s proposal, with Mr. Wong and representatives of RBC and Fenwick attending the meeting. RBC updated the Board on recent discussions it had with various parties on behalf of the Company and Company management discussed the Company’s outlook and business strategy, The Board also considered the circumstances in which it might consider a sale of the Company, and obtained input from RBC on the Company’s prospects and strategic alternatives. The Board discussed with RBC the Company’s potential to obtain other competing proposals and concluded that the Company should explore this possibility further before responding to Party F’s proposal. The Board instructed RBC to confidentially contact potentially interested strategic and financial parties to determine whether these parties would have an interest in exploring a transaction that might be superior to that proposed by Party F. The Board then agreed to soon hold another meeting to discuss new information obtained by RBC.
From December 28, 2011 until January 16, 2012, pursuant to the Board’s direction, RBC contacted a total of seventeen strategic and financial parties. Five parties, including Party A, Party D, Party I and Party G each of whom executed non-

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disclosure and standstill agreements, subsequently held meetings with Company management. UNICOM also met with the Company’s management but did not enter into a standstill agreement. Following these meetings, Party A, Party D, Party I and UNICOM submitted written indications of interest for a cash acquisition of the Company at prices ranging from approximately $10.50 - $13.15 per share.
Effective as of January 2, 2012, the Board of Directors of Versant increased the number of authorized directors of the Company from five to six directors and elected Mr. Anthony Bettencourt to the Board.
On January 4, 2012, members of the Company’s management met with representatives of Party C and RBC in the Company’s offices in Redwood City, California to discuss the Company’s business strategy regarding its Big Data product initiative.
On January 5, 2012, Messrs. Greene and Wong of Versant had a meeting with a representative of Party I at Versant's offices in Redwood City to discuss Versant’s general business and give a product overview.
On January 6, 2012, the Board met to continue its discussion of Party F’s acquisition proposal. A representative from Fenwick provided information to the Board regarding its fiduciary duties in evaluating acquisition proposals. Representatives from RBC later joined the meeting and presented a report on and analysis of preliminary discussions RBC had with several parties who had expressed potential interest in exploring acquisition discussions with the Company, as well as RBC’s recent efforts to identify and contact additional parties who might have interest in the Company. RBC also provided the Board an analysis of certain metrics for assessing the value of the Company’s stock relative to comparable companies and sale premiums for comparable businesses. RBC advised the Board on the process for soliciting indications of interest in the Company. The Board also discussed how the Company’s new Big Data product initiative would be received by potential acquirors and how certain strategic efforts might affect the Company’s longer-term value. The Board directed RBC to continue to work to identify and contact parties with potential interest in acquiring the Company. After RBC’s representatives left the meeting, the Board also discussed and approved an amendment to RBC’s engagement letter that, in light of the additional time and effort expended by RBC and changed market conditions, provided for a potential increase in the fee originally payable to RBC for a transaction that exceeded a certain threshold value.
Later on January 6, 2012, the Company received an indication of interest from Party D for a proposed cash acquisition of the Company at the price of $13.15 per share.
On January 10, 2012, "Party J", a potential strategic acquiror, executed a non-disclosure and standstill agreement with the Company and non-public information was shared with Party J.
On January 12, 2012, Messrs. Woebker and Wong had a telephone call with representatives of Party J, primarily to discuss the Company’s Big Data product initiative.
On January 12, 2012, Messrs. Woebker and Wong, and RBC had a follow up call with Party C.
On January 16, 2012 the Board held a telephonic meeting. RBC’s representatives joined the meeting and reported on new informal expressions of interest in the Company received from third parties, provided input on these parties and their proposals and aspects of the Company that parties expressing interest found to be significant. RBC’s representatives discussed with the Board a suggested process and timetable for encouraging interested parties to submit formal indications of interests in the near future and to improve their offers. After deliberation, the Board authorized RBC to contact the parties that had submitted written indications of interest to request from them best and final written indications of interest by January 30, 2012. The non-employee Board members then met in executive session without Mr. Woebker and discussed the impact of the Company’s Big Data new product initiative on a potential sale of the Company.
On January, 17, 2012, the Company and RBC had a follow up call with Party J to further discuss the Company’s plans for its Big Data product initiative.
On January 18, 2012, Party J submitted a written preliminary indication of interest to acquire the Company for $12.00 - $13.00 per share, subject to additional due diligence and other conditions.
On January 24, 2012, RBC sent letters to six parties (Party A, Party D, Party F, Party I, Party J and UNICOM), accompanied by a proposed form of acquisition agreement, requesting final written indications of interest by January 30, 2012.

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On January 24, 2012, the Company held a conference call with Party C to answer some specific diligence questions.
On January 25, 2012, RBC and UNICOM held a discussion at which UNICOM verbally stated it would be prepared to offer to acquire the Company for $13.00 per share. RBC informed UNICOM that while the verbal interest would be shared with the Board, there was other interest at higher valuations from parties who had signed a standstill agreements and who had done significant due diligence (and which would likely be viewed as providing the Company more certainty to closure).
On January 26, 2012, Messrs. Woebker and Wong participated in a telephone call with RBC to discuss Party C’s proposal.
On January 30, 2012, Party D submitted to the Company an indication of interest for a proposed cash acquisition of the Company at the price of $13.15 per share. This indication of interest assumed the absence of Company debt for borrowed funds or other non-ordinary course Company liabilities (including employee bonus, retention or other payments triggered by an acquisition of the Company), assumed no adverse changes to the Company’s balance sheet through closing and that Versant would be responsible for payment of its transaction expenses. These payments of transaction expenses presented potentially negative purchase price adjustments.
On January 30, 2012, Party I submitted a written indication of interest of approximately $12.35 per share. Party F stated it would not be submitting a revised written indication of interest and verbally reaffirmed its prior written indication of $11.50 - $12.50 per share.
Also, on January 30, 2012, RBC received telephone calls from Party G and Party J that they were not interested in further pursuing discussions at that time.
On January 31, 2012, the Company held a conference call with RBC to discuss the status of these indications of interest.
On February 1, 2012 the Board met telephonically with Mr. Wong and representatives of RBC and Fenwick to discuss the indications of interest and the Board’s fiduciary duties in evaluating them. RBC reported that two parties had submitted proposals, two other parties (including UNICOM) gave verbal indications of interest in pursuing discussions regarding a proposal and the remaining parties had indicated they would not pursue further discussions. The Board reviewed RBC’s summary and comparison of, and input on, the submitted proposals, the extent of due diligence conducted by each party, each party’s financial resources and its familiarity with the Company and its business model. After consideration of these factors and the Board’s duties, the Board determined that the proposal of Party D to acquire the Company for a cash price of $13.15 per share appeared to be the most favorable proposal both in terms its proposed price and Party D’s familiarity with the Company’s industry. After deliberation, the Board instructed RBC to contact Party D to clarify certain terms of its offer. The Board also requested RBC to contact Party D and Party I to determine if they would improve their proposals. Following the Board meeting, RBC contacted Party D and Party I, requesting that they improve their proposals. Party D stated that it would not improve its proposal.
On February 2, 2012, RBC held a discussion with Party I requesting that Party I improve its offer.
On February 2, 2012 the Board again met telephonically to discuss a letter of intent submitted by Party D. RBC’s representatives reported that Party D had stated that it was unwilling to increase its offered price as requested by the Company. After discussion of Party D’s proposal with RBC, the Board determined that it would be appropriate to first see Party D’s comments to the form of acquisition agreement the Company had sent to Party D before responding to Party D’s proposal. The Board then directed the Company’s management, with the assistance of counsel, to review Party D’s comments on the proposed definitive acquisition agreement and, if no material adverse changes were made by Party D to that document, to enter into Party D’s letter of intent reviewed by the Board and agree to a limited period of exclusive negotiation with Party D.
On February 3, 2012, at the request of the Company, RBC contacted Party D to discuss its proposed terms with respect to the potentially negative purchase price adjustments. RBC on behalf of the Company requested that Party D remove these purchase price adjustment terms that created uncertainty around its final price per share proposal.
On February 6, 2012, Party I submitted a revised written indication of interest at a price of $13.33 per share, subject to an exclusivity period of thirty days, additional due diligence and other conditions.

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On February 7, 2012, Party D submitted a revised written indication of interest at a price of $13.35 per share, subject to potentially negative purchase price adjustments, an exclusivity period of thirty days, additional due diligence and other conditions. RBC contacted Party D to again request that it remove negative purchase price adjustments, however, Party D declined to do so.
The Board met in a telephonic meeting on February 8, 2012 to consider and compare the proposals of Party D and Party I, which were the only parties who at that time had submitted written acquisition proposals in response to RBC’s solicitation process. Representatives of RBC attended the meeting and provided a review of the two proposals and the bidders. RBC was directed to seek clarification from Party D regarding certain price terms of its proposal. RBC then contacted Party D regarding its proposal and was informed by Party D that its proposed offer price of $13.35 per share was a gross amount that would be reduced by the amount of the transaction expenses the Company would incur in consummating an acquisition transaction. RBC urged Party D to eliminate this adjustment provision but Party D stated that it would not do so.
On February 9, 2012 the Board met in a telephonic meeting with Mr. Wong and representatives of RBC and Fenwick in attendance. RBC explained Party D’s refusal to change its offered price and discussed what Party D’s estimated actual net proposed price per share would be reduced by a significant amount per share after the deduction of estimated transaction expenses. After considering the anticipated amount of this price adjustment, the Board decided that the written proposal from Party I was the most favorable of the indications of interest received because it offered higher certainty of achieving the highest purchase price ($13.35 per share, with no purchase price adjustments) and included an indication that the transaction would be fully financed. After consideration of these matters the Board unanimously authorized the Company to enter into an agreement for a limited period of exclusive negotiation with Party I.
Pursuant to the Board’s authorization, on February 10, 2012 the Company and Party I executed a thirty-day exclusivity agreement.
Over the period from February 10, 2012 to March 11, 2012, the Company and representatives of Party I (and in some cases representatives of RBC) had several meetings and telephone calls, as Party I conducted its due diligence review of the Company. The parties and their respective legal advisors and RBC also engaged in negotiations regarding the definitive agreements.
On February 17, 2012, Mr. Woebker met with a representative of Party I to discuss details of Party I’s due diligence process.
On February 21, 2012 at a meeting at the Company’s Redwood City, California offices, the Board discussed the status of the Company’s discussions with Party I. In addition, the Board changed the composition of the Strategic Directions Committee so that its members were directors Uday Bellary, Anthony Bettencourt and Herbert May and provided that the Committee was authorized to evaluate and make recommendations to the Board regarding strategic directions and related material transactions and to supervise and take the lead in directing the negotiation of definitive agreements for a business combination or change of control of the Company in which the Committee or the Board determined that a director has a material financial interest (other than customary employment-related terms) that differs in a material respect from the interests of the Company’s shareholders generally).
On March 6, 2012, Messrs. Woebker, Wong and Greene of Versant and representatives of RBC had a conference call with representatives of Party I and “Party K”, a private equity firm, to discuss Versant’s overall business, products and certain strategies.
On March 7, 2012, Mr. Greene and Kee Ong of Versant had a conference call with representatives from Party I to provide a general technology overview of Versant’s technology.
On March 8, 2012, representatives of the Company, RBC and Party I met at the Company’s Redwood City offices to discuss matters related to Party I’s business due diligence review of the Company.
On March 10, 2012, the Company held a conference call with RBC to discuss the status of Party I’s diligence review and a potential extension of Party I’s exclusivity.
On March 11, 2012, Party I contacted RBC and stated it would require additional time to perform further due diligence and subsequently provided an updated timeline for completing due diligence and negotiating final terms of definitive acquisition agreements.

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On March 12, 2012, Mr. Wong of Versant had a telephone call with a representative of Party I to discuss budgeted financial figures.
On March 12, 2012, at a telephonic Board meeting with Mr. Wong and representatives of RBC and Fenwick, RBC discussed with the Board Party I’s request to extend its exclusivity period. The Board discussed the progress and likely timetable of Party I’s diligence process and the merits and risks of extending the exclusivity period and, after deliberation, the Board determined that an extension was in the Company’s best interests and approved extension of Party I’s exclusivity period. Accordingly, on March 13, 2012, the Company and Party I executed an amendment to their original exclusivity agreement granting Party I an exclusivity extension until March 31, 2012.
On March 23, 2012, Party I notified RBC and the Company management that it would require association with a new equity partner to complete a transaction with the Company and informed the Company’s management that it intended to partner with Party C. Party C had previously signed a non-disclosure and standstill agreement with the Company.
From March 27 to March 30, 2012, Party I and Party C met with members of the Company’s management and RBC and conducted due diligence in Germany at the offices of the Company’s subsidiary, Versant GmbH and in the Company’s offices in Redwood City, California.
On March 29, 2012, Mr. Greene of Versant had a meeting with representatives of Party C to provide a general overview of Versant's business plan for the current fiscal year from an engineering perspective.
On April 2, 2012, Messrs. Greene and Ong of Versant had a meeting with representatives of Party C and Party I to provide an overview of certain Versant plans and strategies.
On April 3, 2012, RBC spoke with Party C to discuss the timeline required to complete its due diligence and to negotiate definitive agreements. Party C provided an updated timeline and requested an extension of exclusivity through April 20, 2012.
RBC was contacted on April 3, 2012 by Party D, who stated that it still had interest in the Company.
On April 4, 2012 the Board met telephonically with Mr. Wong and representatives of RBC and Fenwick and discussed Party I’s proposal that it partner with Party C. RBC provided the Board background information about Party C. Because Party C required additional time to conduct its own diligence review of the Company, Party I and Party C had requested the Company to further extend Party I’s exclusive negotiations period. After consideration of Party C’s background the Board determined it was in the best interests of the Company’s shareholders to grant the extension and the Board unanimously authorized extension of Party I’s exclusivity period through April 20, 2012 to enable Party I and Party C additional time to complete due diligence and time for Party I and Party C to negotiate definitive agreements with the Company.
During the time period from April 4, 2012 to May 1, 2012, Party C conducted due diligence and the parties and their respective legal advisors and RBC also engaged in negotiations regarding the definitive agreements.
On April 19, 2012, RBC spoke with Party C to discuss the time required to complete due diligence and negotiate definitive agreements. Party C provided an updated timeline and requested an extension of exclusivity through May 7, 2012.
On April 20, 2012 the Board met to discuss the status of Party C’s and Party I’s progress in conducting the diligence and was informed by Mr. Woebker and RBC that the diligence process required additional time and that Party C would soon provide an updated timetable for completion of its diligence review. The Board then discussed whether or not to extend Party I’s exclusivity period and, after deliberation, the Board determined it was in the best interests of the Company’s shareholders to grant an extension and unanimously authorized an extension of Party I’s exclusivity to May 7, 2012.
On May 3, 2012, Party I contacted RBC to discuss the potential for partnering with another equity partner as Party C had elected not to participate in the transaction.
On May 7, 2012 the Board met by telephone with Mr. Wong and representatives of RBC and Fenwick to discuss the progress of discussions with Party I. RBC informed the Board that Party C had elected to discontinue its involvement in the transaction but that Party I remained interested in pursuing a transaction with a different private equity partner. RBC also noted that Party D, a private equity fund that had previously responded to RBC’s earlier solicitation for the Company, had continued to express some interest in the Company to RBC. After discussion of these circumstances the Board decided not to grant any

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further exclusivity to Party I. The Board also instructed RBC to engage in discussions with “Party L”, a private equity firm, and provide Party L with due diligence information.
On May 8, 2012, RBC contacted Party I to notify it that the board of directors decided not to pursue any further discussions with respect to a transaction given Party I’s inability to secure an equity partner and uncertainty of closing. Party I notified RBC that it had begun preliminary discussions with a potential new equity partner.
On May 9, 2012, in the context of a general discussion with RBC in which the Company was discussed, Party D informed RBC that it had interest in meeting with the Company management to receive an update on the Company’s business and explore a potential acquisition of the Company.
On May 14, 2012, RBC responded to an inquiry from UNICOM and held a call with UNICOM to discuss its interest in a potential transaction. UNICOM stated that it had interest in meeting with the Company to discuss a potential transaction, but that it was working to complete another transaction and any potential discussions would be delayed until July 2012.
On May 17, 2012, RBC held a call with Party I to discuss the status of its discussions with its new potential equity partner.
On May 25, 2012, Messrs. Woebker, Wong and Greene of Versant had a conference call with representatives of Party D to provide an overview of Versant’s business, products and markets.
On May 30, 2012, RBC held a call with Party I to further discuss its potential new equity partner and provided Party I a general update on the Company’s business. Party I subsequently advised RBC that discussions between Party I and its new potential equity partner had terminated.
On May 31, 2012, the Company’s management and RBC held a telephone call with Party D, to provide an update on the Company’s business and recent events.
On June 7, 2012, Messrs. Woebker (by telephone), Wong and Greene of Versant and representatives of RBC attended a meeting with representatives of Party D at RBC’s offices in San Francisco, California, to discuss due diligence questions of Party D, including diligence regarding the Company’s Big Data products initiative.
On June 15, 2012, the Company received a written acquisition proposal from Party D that contemplated an acquisition of the Company for cash at a price of $11.00 per share, subject to further diligence and certain conditions, and seeking a period of exclusive negotiation with the Company. The price proposed by Party D was conditioned on a certain number of Company shares being outstanding, and assumed the absence of Company debt for borrowed funds or other non-ordinary course Company liabilities (including employee bonus, retention or other payments triggered by an acquisition of the Company), and a limit on the Company’s transaction expenses.
On June 21, 2012, at a telephonic Board meeting attended by all directors, Mr. Wong and representatives of Fenwick and RBC, the Board met to discuss Party D’s indication of interest. In the meeting, RBC informed the Board that Party I’s effort to pursue a potential acquisition with a new private equity partner had terminated and that Party D had recently met under confidentiality with the Company for diligence purposes and had been granted access to the Company’s due diligence materials. RBC reviewed Party D’s proposal and input from Party D with the Board. The Board discussed Party D’s proposal at length and, after deliberation, instructed RBC to contact Party D to see if it could improve its proposal.
On June 21, 2012, RBC contacted Party D to request it to improve its proposal. Party D stated that it would take that feedback into consideration.
On June 27, 2012, RBC contacted Party D to see if Party D would be improving its bid. Party D stated that it would not improve its bid and discussions ceased.
On July 17, 2012 the Company was contacted by a new party (“Party M”) who expressed interest in meeting with the Company to explore a potential acquisition of the Company. Mr. Wong of the Company referred Party M to RBC.
On July 23, 2012, UNICOM contacted RBC to discuss a potential transaction with the Company.

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On July 24, 2012, UNICOM executed a nondisclosure and standstill agreement with the Company and UNICOM began its due diligence review.
On July 24, 2012 Party M also executed a nondisclosure and standstill agreement with the Company and began its preliminary due diligence review.
On July 25, 2012 Mr. Woebker had a telephone call with a representative of Party M regarding the Company’s business generally. However, Party M decided not to continue discussions with respect to a potential transaction.
On July 27, 2012, RBC held a discussion with Party I to discuss a potential equity partner for Party I and the prospects and the circumstances under which it might consider pursuing a possible acquisition of the Company. Party I identified a private equity firm (“Party N”) as a potential partner for Party I and subsequently established a time for RBC and Party N to discuss matters in further detail.
On July 29, 2012 Mr. Woebker of Versant had a telephone call with Corry Hong of UNICOM regarding arranging a meeting between members of the Company’s management team and UNICOM management in Los Angeles, California.
On July 30, 2012, Versant and RBC had a conference call with Mr. Hong and other representatives of UNICOM to provide a general company overview and to setup follow-on meetings.
During the period from July 30, 2012 to August 27, 2012, UNICOM conducted due diligence and received the Company’s proposed form of definitive merger agreement for UNICOM’s comment.
On August 1, 2012, Messrs. Wong and Greene and Paul McCullugh of Versant, as well as a representative of RBC met with Mr. Hong and other members of the UNICOM management team at UNICOM’s headquarters in Los Angeles, California. The Company representatives discussed the Company’s business with emphasis on its Big Data initiative and Mr. Hong of UNICOM discussed potential advantages of a business combination between the Company and UNICOM.
Between August 3 and August 16, 2012 Mr. Woebker of Versant had several telephone calls with Mr. Hong of UNICOM regarding a proposed transaction and related due diligence matters.
August 5, 2012, Mr. Greene of Versant had a telephone conversation with Mr. Hong to discuss matters raised at the August 1, 2012 meeting with UNICOM.
August 10, 2012, Mr. Greene of Versant had a telephone conversation with Mr. Hong to discuss certain Versant plans and roadmaps and how those could be integrated with UNICOM's strategy.
August 11, 2012, Mr. Green exchanged emails with Mr. Hong as a follow-up to the August 10, 2012 call.
On August 14, 2012, Party N executed a non-disclosure and standstill agreement with the Company.
On August 15, 2012, Mr. Wong had a telephone call with a representative of Party I to update Party I on the Company’s business.
On August 18, 2012, Party N submitted a written indication of interest of $11.00 per share subject to potentially negative purchase price adjustments, satisfactory due diligence and other conditions.
On August 20, 2012, members of the Company’s management team and Party N held a meeting to discuss to clarify the assumptions upon which Party N’s indication of interest was based. Mr. Woebker met with a representative of Party I to discuss details of the joined Party N and Party I letter of intent.
On August 21, 2012, Party L submitted a revised written indication of interest for $11.00 per share subject to potentially material negative purchase price adjustments, confirmatory due diligence and other conditions. That same day, RBC contacted UNICOM to request that it submit a written proposal to the Company. Party L’s proposal also included other conditions and a proposed $3,000,000 termination fee payable by the Company in certain circumstances if the Company completed an alternative transaction within a certain time period.

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On August 21, 2012 the Board met together with Mr. Wong and a Fenwick representative. At the meeting the Board received a report on the status of the Company’s Big Data product initiative and relationships the Company believed were important to develop with strategic partners in this regard, and questioned management regarding the specifics of new products to be developed pursuant to this initiative. The Board also discussed recent discussions the Company had with Party N and with UNICOM. The Board reviewed the indication of interest submitted by Party N. The Board discussed this indication of interest and the probability that the Company would receive a competing proposal from UNICOM. The Board considered Party N’s proposal and authorized management to continue to explore and negotiate the proposal.
On August 22, 2012, representatives of UNICOM met with representatives of Versant to conduct business due diligence at a meeting at Versant’s Redwood City, California offices.
On August 23, 2012, Mr. Woebker had a telephone conversation with a representative of Party N to discuss certain questions regarding Party N’s letter of intent.
On August 27, 2012, the Strategic Directions Committee held a telephonic meeting to discuss the acquisition proposal received from Party N. The Committee discussed Party N’s proposal, as well as the Company’s prospects and opportunities, and risks the Company would face in the future given its size, its current capabilities and its competitive environment, including future competition for executive and engineering talent. The Committee decided that before taking further action on Party N’s proposal the Company should await receipt of UNICOM’s proposal and that the Company should negotiate to increase the price offered by Party N.
On August 28, 2012, UNICOM submitted a written indication of interest to acquire the Company for $11.50 per share. The terms outlined in UNICOM’s indication of interest included a 30-day go-shop provision for the Company, the right of UNICOM to terminate an acquisition agreement between the parties at any time before approval of the transaction by Versant’s shareholders by payment of a $200,000 termination fee, and the right of the Company to terminate such acquisition agreement before approval of the transaction by its shareholders if its Board elects to accept a superior proposal, provided the Company pays UNICOM a $1,000,000 termination fee. UNICOM’s indication of interest also requested a proposed a period of exclusivity to allow UNICOM to conduct due diligence and complete negotiations of the definitive agreements. Mr. Woebker spoke with Mr. Hong regarding this indication of interest to discuss certain aspects of the UNICOM proposal.
On August 29, 2012, Messrs. Woebker and Wong had a telephone conference with Fenwick and RBC to discuss certain clauses of UNICOM’s indication of interest.
On August 30, 2012 the Board met with RBC and Fenwick to discuss the indications of interest from Party N (which had not improved its proposal) and UNICOM, review the Board’s fiduciary duties, and discuss potential next steps to maximize shareholder value with respect to these indications of interest, with input from the representatives of RBC and Fenwick. After deliberation, the board of directors decided that the written proposal submitted by UNICOM was the most favorable of the indications of interest because it offered the highest purchase price. The board of directors instructed RBC to respond to UNICOM in an effort to improve the terms of UNICOM’s proposal, to make certain modifications to UNICOM’s proposal and clarifications regarding it proposed price. Mr. Woebker had a telephone conversation with a representative of Party N to inform him that the price in the Party N’s proposal would need to be increased for the proposal to be seriously considered.
On August 31, 2012, RBC sent a counter proposal to UNICOM proposing an acquisition price of $12.50 per share and including certain potential improvements to the non-price terms of the proposal. Later that day, RBC held a call with UNICOM to discuss the Company’s counter proposal and the assumptions underlying it.
On September 2, 2012, the Company’s management and RBC received notification from UNICOM that it would likely not be able to reach $12.00 per share. UNICOM further proposed that the Company and UNICOM move directly to begin negotiating the definitive agreements.
On September 5, 2012, Mr. Woebker had discussions with Mr. Hong of UNICOM regarding UNICOM’s offered price and the break-up fee terms proposed by UNICOM.
On or about September 6, 2012, RBC provided UNICOM with a revised and updated proposed form of acquisition agreement for UNICOM’s comment.
On September 6, 2012 the Strategic Directions Committee of the Board held a telephonic meeting, at which Messrs. Woebker and Wong and representatives of Fenwick were in attendance. Mr. Woebker updated the Committee on his recent

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discussions with UNICOM and the negotiation of UNICOM’s acquisition proposal. The Committee discussed the merits and risks of Versant continuing as an independent company and pursuing its Big Data initiative in comparison with UNICOM’s acquisition proposal, and discussed the premium represented by UNICOM’s price offer, and the Company’s ability to utilize the “go-shop” process in UNICOM’s proposed terms. The Committee reviewed certain aspects of UNICOM’s terms requiring further negotiation and directed management to discuss these matters with RBC and Fenwick to refine UNICOM’s proposal for additional review by the full Board.
Representatives of Fenwick and RBC then worked with the Company to negotiate with UNICOM certain changes in its letter of intent and related exclusivity agreement.
On September 10, 2012 UNICOM sent to RBC UNICOM’s comments to the definitive acquisition agreement Versant submitted to UNICOM on September 6, 2012.
On September 10, 2012, UNICOM submitted a revised proposal to the Company, indicating it had completed its due diligence and confirming its proposal to acquire the Company at $11.55 per share.
UNICOM’s proposal included a draft form of the definitive agreement that UNICOM was prepared to execute.
On September 11, 2012 representatives of Fenwick and internal legal counsel of UNICOM spoke by telephone to discuss UNICOM’s edits to the draft definitive acquisition agreement and Fenwick representatives discussed the agreement with Messrs. Woebker and Wong.
On September 12, 2012, Mr. Woebker of Versant and Mr. Hong of UNICOM spoke to discuss the progress of negotiation of the proposed definitive agreement. Later that same day Fenwick sent to UNICOM a revised draft of the definitive agreement reflecting Versant’s comments to UNICOM’s September 10, 2012 draft.
On September 13, 2012 representatives of Fenwick spoke by telephone with internal legal counsel and other representatives of UNICOM regarding the latest draft of the definitive agreement.
On September 14, 2012 representatives of Fenwick and UNICOM further discussed and negotiated open points on the proposed definitive acquisition agreement, but encountered certain areas of disagreement which the Company’s management discussed with representatives of Fenwick and RBC. After internal discussion with Mr. Woebker and representatives of Fenwick, RBC sent a communication to Mr. Hong of UNICOM regarding certain open points of negotiation, and Mr. Woebker discussed these matters with Mr. Hong.
On September 15, 2012 Mr. Woebker and a representative of RBC spoke with Mr. Hong by telephone to discuss key open points on the definitive Agreement and Plan of Merger and RBC held a call with UNICOM to discuss open items in the definitive agreement. During this discussion, UNICOM informed RBC that it intended to revise its proposed price to $11.50 per share.
On September 17, 2012 representatives of Fenwick and RBC participated in a call with Messrs. Woebker and Wong to discuss certain of the termination fee provisions proposed by UNICOM in the draft definitive agreement.
On September 18, 2012, the Board met at the Company’s offices, with certain directors attending by telephone. Also present were Messrs. Wong and McCullugh of the Company and representatives of RBC and Fenwick. The Board reviewed the draft Agreement and Plan of Merger with UNICOM as negotiated through that date, with input from the Fenwick representatives, and discussed open terms still under negotiation and UNICOM’s financial resources. The Board then met in an executive session excluding Messrs. Woebker, Wong and McCullugh to discuss the potential treatment of the employee equity awards in the Merger and certain retention agreements to which three employees were party. The outside directors also considered the advantages and disadvantages of the Company continuing to operate as an independent business versus pursuing an acquisition by UNICOM. Representatives of RBC then joined the meeting and discussed the merger consideration proposed by UNICOM, as well as a review of historical Company financial data and internal forecasts. RBC also provided input on certain terms of the proposed definitive agreement and the Board authorized management to continue negotiation of the definitive agreement.
On September 18, 2012 Mr. Woebker of Versant spoke by telephone with Mr. Hong of UNICOM regarding the termination fee provisions proposed by UNICOM.

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On September 19, 2012, Mr. Wong of Versant forwarded certain information to Mr. Hong of UNICOM regarding potential bonuses, and potential change of control benefits for certain Versant employees. On that same date Mr. Woebker and representatives of RBC had a telephone call with Mr. Hong to discuss and negotiated certain remaining issues under the Agreement and Plan of Merger.
From September 20, 2012 through September 26, 2012, representatives of Fenwick and UNICOM negotiated and completed the proposed Agreement and Plan of Merger between the parties.
On September 26, 2012 Mr. Woebker of Versant and Mr. Hong of UNICOM spoke by telephone to discuss the draft definitive Agreement and Plan of Merger and confirmed that major points were acceptable subject to UNICOM’s review of certain disclosure materials to be provided by Versant and certain technical corrections.
On September 27, 2012, RBC sent to Versant a proposed amendment to RBC’s engagement agreement with the Company that fixed the amount of RBC’s success fee with respect to the UNICOM transaction under certain conditions. Later on September 27, 2012 Fenwick sent to UNICOM a revised version of the definitive agreement and information schedules.
On September 28, 2012, the Board held a telephonic meeting to review the proposed Agreement and Plan of Merger with UNICOM, which was also attended by Messrs. Wong and McCullugh of the Company and representatives of Fenwick and RBC. Fenwick representatives discussed with the Board the changes to the Agreement and Plan of Merger negotiated since the Board’s September 18 meeting and Mr. Woebker advised the Board that UNICOM had indicated it was prepared to execute the current draft of the agreement. The Board then discussed the proposed amendment to RBC’s engagement agreement fixing RBC’s success fee for the proposed transaction with UNICOM at the price of $11.50 per share and unanimously approved the amendment. The RBC representatives then provided the Board a financial analysis of the merger consideration offered by UNICOM and delivered RBC’s oral opinion to the Board (subsequently confirmed in written opinion dated September 28, 2012) that, as of September 28, 2012, and based upon and subject to the assumptions, qualifications and limitations set forth in its written opinion, the per share price of $11.50 in cash, without interest, for each share of our common stock as specified in the Merger Agreement was fair, from a financial point of view, to our shareholders. The Board then further discussed with RBC the Merger Agreement and Plan of Merger and certain precedent transactions of UNICOM and reviewed certain Company cash and accounts receivable forecasts relating to certain covenants in the merger agreement. Following these deliberations, the Board unanimously concluded that the proposed Agreement and Plan of Merger with UNICOM were advisable and in the best interest of the Company’s shareholders, and unanimously approved the Merger Agreement and authorized the Company’s executive officers to execute and deliver the Merger Agreement with UNICOM, and the Board unanimously recommended approval of the Merger Agreement and the transactions contemplated by the agreement be submitted to the Company’s shareholders for their consideration and approval.
Immediately following the Board meeting, on September 28, 2012 the Compensation Committee of the Board met to discuss the potential treatment in the Merger of certain restricted stock unit awards and stock options held by certain officers and employees and the Committee’s views regarding the potential grant of bonuses to management in respect of the Company’s fiscal year ending October 31, 2012. The Committee concluded that it should elicit further information before taking any action on these matters.
The Merger Agreement was executed by the parties after the close of business on September 28 and signature pages were exchanged on September 29.
On October 1, 2012 a joint press release announcing the signing of the Merger Agreement was issued by Versant and UNICOM and Versant filed a report on Form 8-K with the SEC filing this press release and the Merger Agreement.
During the go-shop period, which began on September 28, 2012, the date of the Merger Agreement and ended at 11:59 p.m., New York City time on October 29, 2012, RBC contacted a total of 34 strategic and financial parties pursuant to the “go-shop” provisions of the Merger Agreement. Four of these parties, including Parties E , P , Q, and R, each of whom executed non-disclosure and standstill agreements, subsequently held meetings with Company management and another party, Party S, contacted the Company but did not execute a nondisclosure or standstill agreement with the Company. As a result of these discussions, prior to the expiration of the go-shop period we received three non-binding acquisition proposals from parties that our board of directors has determined to be “qualified go-shop bidders”, as defined in the Merger Agreement. Each of these proposals is subject to the completion of due diligence and the negotiation of definitive agreements. Two of the proposals contemplated the acquisition of all of Versant's stock through a merger in which our outstanding shares of common stock would be converted into the right to receive cash. The first of these cash acquisition proposals was received on October 24, 2012 from Party E, a potential strategic acquiror, and the other was received on October 25, 2012 from Party S, an

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investment fund. The cash price proposed by both Party E and Party S exceeds $11.50 per share, and the cash price proposed by Party E was higher than the price proposed by Party S. Party E entered into a nondisclosure and standstill agreement with us on October 10, 2012; Party S has not entered into such an agreement and did not have access to our non-public information prior to delivering its proposal. The third proposal, made by Party P, a privately held potential strategic acquiror, who executed a nondisclosure and standstill agreement with us on October 26, 2012, contemplates a merger or other combination of Party P and the Company in which the Company would continue as the surviving entity, the Company's shareholders would receive a cash dividend and Party P's shareholders would own more than a majority of the total voting stock in the combined company.

On October 26, 2012, our board of directors met, together with representatives of Fenwick & West and RBC, to discuss the proposals for a cash merger from Party E and Party S. Following discussion, and after consultation with representatives of Fenwick & West and RBC, the board of directors determined that each of these proposals met the criteria set forth in the Merger Agreement to qualify Party E and Party S as qualified go-shop bidders, as defined in the Merger Agreement, so as to permit us to continue to provide information to, and negotiate with, these two firms.

On October 29, 2012 our board of directors again met, together with representatives of Fenwick & West and RBC, to discuss the proposal from Party P and information regarding Party P's business, its financial condition and certain internal projections regarding Party P's future operating results and financial condition. Following discussion, and after consultation with representatives of Fenwick & West and RBC, the board of directors determined that Party P's proposal met the criteria set forth in the Merger Agreement to qualify Party P as a qualified go-shop bidder, as defined in the Merger Agreement, so as to permit us to continue to provide information to, and negotiate with, Party P.

In addition, the Board determined that it would be appropriate for us to continue to move forward on the actions required in connection with the Merger, in view of the certainty of the terms of the Merger, the fact that the proposals from Party E, Party S and Party P were preliminary and contingent on further diligence and negotiation, that Party S did not have access to our non-public information when it delivered its proposal (and that the proposal may change following their due diligence), the different structural nature of the proposal from Party P and our obligations under the Merger Agreement. As permitted by the Merger Agreement, on October 10, 2012 we entered into a confidentiality agreement with a standstill provision with Party E and representatives of Party E and its legal counsel commenced a due diligence process. Late on November 2, 2012 we received a draft agreement and plan of merger from Party E.

There is no assurance that the proposals from Party E, Party S or Party P, or any discussions we may have with any of these parties, will ultimately lead to a transaction that is superior to the Merger, or that we will reach final agreement on terms regarding any acquisition of the Company by Party E, Party S or Party P. Our board of directors has not approved, adopted or recommended any acquisition proposal from Party E, Party S or Party P or declared it superior to the Merger Agreement and the Merger. Moreover, our board of directors has not withdrawn, qualified, or modified in any respect its recommendation that our shareholders approve the principal terms of the Merger Agreement and the Merger.

Reasons for the Merger; Recommendation of the Board of Directors
Our board of directors, at a meeting held on September 28, 2012, unanimously (i) approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and (ii) determined that the Merger and the Merger Agreement are advisable and fair to, and in the best interests of, the Company and its shareholders. The Company’s board of directors made its determination after consultation with its independent legal and financial advisors and consideration of a number of factors.
The material factors and potential benefits of the Merger considered by the Company’s board of directors, each of which support the board’s determination set forth above and its recommendation of the Merger Agreement and the Merger, include the following:

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the board of directors’ belief that the cash consideration of $11.50 per share payable in the Merger was likely the highest price per share that UNICOM is willing to pay as a result of the negotiations between the parties;

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the board of directors’ belief that the Merger is more favorable to our shareholders than alternatives to the Merger, including continuing operation by the Company of its business as an independent entity in the ordinary course and to pursue other strategic alternatives;

•
the fact that the Merger and the negotiated Merger consideration is the result of efforts undertaken by the board of directors over an extensive time period to explore potential strategic alternatives to increase the value of the

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Company’s stock, which included the conduct of a thorough process to market test the Company’s value through the active solicitation of proposals to acquire the Company from 35 potential strategic and financial acquirors (in addition to UNICOM);

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the fact that, having solicited indications of interest from those parties we believed might be interested in and capable of proceeding with an acquisition of Versant, none of these companies had, as of September 28, 2012, provided a competing proposal that is superior to the Merger;

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the recent and historical market prices of our common stock, including the market price of our common stock relative to those of other industry participants and general market indices, and the fact that the $11.50 per share cash merger consideration represents a premium of 17% to the closing market price of $9.85 per share of our common stock on September 28, 2012;

•
the fact that the $11.50 per share cash merger consideration represents a premium of approximately 82% to the Company’s enterprise value (obtained by adding any short and long-term debt to the sum of the market value of the Company’s fully diluted common stock, the book value of any minority interest in other equity and the value of any material debt equivalent liabilities less any cash equivalents, marketable securities and other instruments) represented by the September 28, 2012 closing market price of $9.85 per share of Versant common stock;

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the financial presentation of RBC Capital Markets, LLC (including the assumptions and methodologies underlying its related analysis) and the written opinion of RBC that, as of September 28, 2012 and subject to the assumptions, qualifications and limitations set forth therein, the per share price of $11.50 in cash, without interest, for each share of our common stock specified in the Merger Agreement was fair, from a financial point of view, to our shareholders (we urge you to read RBC’s opinion, which is attached as Annex C to this proxy statement, carefully in its entirety, as well as the information contained in “The Merger—Opinion of the Company’s Financial Advisor” beginning on page 40 for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken by RBC);

•	the Company’s historical performance relative to its internal projections, operating plan and strategic goals and trends in the Company’s business;

•	the board of directors’ understanding and assessment of the business, operations, financial condition, earnings and prospects of Versant, including its prospects as an independent entity;

•	significant risks and challenges to our growth that we face as a smaller company, including without limitation:

•	strong competition from much larger competitors with broader suites of product offerings;

•	the risk that our solutions may be superseded by new and evolving technologies;

•	our reliance on revenues from customers in a limited number of industries;

•	the costs, execution risks and other uncertainties associated with our Big Data new products initiative;

•	challenges we face as a smaller public company to successfully compete for the recruitment of qualified personnel; and

•	cost inefficiencies and limitations on our operations associated with our being a small publicly held company.

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the board of directors’ belief that efforts to expand the Company’s product offerings and customer base, such as through our recent Big Data new products initiative, will involve reliance on strategic relationships with third parties, require substantial investment that is likely to adversely affect the Company’s operating results for some time period, and entail risks, including significant execution risks;

•
current and projected continuing challenging economic and market conditions, and general uncertainty surrounding forecasted economic conditions in both the near-term and the long-term, globally as well as within the enterprise software industry and the difficulty these conditions pose to planning for our future business;

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•
the relative illiquidity and volatility of the trading market for our common stock and the fact that the all-cash merger consideration will allow Versant shareholders to immediately realize at the closing of the Merger a fair value in cash for their investment, and providing shareholders certainty of value for their shares;

•	the likelihood that the Merger would be completed based on, among other things:

◦	the absence of a financing condition in the Merger Agreement,

◦
the fact that the Merger Agreement provides that UNICOM would be required to pay to the Company a termination fee of $1.0 million in the event that the Merger Agreement is terminated under certain circumstances,

◦	UNICOM’s recent completion of other acquisition transactions, and

◦	the absence of significant antitrust risk;

•
the fact that the Merger Agreement provides the procedural safeguard of a “go-shop” right to solicitation period, which began on September 28, 2012 and ended at 11:59 P.M. New York City time on October 29, 2012 (such period the “go-shop period”), during which period we and our subsidiaries were permitted, subject to compliance with certain conditions of the Merger Agreement, to solicit acquisition proposals and engage in discussions and negotiations with third parties regarding such acquisition proposals to help assess and ensure the fairness of the Merger consideration;

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the fact that, although the Merger Agreement generally prohibits us from soliciting or engaging in discussions for an acquisition proposal after expiration of the go-shop period with parties other than Qualified Go-Ship Bidders (defined below), the Merger Agreement affords our board of directors the ability, after expiration of the go-shop period and prior to the earlier of consummation of the Merger or termination of the Merger Agreement (subject to compliance with the Merger Agreement), to participate in discussions or negotiations with, or provide non-public information to, any person in response to an unsolicited acquisition proposal for the Company, if our board determines, after consultation with outside legal counsel and its financial advisor, that such acquisition proposal constitutes, or is reasonably likely to result in, a superior offer such that failure to take such action would be inconsistent with the board’s fiduciary duties (where here a “Qualified Go-Shop Bidder” means a party from whom the Company or its representatives has received, after signing of the Merger Agreement and prior to expiration of the go-shop period, an acquisition proposal that our board determines in good faith, prior to expiration of the go-shop period (after consultation with outside legal counsel and its financial advisor) is, or could reasonably be expected to lead to, a superior offer);

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the fact that, subject to compliance with its terms, the Merger Agreement allows our board of directors to withdraw or modify its recommendation of approval of the Merger Agreement and the Merger to our shareholders if, prior to our shareholders’ approval of the Merger and the Merger Agreement, our board of directors determines in good faith, after consulting with outside legal counsel and its financial advisor, either that (i) the Company has received a superior offer that has not been withdrawn; or (ii) the failure to withdraw or modify the board’s recommendation to the Company’s shareholders to approve the Merger Agreement and the Merger would be inconsistent with the board’s fiduciary obligations, subject, in the case of termination, to our payment to UNICOM of a termination fee of (a) $750,000, if the termination fee becomes payable in connection with an acquisition proposal made by a Qualified Go-Shop Bidder or (b) $1,500,000 otherwise;

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that, subject to compliance with its terms, the Merger Agreement may be terminated by the Company if our board of directors authorizes the Company to enter into a binding definitive acquisition agreement for a transaction that is a superior offer to the Merger (and UNICOM does not make, within two (2) business days after its receipt of the Company’s written notice of its intention to enter into such agreement, a binding offer that our board of directors determines in good faith, after consultation with outside legal counsel and its financial advisor, is at least as favorable to the Company’s shareholders as such superior offer), subject to payment by the Company to UNICOM of a Termination Fee of (a) $750,000, if the termination fee becomes payable in connection with an acquisition proposal made by a Qualified Go-Shop Bidder or (b) $1,500,000 otherwise.

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the fact that the Merger Agreement provides that UNICOM is obligated to pay us a termination fee of $1,000,000 as liquidated damages if either: (a) we are not in material breach of the Merger Agreement and we terminate the Merger Agreement due to a breach by UNICOM that causes the conditions to our obligations to consummate the Merger under Section 7.1 or Section 7.2 of the Merger Agreement (relating to breach of UNICOM’s or Merger Sub’s representations

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or warranties or covenants) to not be satisfied, unless such breach or inaccuracy is curable and is cured by UNICOM or Merger Sub within 30 days after notice to UNICOM of the breach; or (b) the Company terminates the Merger Agreement because the Merger has not been consummated by March 31, 2013 (or any other date that UNICOM and the Company may agree upon in writing), if at the time of termination the conditions to UNICOM’s obligation to consummate the Merger have been satisfied and UNICOM’s failure to consummate the Merger by such date is not principally caused by the Company’s failure to perform its obligations under the Merger Agreement that are required to be performed before consummation of the Merger; and

•
the availability of statutory dissenting shareholder rights to holders of Versant common stock who comply with all of the required procedures under Chapter 13 of the California General Corporation Law, which allows such holders, under certain conditions, to demand that the Company purchase the shares of common stock of the Company owned by them at their fair market value as determined by the California Superior Court.

In the course of its consideration of the Merger, the Company’s board of directors also considered certain material risks or potentially adverse factors of entering into the Merger Agreement and pursuing the Merger in making its determination and recommendation, including the following:

•
the risks and costs to us if the Merger does not close, including the diversion of our management’s and employee’s attention, the risk of employee attrition and the effect on our business relationships and customers and the value of our stock;

•
the restrictions that the Merger Agreement imposes on our ability to actively solicit competing bids after the go-shop period provided for in the Merger Agreement, and the fact that we would be obligated to pay a termination fee of $750,000 or $1,500,000 to UNICOM under certain circumstances and that such termination fee could reduce the incentive for a third party to make a competing bid for us;

•
the restrictions on the conduct of our business prior to the completion of the Merger, requiring us to conduct our business only in the ordinary course and in a manner consistent with past practice, and subject to specific limitations, which may delay or prevent us from undertaking business opportunities (including without limitation taking certain actions to pursue our Big Data new products initiative) that may arise pending completion of the Merger, and the length of time between signing and closing of the Merger when these restrictions are in place;

•
the $11.50 price per share will represent the maximum price per share receivable by Versant shareholders unless the Merger Agreement is terminated in accordance with its terms, and that Versant will cease to be a public company and its shareholders will no longer participate in any future revenue or earnings growth of Versant and thus will not benefit from any appreciation in the Company’s value, including any appreciation in value that could be realized from a result of improvement or greater efficiency in Versant’s operations or from its Big Data new product initiative;

•	the gains from an all-cash transaction would generally be taxable to our shareholders for U.S. federal income tax purposes;

•
some of the Company’s directors and named executive officers, as shareholders, may have interests that may differ from those of Versant’s other shareholders (see “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 46 for more information);

•	the significant costs involved in connection with entering into and completing the Merger, which could have an adverse effect on the Company if the Merger is not consummated;

•	the risk that the Company’s cash and accounts receivable balance may fall below the closing level required by the Merger Agreement;

•	the risk that UNICOM is unable to timely fund the payments payable to the Company’s shareholders in the Merger;
The foregoing discussion of the factors considered by the board of directors is not intended to be exhaustive, but does set forth the principal factors considered by the board of directors. The board of directors collectively reached the unanimous conclusion to recommend the adoption of the merger agreement in light of the various factors described above and other factors that each member of the board of directors believed were appropriate. In view of the wide variety of factors considered by the board of directors in connection with its evaluation of the Merger and the complexity of these matters, the board of directors did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it

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considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the board. Rather, the board of directors made its recommendation based on the totality of information presented to it and the investigation conducted by it. In considering the factors discussed above, individual directors may have given different weights to different factors.
After evaluating these factors and consulting with its legal and financial advisors, our board of directors unanimously determined that the Merger is fair to, and in the best interests of, the Company and our shareholders and that the Merger Agreement and the Merger are advisable. Accordingly, our board of directors approved the Merger Agreement and recommended that our shareholders approve the Merger Agreement.
Our board of directors unanimously recommends that you vote “FOR” the proposal to approve the principal terms of the Merger Agreement and the Merger, “FOR” the approval, on a nonbinding, advisory basis, of the proposal regarding “golden parachute” compensation that may be paid or become payable to the Company’s named executive officers in connection with the consummation of the Merger, and “FOR” the proposal to approve adjournment of the special meeting, if the Company determines that adjournment is necessary or appropriate.
Opinion of the Financial Advisor to Our Board of Directors

On September 28, 2012, as financial advisor to our board of directors, RBC rendered its written opinion to our board of directors that, as of that date and subject to the assumptions, qualifications and limitations set forth in its opinion, the per share price of $11.50 in cash, without interest, for each share of our common stock specified in the Merger Agreement was fair, from a financial point of view, to our shareholders. The full text of RBC’s written opinion dated September 28, 2012 is attached to this proxy statement as Annex C. RBC’s opinion was approved by the RBC M&A Fairness Opinion Committee. This summary of RBC’s opinion is qualified in its entirety by reference to the full text of the opinion. We urge you to read RBC’s opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken by RBC.
RBC’s opinion was provided for the information and assistance of our board of directors in connection with its consideration of the Merger. RBC’s opinion did not address our underlying business decision to engage in the Merger or the relative merits of the Merger compared to any alternative business strategy or transaction in which we might engage. RBC’s opinion and the analyses performed by RBC in connection with its opinion and reviewed by our board of directors were only two of many factors taken into consideration by our board of directors in connection with its evaluation of the Merger. RBC’s opinion does not constitute a recommendation to our shareholders as to how you should vote with respect to the Merger.
RBC’s opinion addressed solely the fairness of the per share price payable in the Merger, from a financial point of view, to our shareholders and did not in any way address other terms or arrangements of the Merger or the Merger Agreement, including, without limitation, the financial or other terms of any other agreement contemplated by, or to be entered into in connection with, the Merger Agreement. Further, in rendering its opinion, RBC expressed no opinion about the fairness of the amount or nature of the compensation to any of our officers, directors, or employees, or class of such persons, relative to the compensation to our public shareholders.
In rendering its opinion, RBC assumed and relied upon the accuracy and completeness of all information that was publicly available to RBC and all of the financial, legal, tax, operating, and other information provided to or discussed with it by us, including, without limitation, our financial statements and related notes thereto. RBC did not assume responsibility for independently verifying, and did not independently verify, this information. RBC assumed that the financial estimates, projections and forecasts of Versant prepared by our management and reviewed by RBC were reasonably prepared reflecting the best currently available estimates and good faith judgments of the future financial performance of Versant as a standalone entity. RBC expressed no opinion as to those financial estimates, projections and forecasts or the assumptions on which they were based. RBC did not assume any responsibility to perform, and did not perform, an independent evaluation or appraisal of any of the assets or liabilities of Versant, and RBC was not furnished with any such valuations or appraisals. In addition, RBC did not assume any obligation to conduct, and did not conduct, any physical inspection of the properties or facilities of Versant. Additionally, RBC was not asked to, and did not consider, the possible effects of any litigation or other claims affecting Versant. RBC did not investigate and made no assumption regarding the solvency of Versant, UNICOM or Merger Sub.
In rendering its opinion, RBC assumed, in all respects material to its analysis, that all conditions to the consummation of the Merger would be satisfied without waiver. RBC further assumed that the executed version of the Merger Agreement would not differ, in any respect material to its opinion, from the latest draft RBC received on September 26, 2012.

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RBC’s opinion spoke only as of the date it was rendered, was based on the conditions as they existed and information with which RBC was supplied as of such date, and was without regard to any market, economic, financial, legal or other circumstances or events of any kind or nature which may exist or occur after such date. RBC has not undertaken to reaffirm or revise its opinion or otherwise comment on events occurring after the date of its opinion and does not have an obligation to update, revise or reaffirm its opinion. Unless otherwise noted, all analyses were performed based on market information available as of September 27, 2012, the trading day on which RBC finalized its analysis.
In connection with its review of the Merger and the preparation and rendering of its opinion, RBC undertook the review and inquiries it deemed necessary and appropriate under the circumstances, including:

•	reviewing the financial terms of the Merger Agreement received by RBC on September 26, 2012;

•
reviewing and analyzing certain publicly available financial and other data with respect to Versant and certain other relevant historical operating data relating to Versant made available to RBC from published sources and from our internal records;

•	reviewing financial estimates, projections and forecasts of Versant prepared by our management;

•	conducting discussions with members of our senior management with respect to our business prospects and financial outlook as a standalone entity;

•	reviewing the reported prices and trading activity for our common stock; and

•	performing other studies and analyses as RBC deemed appropriate.

In arriving at its opinion, in addition to reviewing the matters listed above, RBC performed the following analyses:

•	RBC compared the financial metrics of selected precedent transactions with the financial metrics implied by the per share price payable in the Merger; and

•	RBC compared selected market valuation metrics of Versant and other comparable publicly traded companies with the financial metrics implied by the per share price payable in the Merger.

In connection with the rendering of its opinion to our board of directors, RBC reviewed with our board of directors the analyses listed above and other information material to the opinion. RBC informed our board of directors that it did not perform a discounted cash flow analysis because we do not prepare sufficiently long-term financial projections to facilitate such an analysis and that in its professional judgment RBC did not believe that a discounted cash flow analysis was a reliable method for determining the value of a company of our size due to the particular difficulty of forecasting the long-term future results of smaller companies. RBC used multiples based on results for the last twelve months (“LTM”) ended July 31, 2012 and projected calendar year 2012 in its analyses of the fairness of the per share price payable in the Merger from a financial point of view. Set forth below is a summary of the analyses used by RBC, including information presented in tabular format. To fully understand the summary of the analyses used by RBC, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analysis.
For all purposes of its analyses summarized in this section, RBC defined enterprise value (“EV”) as equity value plus total debt, preferred stock and minority interest less cash, cash and cash equivalents.

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Comparable Precedent Transaction Analysis

RBC prepared a comparable precedent transaction analysis of our implied transaction multiples relative to a group of publicly-announced merger and acquisition transactions that RBC deemed for purposes of its analysis to be comparable to the Merger. In selecting comparable precedent transactions, RBC considered mergers and acquisitions publicly announced since January 1, 2009 in the enterprise software and technology industry in which the publicly-traded target company had a transaction value of between $20 and $200 million.

Acquiror	Target
Actian Corporation	Pervasive Software Inc.
Thoma Bravo, LLC	InfoVista S.A.
Arris Group Inc.	BigBand Networks Inc.
Amdocs Limited	Bridgewater Systems Corporation
Quest Software Inc.	BakBone Software, Inc.
Marlin Equity Partners, LLC	Phoenix Technologies Ltd.
Thoma Bravo, LLC	PLATO Learning, Inc.
Pegasystems Inc.	Chordiant Software, Inc.
The Descartes Systems Group Inc	Porthus N.V.
Actuate Corporation	Xenos Group Inc.
Accel-KKR LLC	Kana Software, Inc.
SAP AG	SAF Simulation, Analysis and Forecasting AG
Infor Global Solutions, Inc. / Golden Gate Capital	Softbrands, Inc.
Micro Focus International plc	Borland Software Corporation
LLR Partners Inc.	I-Many, Inc.
Thoma Bravo, LLC	Entrust, Inc.
Consona Corporation	SupportSoft, Inc., Enterprise Business
Vista Equity Partners	SumTotal Systems, Inc.
Vector Capital	Aladdin Knowledge Systems Ltd.
For the purpose of RBC’s analysis with respect to Versant’s LTM results ending July 31, 2012, RBC analyzed actual results for the final quarter of Versant’s 2011 fiscal year and the first three quarters of the Company’s 2012 fiscal year.
RBC compared EV-to-LTM revenue and EV-to-LTM earnings before interest, taxes, depreciation and amortization (“EBITDA”) multiples relating to the Merger with corresponding multiples in the comparable precedent transactions. For the purpose of calculating the multiples for the comparable precedent transactions, multiples of LTM revenue and LTM EBITDA were derived from the actual revenue and EBITDA (adjusted to exclude non-cash and one-time charges) of the target companies in the last twelve months prior to the announcement of the transaction. In discussing its analysis with our board of directors, RBC noted that 5 of the 19 comparable precedent transactions had EBITDA multiples that were either not available or not meaningful due to the respective target’s having minimal or negative EBITDA. Financial data regarding the precedent transactions was taken from filings with the SEC and other public filings, Wall Street research, Dealogic, Factset and Bloomberg.

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The following table compares the selected implied transaction multiples for the Merger with the corresponding multiples for the selected precedent transactions:

	Precedent Transactions				Versant
	Min.	Median	Mean	Max.	(As Implied by the Merger Per Share Price)

EV as a multiple of:
LTM Revenue	0.5x	1.1x	1.2x	2.6x	0.7x
LTM EBITDA	5.4x	10.8x	14.4x	56.9x	11.0x
RBC noted that our multiple for EV-to-LTM revenue implied by the per share price payable in the Merger was within the range of the selected precedent transactions but was below both the mean and median multiples found in those transactions analyzed. RBC noted that our multiple for EV-to-LTM EBITDA implied by the per share price payable in the Merger was within the range of selected precedent transactions, was above the median multiple and was below the mean multiple found in those transactions analyzed.
Comparable Public Company Analysis
RBC prepared a comparable company analysis of certain of our implied transaction multiples relative to a group of publicly-traded companies that RBC deemed for purposes of its analysis to be comparable to us. In selecting publicly-traded companies, RBC considered small-cap comparable companies focused primarily on enterprise software with EVs less than $200 million and estimated 2011 to 2012 revenue growth rates of less than 15%.
Small-Cap Enterprise Software Comparable Companies

•	American Software, Inc.;

•	QAD Inc.;

•	Pervasive Software Inc.;

•	Datawatch Corporation;

•	Falconstor Software Inc.;

•	Daegis Inc.;

•	Selectica Inc.; and

•	Astea International Inc.

In this analysis, RBC compared our EV implied by the per share price payable in the Merger, expressed as a multiple of our actual LTM revenues and EBITDA as of July 31, 2012 and projected calendar year 2012 revenue and EBITDA, to the respective multiples of actual LTM and projected calendar year 2012 EV-to-revenue and to EV-to-EBITDA of the comparable companies implied by the public trading prices of their common stock. Projected revenue and EBITDA were based on internal management projections in the case of the Company and, in the case of the comparable companies, SEC and other public filings, Bloomberg, Factset, and ThomsonOne Analytics.

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The following table presents our implied EV-to-revenue and EV-to-EBITDA multiples, and the corresponding multiples for the comparable companies, for the periods reviewed by RBC in connection with its analysis:

	Comparable Companies				Versant
	Min.	Median	Mean	Max.	(As Implied by the Merger Per Share Price)
EV as a multiple of:
LTM Revenue	0.5x	0.9x	1.5x	5.4x	0.7x
2012F Revenue	0.7x	1.2x	1.2x	1.5x	0.6x
EV as a multiple of:
LTM EBITDA	7.1x	11.1x	16.1x	41.5x	11.0x
2012F EBITDA	8.2x	10.3x	10.3x	12.4x	10.6x

RBC noted that: (1) our EV-to-revenue multiple implied by the per share price payable in the Merger for the LTM as of July 31, 2012 was within the observed range of multiples but was below both the mean and median multiples of the comparable companies analyzed; (2) our EV-to-revenue multiple implied by the per share price payable in the Merger for the projected calendar year 2012 was below the observed range of multiples of the comparable companies analyzed; (3) our EV-to-EBITDA multiple implied by the per share price payable in the Merger for the LTM as of July 31, 2012 was within the observed range of multiples but was below both the mean and median multiples of the comparable companies analyzed; and (4) our EV-to-EBITDA multiple implied by the per share price payable in the Merger for the projected calendar year 2012 was within the observed range of multiples, and was above the median and mean multiples of the comparable companies analyzed.
Overview of Analyses; Other Considerations

In reaching its opinion, RBC did not assign any particular weight to any one analysis or the results yielded by that analysis. Rather, having reviewed these results in the aggregate, RBC exercised its professional judgment in determining that, based on the aggregate of the analyses used and the results they yielded, the per share price payable in the Merger was fair, from a financial point of view, to our shareholders. RBC believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analyses and, accordingly, also made qualitative judgments concerning differences between the characteristics of Versant and the Merger and the data selected for use in its analyses, as further discussed below.
No single company or transaction used in the above analyses as a comparison is identical to Versant or the Merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses, or transactions analyzed. The analyses were prepared solely for purposes of RBC providing an opinion as to the fairness of the per share price payable in the Merger, from a financial point of view, to our shareholders and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold, which are inherently subject to uncertainty.
The opinion of RBC as to the fairness of the per share price payable in the Merger, from a financial point of view, to our shareholders was necessarily based upon market, economic, and other conditions that existed as of the date of its opinion and on information available to RBC as of that date.
The preparation of a fairness opinion is a complex process that involves the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Several analytical methodologies were used by RBC and no one method of analysis should be regarded as critical to the overall conclusion reached. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The overall conclusions of RBC were based on all the analyses and factors presented herein taken as a whole and also on application of RBC’s own experience and judgment. Such conclusions may involve significant elements of subjective judgment and qualitative analysis. RBC therefore believes that its analyses must be considered as a whole and that selecting portions of the analyses and of the factors considered, without considering all factors and analyses, could create an incomplete or misleading view of the processes underlying its opinion.
In connection with its analyses, RBC made, and was provided by our management with, numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond our

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control. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of Versant or its advisors, none of Versant, RBC or any other person assumes responsibility if future results or actual values are materially different from these forecasts or assumptions.
Our board of directors selected RBC to render its opinion based on RBC’s familiarity with the market in which we compete and RBC’s experience with small cap companies. RBC has advised on numerous acquisitions of unaffiliated third parties in the enterprise software market. In receiving and taking into consideration RBC’s opinion dated September 28, 2012, our board of directors was aware of other investment banking and financial advisory services that RBC had provided to us, referred to below in this section. RBC is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. In the ordinary course of business, RBC may act as a market maker and broker in the publicly-traded securities of Versant and receive customary compensation, and may also actively trade securities of Versant for its own account and the accounts of its customers, and, accordingly, RBC and its affiliates may hold a long or short position in such securities.
Under its engagement agreement with our board of directors dated December 30, 2010, as amended dated January 9, 2012, and as amended further dated September 12, 2012, RBC became entitled to receive a fee of $250,000 upon the delivery of its September 28, 2012 opinion to our board of directors regarding the fairness to our shareholders, from a financial point of view, of the per share price payable in the Merger, without regard to whether RBC’s opinion was accepted or the Merger is consummated. In addition, for its services as financial advisor to Versant in connection with the Merger, if the Merger is successfully completed RBC will receive an additional, larger transaction fee of $750,000, against which the fee payable for the delivery of RBC’s September 28, 2012 opinion will not be credited. Further, in the event that the Merger is not completed and Versant consummates at any time thereafter, pursuant to a definitive agreement or letter of intent or other evidence of commitment entered into during the term of RBC’s engagement or during the 12 months following the term, another “Transaction”, RBC’s engagement letter provides that RBC will be entitled to a specified Transaction fee based on the “Aggregate Transaction Value” of such other “Transaction” (all as specified in RBC’s amended engagement agreement). In addition, whether or not the Merger closes, or another Transaction occurs, we have agreed to indemnify RBC for certain liabilities that may arise out of RBC’s engagement, including, without limitation, liabilities arising under the federal securities laws, and to reimburse the reasonable out-of-pocket expenses incurred by RBC in performing its services (subject to a limit which may not be exceeded without our approval not to be unreasonably withheld). The terms of RBC’s engagement letter were negotiated at arm’s-length between Versant and RBC, and our board of directors was aware of this fee arrangement at the time they reviewed and approved the Merger Agreement.
As described above, RBC Capital Market’s opinion to the board of directors of Versant was one of many factors taken into consideration by the board of directors in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by RBC Capital Markets in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of RBC Capital Markets attached to this proxy statement as Annex C.

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Interests of the Company’s Directors and Executive Officers in the Merger

In considering the recommendations of the board of directors, Versant’s shareholders should be aware that certain of our directors and executive officers have interests in the transaction that are different from, or in addition to, the interests of our shareholders generally. These interests may present them with actual or potential conflicts of interest, and these interests, to the extent material, are described below. The board of directors was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decisions to approve the Merger Agreement and the Merger and the recommendation that our shareholders vote in favor of the proposal to approve the principal terms of the Merger Agreement and the Merger.

The aggregate value of all shares of common stock outstanding on the date of this proxy statement that will be purchased from our executive officers and directors in connection with the Merger will be approximately $509,186.

Management Arrangements

As of the date of this proxy statement, we have not entered into any employment agreements with our management in connection with the Merger. However certain of our employees, including our Chief Financial Officer, Jerry Wong, are parties to retention incentive agreements providing for certain cash compensation and acceleration of vesting of equity awards if such employees’ employment is terminated without cause or is terminated by the employee for “good reason” within one year of a change of control transaction, such as the Merger. Mr. Wong’s retention incentive agreement is described in more detail below under “Narrative Disclosure to ‘Golden Parachute’ Compensation Table”.

We believe that certain members of our management team will continue to be employed by the Company following the Merger. UNICOM, and its affiliates, have not entered into, or negotiated the terms of, any such arrangements with any members of our management, and UNICOM’s and Merger Sub’s obligations to consummate the Merger are not conditioned upon entry into an such arrangements with members of our management team.

Treatment of Equity Compensation Awards

As of September 28, 2012, there were approximately 67,774 shares of the Company’s common stock subject to vested stock options granted under our equity incentive plans to our current executive officers and directors with exercise prices below $11.50 per share. At the effective time of the Merger, each Versant stock option that is outstanding, unexercised and vested will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the amount by which $11.50 per share exceeds the exercise price of such stock option, multiplied by the number of shares as to which such stock option is then vested and exercisable. The aggregate value of all our outstanding, unexercised and vested stock options as of September 28, 2012 that will be converted in connection with the Merger will be approximately $69,456 with respect to our executive officers and approximately $135,855 with respect to our non-employee directors

Under the terms of our 1996 Directors’ Stock Option Plan and 2005 Directors’ Stock Option Plan, all outstanding stock options granted under such plans to our directors will accelerate in full effective as of immediately prior to the consummation of the Merger which will cause additional stock options granted under those plans and held by our directors to vest prior to the Merger and thus become eligible to be converted into cash payments in the Merger. The aggregate value after acceleration of all stock options under those plans is $171,978.

As of September 28, 2012, there were approximately 26,875 shares of our common stock subject to outstanding unvested and vested restricted stock units (which we refer to as “RSUs”) granted under our equity incentive plans to our current executive officers. Pursuant to the terms of their grants, as of September 28, 2012 no RSUs held by our current executive officers were vested but unissued. At the effective time of the Merger, each Versant RSU that is vested but unissued will be canceled and converted into the right to receive an amount in cash, without interest, equal to $11.50 multiplied by the number of shares of common stock as to which the RSU is vested as of immediately before the effective time of the Merger. The aggregate value of RSUs held by our current executive officers and unissued as of September 28, 2012, whose vesting will be accelerated and will be settled and cashed out in connection with the Merger will be $287,500. The accelerated vesting of the RSUs is described in more detail below under “‘Golden Parachute’ Compensation.”

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Treatment of Stock Options. Assuming the Merger is completed on December 14, 2012, the total number of options the vesting of which will be accelerated at the closing, the dollar value of such stock options, the total number of all vested and accelerated, in-the-money stock options held and the dollar value of such stock options that would be cashed out with respect to each of our non-employee directors and named executive officers on an individual basis would be as follows:

	Total Number of Options the Vesting of Which Will Accelerate at the Closing (1) (in shares)	Dollar Value of Accelerated Options (2) (in $)	Total Number of All Options (3) (in shares)	Dollar Value of All Options (2) (in $)
Non Employee Directors:
Uday Bellary	6,000	$6,800	22,131	$65,209
Anthony Bettencourt	6,553	10,841	6,553	10,841
Robert Brammer	4,936	3,983	6,936	4,883
William Delevati	6,000	6,800	17,671	44,185
Herbert May	6,000	6,800	17,600	46,860

Named Executive Officers:
Paul McCullugh	—	—	—	—
Jochen Witte	—	—	—	—
Bernhard Woebker (4)	—	—	8,186	32,796
Jerry Wong	—	—	7,800	36,660

All Non-Employee Directors and Executive Officers as a group	29,489	$35,224	86,877	$241,434

(1)	Only includes currently unvested options that will be accelerated at the closing of the Merger and canceled for a cash payment at the closing, assuming the Merger is consummated on December 14, 2012.
(2)
The dollar value of options is calculated by subtracting the per share exercise price of the specific options from the $11.50 per share merger consideration and multiplying the amount of this difference by the number of shares subject to the options.

(3)
The number of all options includes currently unvested options that will be accelerated at closing of the Merger and canceled for a cash payment at the closing and in-the-money, vested options that will be canceled for a cash payment at the closing of the Merger.

(4)
Mr. Woebker's options include those grants he received for his service as a non-employee director, under our 2005 Directors Stock Option Plan, before he became CEO in fiscal year 2011, all of which are currently vested and thus not subject to acceleration.

(5)	All options reflected in this table have exercise prices below $11.50.

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Treatment of Restricted Stock Units. Assuming the Merger is completed on December 14, 2012, the number of restricted stock units the vesting of which will accelerate at the closing of the merger, the dollar value of such restricted stock units, the total number of all restricted stock units held and the dollar value of such restricted stock units that would be cashed out with respect to each of our non-employee directors and named executive officers on an individual basis would be as follows:

	Total Number of Restricted Stock Units the Vesting of Which Will Accelerate at the Closing (1) (in shares)	Dollar Value of Accelerated Restricted Stock Units (2) (in $)	Total Number of All Restricted Stock Units (3) (in shares)	Dollar Value of All Restricted Stock Units (2) (in $)
Non Employee Directors:
Uday Bellary	—	$—	—	$—
Anthony Bettencourt	—	—	—	—
Robert Brammer	—	—	—	—
William Delevati	—	—	—	—
Herbert May	—	—	—	—

Named Executive Officers:
Paul McCullugh	10,000	115,000	10,000	115,000
Jochen Witte	—	—	—	—
Bernhard Woebker	10,000	115,000	10,000	115,000
Jerry Wong	5,000	57,500	5,000	57,500

All Non-Employee Directors and Executive Officers as a group	25,000	$287,500	25,000	$287,500

(1)
Only includes currently unvested restricted stock units that will be accelerated at the closing of the Merger and canceled for a cash payment at the closing, assuming the closing of the Merger occurs on December 14,2012.

(2)	The dollar value of each restricted stock unit is calculated by multiplying the number of shares underlying such restricted stock unit by $11.50.
(3)	Includes the total number of all restricted stock units that will be canceled for a cash payment at the closing of the merger.

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“Golden Parachute” Compensation.

We have included our proposal number 2 because we are required pursuant to Section 14A of the Exchange Act to include in this proxy statement a non-binding, advisory vote regarding the “golden parachute” compensation payable to our “named executive officers” as determined in accordance with Item 402(t) of Regulation S-K.

The following table sets forth the information required by Item 402(t) of Regulation S-K regarding such compensation for each named executive officer that is based on or otherwise related to the Merger, assuming the following:

•	the cash price per share to be paid to shareholders of the Company in the Merger is $11.50 per share;

•	the Merger closes on the date of the filing of this proxy statement; and

•	the named executive officers will be terminated without cause immediately following the Merger.

	Cash (1) ($)	Equity(2) ($)	Total (1,2) ($)
Name:
Bernhard Woebker	$—	$115,000	$115,000
Jochen Witte (3)	$—	$—	$—
Jerry Wong	$155,000	$57,500	$212,500
Paul McCullugh	$—	$115,000	$115,000

(1) Consists of the estimated cash severance payable to Mr. Wong under his existing Retention Incentive Agreement with the Company, dated September 9, 2009, which we will refer to as his “retention agreement”. This cash severance is only payable to Mr. Wong if he is terminated without “cause” or leaves for “good reason” within twelve months following a change of control.

(2) Consists of the value of all unvested RSUs previously granted under our existing equity incentive plans and accelerated pursuant to the approval of compensation committee of our board of directors on October 22, 2012, assuming the Merger was consummated on December 14, 2012. If the Merger were consummated after December 14, 2012 the value of the accelerated RSUs might be less as over time as certain of the RSUs would vest according to their original terms. These RSUs will become fully vested and free of any forfeiture restrictions immediately before the effective time of the Merger. The value of the RSUs is payable regardless of whether or not the executive’s employment is terminated.

(3) Mr. Witte's employment with Versant terminated effective as of March 10, 2011.

Narrative Disclosure to “Golden Parachute” Compensation Table.

Under the terms of Mr. Wong’s retention agreement, if Mr. Wong is terminated without “cause” or voluntarily resigns his position for “good reason” within twelve months following a change of control of the Company, the Company or its successor will pay Mr. Wong a lump sum cash payment equal to one-twelfth of Mr. Wong’s base salary and target annual cash bonus as of the date that he was terminated multiplied by the number of years (including fractions thereof, but not to exceed a maximum of six years) that Mr. Wong had been continuously employed by the Company as of the date he was terminated; provided, that such payment will not exceed 50% of his base salary and target annual cash bonus as of his termination date.

Under the terms of Mr. Wong’s retention agreement, if he is terminated without “cause” or resigns for “good reason” within twelve months following a change of control, any then outstanding and unvested options or equity awards (such as RSUs) granted by the Company to Mr. Wong prior to the consummation of the change of control will accelerate to afford Mr. Wong six months of additional vesting for each year (or fraction thereof) that Mr. Wong had been continuously employed by the Company as of the date of his termination (provided such additional vesting does not exceed a maximum total of 36 months of additional vesting). However, after the consummation of the Merger, no unvested options or equity awards of the Company will remain outstanding. Pursuant to the Merger Agreement, any unvested options or equity awards will be terminated as of the effective time of the Merger. Due to his tenure with the Company, Mr. Wong is currently eligible for the maximum amounts of cash severance and accelerated vesting of his stock options and equity awards. On October 22, 2012, the compensation committee of our board of directors approved the acceleration of the vesting of all of Mr. Wong’s RSUs effective immediately before the effective time of the Merger.

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In addition to any “golden parachute” compensation described above, earlier in fiscal 2012 the Company has paid certain discretionary cash bonuses to Mr. Woebker in the amount of $50,000 and to Mr. Wong in the amount of $75,000 in recognition of their contributions to the Company during fiscal year 2012. The Compensation Committee of the Company’s board of directors is also currently considering the potential award of certain cash bonuses to Mr. Woebker and Mr. Wong related to the general progress and financial results of the Company for its fiscal year ending October 31, 2012 not described above and it is currently contemplated that, if such bonuses are awarded, the amount of such cash bonuses would not exceed (i) $__________ in the case of Mr. Woebker and $_________ to Mr. Wong. In addition to any “golden parachute” compensation described above , Mr. McCullugh is entitled to a cash bonus pursuant to a sales incentive plan approved by the Compensation Committee based on the Company’s fiscal 2012 revenues. The Company currently expects that the amount of this bonus to Mr. McCullugh will not exceed $__________.

Indemnification and Insurance

Our executive officers and directors are parties to existing indemnification agreements between them and the Company.

In addition, the Merger Agreement provides that, from and after the effective time of the Merger, UNICOM and the Company, as the surviving corporation of the Merger, will, jointly and severally, indemnify and hold harmless any past or present officer or director of the Company or any of its subsidiaries, who we will refer to as “indemnified parties”, against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the indemnified party is or was an officer or director of the Company or any of its subsidiaries, whether asserted or claimed before, at or after the consummation of the Merger, to the fullest extent permitted by law. Indemnified parties will also be entitled to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from each of UNICOM and the Company, as the surviving corporation of the Merger, with respect to any matters subject to indemnification under the Merger Agreement, provided that any person to whom expenses are advanced will undertake, to the extent required by the California General Corporation Law, to repay the advanced expenses to UNICOM and the surviving corporation if it is ultimately determined that such person is not entitled to indemnification.

In addition, for six years after the consummation of the Merger, the articles of incorporation and bylaws of the surviving corporation will contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of the Company and its subsidiaries than are presently set forth in the Company’s articles of incorporation and bylaws.

The surviving corporation of the Merger will, at no expense to the beneficiaries, either (i) maintain in effect for six years after the consummation of the Merger our current directors’ and officers’ liability insurance policies with respect to matters existing or occurring at or prior to the effective time of the Merger, so long as the annual premium of such policies would not be in excess of 200% of the last annual premium paid prior to the effective time of the Merger, which we refer to as the “maximum premium”, or (ii) purchase a six year extended reporting period endorsement with respect to our current directors’ and officers’ liability insurance policies and maintain such endorsement in full force and effect for its full term. If our existing insurance expires, is terminated or canceled during the six-year period or exceeds the maximum premium, the surviving corporation will obtain as much directors’ and officers’ liability insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the maximum premium, on terms and conditions no less advantageous to the indemnified parties than the Company’s and its subsidiaries’ existing directors’ and officers’ liability insurance.

Prior to the effective time of the Merger, we may purchase a six year extended reporting period endorsement with respect to our current directors’ and officers’ liability insurance policies (provided that the endorsement does not cost more than the maximum premium), in which case, the surviving corporation will maintain that endorsement in full force and effect for its full term.

UNICOM and the surviving corporation of the Merger will, jointly and severally, pay all expenses, including reasonable attorneys’ fees, that may be incurred by the Company’s directors and officers in connection with their enforcement of their rights described above.

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Material U.S. Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences of the Merger to U.S. persons (as defined below) whose shares of the Company’s common stock are converted into the right to receive cash in the Merger. This discussion is based on provisions of the Code, Treasury Regulations thereunder and administrative rulings and court decisions, each as in effect as of the date of this proxy statement and all of which are subject to change or differing interpretations. Any such change, which may or may not be retroactive, or differing interpretation could alter the tax consequences to the holders of Company common stock as described herein. This summary does not purport to consider all aspects of U.S. federal income taxation that might be relevant to our shareholders. For purposes of this discussion, we use the term “U.S. person” to mean a beneficial owner of shares of the Company’s common stock that is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized under the laws of the United States or any of its states or political subdivisions;

•
a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person;

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds the Company’s common stock, the tax treatment of a partner generally will depend on the status of the partners and the activities of the partnership. A partner of a partnership holding the Company’s common stock should consult its tax advisor.

This summary applies only to beneficial owners who hold shares of the Company’s common stock as capital assets, and may not apply to shares of the Company’s common stock received in connection with the exercise of employee stock options or otherwise as compensation, shareholders who hold an equity interest, directly or indirectly, in UNICOM or the surviving corporation after the Merger, or to certain types of beneficial owners who may be subject to special rules (such as insurance companies, banks, tax-exempt organizations, financial institutions, broker-dealers, partnerships, S corporations or other pass-through entities, mutual funds, traders in securities who elect the mark-to-market method of accounting, shareholders subject to the alternative minimum tax, shareholders that have a functional currency other than the U.S. dollar, or shareholders who hold the Company’s common stock as part of a hedge, straddle or a constructive sale or conversion transaction). This discussion does not address the receipt of cash in connection with the cancellation of options to purchase shares of the Company’s common stock, restricted stock units, or any other matters relating to equity compensation or benefit plans. This discussion also does not address the U.S. tax consequences to any shareholder who, for U.S. federal income tax purposes, is a non-resident alien individual, foreign corporation, foreign partnership or foreign estate or trust, and does not address any aspect of state, local or foreign tax laws.

Conversion of Shares of the Company’s Common Stock into the Right to Receive Cash
Pursuant to the Merger Agreement.
The exchange of shares of the Company’s common stock for cash in the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a shareholder whose shares of the Company’s common stock are converted into the right to receive cash in the Merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received with respect to such shares and the shareholder’s adjusted tax basis in such shares. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction). Such gain or loss will be long-term capital gain or loss provided that a shareholder’s holding period for such shares is more than twelve (12) months at the time of the consummation of the Merger. Long-term capital gains of individuals are eligible for reduced rates of taxation. For individuals, the maximum federal capital gains rate on long-term capital gain is currently 15%, and the maximum federal rate applicable to capital gain that is not long-term capital gain is 35%. For corporate shareholders capital losses can be deducted only to the extent of capital gains and, for individual shareholders, capital losses are similarly deductible to the extent of capital gains, but may be further deductible up to a maximum of $3,000 in any one taxable year. Carryovers of unused capital losses to other taxable years may be permitted in certain circumstances.

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Dissenting Shareholder Rights.

Under specified circumstances, holders of Company common stock may be entitled to dissenting shareholder rights in connection with the Merger. If a holder of Company common stock receives cash pursuant to the exercise of dissenting shareholder rights, such holder generally will recognize gain or loss, measured by the difference between the cash received and such holder’s tax basis in such Company capital stock. Holders of Company capital stock who exercise dissenting shareholder rights are urged to consult their own tax advisors. Interest, if any, awarded in a proceeding by a court would be included in such dissenting shareholders’ income as ordinary income.

Backup Withholding and Information Reporting.

Backup withholding (currently at a rate of 28%) of tax may apply to cash payments to which a non-corporate shareholder is entitled under the Merger Agreement, unless the shareholder or other payee provides a taxpayer identification number, certifies that such number is correct, and otherwise complies with the backup withholding rules. Each of our shareholders should complete and sign the Substitute Form W-9 included as part of the letter of transmittal (if the shareholder is a United States resident or domestic entity) or Form W-8IMY, Form W-8BEN or other Form W-8 (if the shareholder is a nonresident alien individual or foreign entity) and return it to the paying agent, in order to provide the information and certification necessary to avoid backup withholding, unless an exemption applies and is established in a manner satisfactory to the paying agent. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowable as a refund or a credit against a shareholder’s U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service. Cash received in the Merger will also be subject to information reporting unless an exemption applies.

The U.S. federal income tax consequences described above are not intended to constitute a complete description of all tax consequences relating to the Merger. Because individual circumstances may differ, each shareholder should consult the shareholder’s tax advisor regarding the applicability of the rules discussed above to the shareholder and the particular tax effects to the shareholder of the Merger in light of such shareholder’s particular circumstances, the application of state, local and foreign tax laws, and, if applicable, the tax consequences of the receipt of cash in connection with the cancellation of options, stock appreciation rights or restricted stock units to purchase shares of the Company’s common stock, including the transactions described in this proxy statement relating to our other equity compensation and benefit plans.

Litigation Related to the Merger
On October 17, 2012, a purported class action lawsuit was filed in the Superior Court of the State of California, by G.J. Mornard, an alleged stockholder of the Company (Mornard v. Versant Corporation et al., Case No. CIV517433). The lawsuit alleges: (i) that the members of our board of directors breached fiduciary duties they allegedly owed in negotiating and approving the Merger Agreement, that the Company's shareholders will not likely receive adequate or fair value for their Versant common stock in the Merger, and that the terms of the Merger Agreement impose improper deal protection devices that will allegedly preclude competing offers, and (ii) that UNICOM and Merger Sub aided and abetted the purported breaches of fiduciary duty. The lawsuit seeks, among other things, an injunction against the consummation of the Merger and rescission in the event that the Merger has already been consummated prior to the entry of the court's final judgment, an award of damages, costs and expenses, including attorneys' and experts' fees and expenses, and such other equitable relief that the court deems just and proper.

In addition, on November 2, 2012, another purported class action lawsuit was filed in the Superior Court of the State of California by Robert J. McDermott, an alleged stockholder of the Company (McDermott v. Versant Corporation et al., Case No. CIV517809). The lawsuit alleges: (i) that the members of our board of directors breached fiduciary duties they allegedly owed in negotiating and approving the Merger Agreement, that the Company's shareholders will not likely receive adequate or fair value for their Versant common stock in the Merger, and that the terms of the Merger Agreement impose improper deal protection devices that will allegedly preclude competing offers, and (ii) that Versant, UNICOM and Merger Sub aided and abetted the purported breaches of fiduciary duty. The lawsuit seeks, among other things, an injunction against the consummation of the Merger and rescission in the event that the Merger has already been consummated prior to the entry of the court's final judgment, an award of damages, costs and expenses, including attorneys' and experts' fees and expenses, and such other equitable relief that the court deems just and proper.

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Regulatory Matters

We do not believe that the notification and waiting period requirements of the HSR Act apply to the proposed transaction. However, the Federal Trade Commission (which we refer to as the “FTC”) and the Department of Justice (which we refer to as the “DOJ”) frequently scrutinize the legality under the antitrust laws of transactions. At any time before or after the consummation of the Merger, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the transaction or seeking the divestiture of shares purchased or the divestiture of substantial assets of UNICOM, Versant or their respective subsidiaries.

Private parties, state attorneys general and/or foreign governmental entities may also bring legal action under antitrust laws under certain circumstances. Based upon an examination of information available relating to the businesses in which UNICOM, Versant and their respective subsidiaries are engaged, the parties believe that the transaction will not violate the antitrust laws. Nevertheless, there can be no assurance that a challenge to the transaction on antitrust grounds will not be made or, if such a challenge is made, what the result would be.

We are required to file the Agreement of Merger in substantially the form attached to this proxy statement as Annex B with the California Secretary of State to effect the Merger. We believe that we are not required to make any other filings nor obtain any other material governmental consents or approvals before the parties’ completion of the purchase. If any such other approvals, consents or filings are required to consummate the Merger, we will seek or make such consents, approvals or filings.

Delisting and Deregistration of the Company’s Common Stock

If the Merger is completed, our common stock will be delisted from The NASDAQ Capital Market and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC on account of our common stock.

THE MERGER AGREEMENT

This section of the proxy statement describes the material provisions of the Merger Agreement but does not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached as Annex A to this proxy statement and incorporated into this proxy statement by reference. We urge you to read the full text of the Merger Agreement because it is the legal document that governs the Merger. The Merger Agreement has been included to provide you with information regarding its terms. It is not intended to provide you with any other factual information about us. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in “Where You Can Find More Information” beginning on page 72.

The Merger

The Merger Agreement provides for the merger of Merger Sub with and into Versant upon the terms, and subject to the conditions, of the Merger Agreement. As the surviving corporation, the Company will continue to exist immediately following the Merger.

Following the completion of the Merger, we expect the common stock to be delisted from The NASDAQ Capital Market and deregistered under the Exchange Act, and cease to be publicly traded.

Closing and Effective Time of the Merger

The closing of the Merger will take place on the later of (A) the second business day following the date on which the conditions to closing of the Merger (described under “The Merger Agreement – Conditions to the Merger”) have been satisfied or waived (other than the conditions that by their terms are to be satisfied at the closing of the Merger, but subject to the satisfaction or waiver of those conditions) or (B) on such other business day as the Company and UNICOM may mutually agree.

Subject to the satisfaction or waiver of the conditions precedent contained in the Merger Agreement and compliance with the applicable requirements of the California General Corporation Law (including our shareholders’ approval of the principal terms of the Merger Agreement and the Merger), the Merger will be effective at the time the Agreement of Merger, attached in substantially the form attached to this proxy statement as Annex B, is filed with the California Secretary of State. We expect to complete the Merger as promptly as practicable after our shareholders approve the principal terms of the Merger Agreement and the Merger. If we receive shareholder approval of the principal terms of the Merger Agreement and the Merger

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at the special meeting, we expect that the filing of the Agreement of Merger and completion of the Merger will take place in our fiscal quarter ending January 31, 2013.

Our amended and restated Articles of Incorporation will be amended at the effective time of the Merger to read in the form of Exhibit C to the Merger Agreement. In addition, our amended and restated bylaws will be amended at the effective time of the Merger to read as the same as Merger Sub's.

Merger Consideration

If the Merger is completed, each share of the Company’s common stock issued and outstanding immediately prior to the consummation of the Merger will be entitled to receive $11.50 in cash (which we sometimes refer to in this proxy statement as the “per share merger consideration” or in the aggregate as the “merger consideration”), without interest and less any applicable withholding taxes.

After the Merger is effective, each holder of a certificate representing any shares of our common stock will no longer have any rights with respect to the shares, except for the right to receive the merger consideration.

Treatment of Stock Options, Restricted Stock and Employee Stock Purchase Plan

Options. At the effective time of the Merger: (i) each Versant stock option that is outstanding, unexercised and vested immediately prior to the effective time of the Merger and has an exercise price less than $11.50 per share will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the amount (if any) by which $11.50 per share exceeds the exercise price of such stock option, multiplied by the number of shares as to which such stock option is then vested and exercisable; (ii) each Versant stock option that is outstanding and unexercised as of immediately prior to the effective time of the Merger that has a per share exercise price greater than or equal to $11.50 per share (whether or not such stock option is vested) will be cancelled as of the effective time of the Merger without any consideration payable in respect of such stock option; and (iii) each Versant stock option that is not vested as of immediately prior to the effective time of the Merger (whether or not its per share exercise price is less than, more than or equal to $11.50 per share) will terminate effective upon the effective time of the Merger without any consideration being payable in respect of such option. The cash payments made in connection with the Merger with respect to vested Versant stock options will be subject to reduction to reflect any amounts required to be deducted and withheld from such payments under applicable tax and other laws.

Restricted Stock Units. At the effective time of the Merger, each Versant restricted stock unit (which we refer to as a “RSU”) that is outstanding and vested as of immediately prior to the effective time of the Merger will be cancelled and converted into the right to receive an amount in cash, without interest, equal to $11.50 multiplied by the number of shares of common stock as to which such RSU is vested as of immediately prior to the effective time of the Merger. Any Versant RSU that is outstanding and unvested as of immediately prior to the effective time of the Merger will, upon effectiveness of the Merger, be cancelled without payment of any consideration for such RSU. The cash payments made in connection with the Merger with respect to vested RSUs will be subject to reduction to reflect any amounts required to be deducted and withheld from such payments under applicable tax and other laws.

Employee Stock Purchase Plan. The final offering period under our 2005 Employee Stock Purchase Plan, as amended (which we refer to as the “ESPP”), will be completed not later than one (1) business day prior to the closing of the Merger and the ESPP will terminate no later than that date.

Payment for the Shares of the Company’s Common Stock

UNICOM will designate a payment agent reasonably acceptable to us to make payment of the merger consideration to holders of Company common stock. At or prior to the closing of the Merger, UNICOM will deposit, or UNICOM will cause to be deposited, with the payment agent the funds appropriate to pay the merger consideration to the shareholders.

As soon as practicable following the consummation of the Merger (but in no event later than two business days), UNICOM and the surviving corporation of the Merger will cause the payment agent to send each holder of record immediately prior to the effective time of the Merger a letter of transmittal and written instructions advising you how to surrender your certificates and uncertificated shares of Versant common stock in exchange for an amount in cash equal to the product obtained by multiplying the aggregate number of shares of the Company’s common stock represented by your certificate(s) or the uncertificated shares, as the case may be, and $11.50 (less any applicable withholding taxes payable in respect thereof). The payment agent will pay you your merger consideration after you have surrendered your certificates or book-entry shares for cancellation to the payment agent together with the letter of transmittal duly completed and validly executed. Interest will not

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be paid or accrue in respect of the merger consideration. YOU SHOULD NOT FORWARD YOUR STOCK CERTIFICATES TO THE PAYMENT AGENT WITHOUT A LETTER OF TRANSMITTAL, AND YOU SHOULD NOT RETURN YOUR STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

If any portion of the cash deposited with the payment agent remains undistributed on the first anniversary following the consummation of the Merger, this undistributed cash will be delivered to UNICOM, and any holders of Company common stock who have not complied with the procedures described in this section will look only to UNICOM for the merger consideration. Any holders of shares of Versant common stock that were outstanding immediately prior to the effective time of the Merger who have not previously exchanged such shares for the merger consideration will only be entitled to request payment of the merger consideration from UNICOM, subject to abandoned property, escheat or other similar laws. On the date that is five years after the consummation of the Merger (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental body pursuant to applicable law), any such undistributed cash will, to the extent permitted by applicable law, become the property of UNICOM free and clear of any claims or interest of any person previously entitled to such undistributed cash.

If you want the payment agent to pay some or all of your portion of the merger consideration to someone other than you, as the registered owner of a share certificate or of uncertificated shares, then you must have your certificate(s) properly endorsed or otherwise in proper form for transfer, and you must pay any transfer or other taxes payable by reason of the transfer or establish to the paying agent’s reasonable satisfaction that the taxes have been paid or are not required to be paid.

In the event that you have lost your share certificate, or if it has been stolen or destroyed, the payment agent will only issue to you your portion of the merger consideration in exchange for such lost, stolen or destroyed certificates upon the making of an affidavit of that fact in form and substance reasonably acceptable to UNICOM.

Representations and Warranties

The Merger Agreement contains representations and warranties made by us to UNICOM and Merger Sub and representations and warranties made by UNICOM and Merger Sub to us. The statements embodied in those representations and warranties were made as of specific dates, solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, some of those representations and warranties may not be accurate or complete as of any particular date because they are subject to a contractual standard of materiality or material adverse effect different from that generally applicable to public disclosures to shareholders or used for the purpose of allocating risk between the parties to the Merger Agreement, rather than establishing matters of fact. For the foregoing reason, you should not rely on the representations and warranties in the Merger Agreement as statements of factual information. In addition, factual disclosures about the Company contained in this proxy statement or in the Company’s public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the Merger Agreement. This description of the representations and warranties in the Merger Agreement are included to provide you with information regarding terms of the Merger Agreement.

In the Merger Agreement, the Company has made representations and warranties that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. The representations and warranties of the Company relate to, among other things:

•	corporate matters, including due organization, corporate power and standing;

•	our capitalization;

•	our SEC filings since November 1, 2010 and the financial statements included therein;

•	the absence of a material adverse effect (as described below) on us that is continuing and the absence of certain other changes or events between July 31, 2012 and September 28, 2012;

•	the Company and its subsidiaries have good and valid title to material assets purported to be owned by them;

•	owned and leased property;

•	intellectual property;

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•	material contracts;

•	compliance with legal requirements, including compliance with the Foreign Corrupt Practices Act f 1977, as amended;

•	material governmental authorizations necessary to conduct the businesses of the Company and its subsidiaries;

•	tax matters;

•	employee and labor matters;

•	transactions with affiliates;

•	litigation matters;

•	environmental matters;

•	our corporate power and authority to enter into, and consummate the transactions under, the Merger Agreement, and the enforceability of the Merger Agreement against us;

•
absence of conflicts with, or violations of, organizational documents or applicable laws, or the creation of any liens on our assets as a result of entering into the Merger Agreement or the completion of the Merger or any of the transactions contemplated thereby;

•	absence of conflicts with, or violations of, any of our material contracts;

•	the compliance of this proxy statement with disclosure requirements under the Exchange Act and other applicable laws; and

•	the receipt of a fairness opinion from our financial advisor.

Many of our representations and warranties are qualified by, among other things, exceptions relating to the absence of a material adverse effect on us, which is defined to mean any effect, change, event, occurrence or circumstance that, considered together with all other any effects, changes, events, occurrences or circumstances, would reasonably be expected to have a material adverse effect on: (a) the business, financial condition, or results of operations of the Company and its subsidiaries taken as a whole or (b) the Company’s ability to consummate the Merger; other than, alone or in combination, any:

•
effects, changes, events, occurrences or circumstances resulting from conditions generally affecting the industries in which the Company or any of its subsidiaries participates or the U.S. or global economy or capital markets as a whole, to the extent that such conditions do not have a substantially disproportionate impact on the Company and its subsidiaries taken as a whole when compared to other firms in the industries in which the Company or any of its subsidiaries participates;

•	effects, changes, events, occurrences or circumstances resulting from acts of war, armed hostilities or terrorism;

•
changes in the trading price or trading volume of Versant’s common stock in and of itself since the date of the Merger Agreement (it being understood and agreed that the facts and circumstances giving rise to such change that are not otherwise excluded from the definition of a material adverse effect on us may be taken into account in determining whether one has occurred);

•
effects, changes, events, occurrences or circumstances resulting from the announcement (or pre-announcement disclosure), or pendency of the Merger and the transactions contemplated thereby (including any loss of employees as a result thereof);

•
any failure by the Company to meet internal or published third party projections, estimates or forecasts (it being understood and agreed that the facts and circumstances giving rise to such change that are not otherwise excluded from the definition of a material adverse effect on us may be taken into account in determining whether one has occurred);

•	shareholder class action or derivative litigation;

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•
effects, changes, events, occurrences or circumstances resulting from compliance with the terms of, or the taking of any action required by, the Merger Agreement or actions taken or not permitted to be taken by the Company following consultation with UNICOM; or

•	changes in applicable legal requirements or generally accepted accounting principles.

The Merger Agreement also contains customary representations and warranties made by UNICOM and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. The representations and warranties of UNICOM and Merger Sub relate to, among other things:

•	their due organization, existence, good standing and authority to carry on their businesses;

•	the absence of legal proceedings and governmental orders against UNICOM and Merger Sub;

•	their corporate power and authority to enter into, and consummate the transactions under, the Merger Agreement, and the enforceability of the Merger Agreement against them;

•
the absence of violations of, or conflicts with, their governing documents, applicable law and certain agreements, or the creation of any liens on their assets as a result of entering into the Merger Agreement or the completion of the Merger or any of the transactions contemplated thereby;

•	the required governmental consents and approvals;

•	the absence of advisor fees;

•	the absence of operations of Merger Sub;

•	information supplied for inclusion in this proxy statement;

•	sufficiency of the funds necessary to perform their respective obligations under the Merger Agreement;

•	the absence of shareholder or management arrangements with the Company’s shareholders, directors, officers or affiliates;

•	solvency of UNICOM and surviving corporation and its subsidiaries immediately following consummation of the Merger;

•	lack of ownership of our common stock; and

•	acknowledgement as to the absence of any other representations and warranties of the Company.

Many of the representations and warranties made by UNICOM and Merger Sub are qualified by a material adverse effect standard. For purposes of the Merger Agreement, “material adverse effect” for UNICOM means any effects, changes, events, occurrences or circumstances that would reasonably be expected to have a material adverse effect on the ability of UNICOM to consummate the Merger.

The representations and warranties in the Merger Agreement of each of the Company, UNICOM and Merger Sub will terminate upon the consummation of the Merger or the termination of the Merger Agreement pursuant to its terms.

Conduct of Our Business Pending the Merger

From the date of the Merger Agreement until the earlier of the termination of the Merger Agreement pursuant to the terms thereof or the effective time of the Merger, we have agreed to use commercially reasonable efforts to conduct our business and operating in the ordinary course and in material compliance with all applicable legal requirements.

During the same period, we have also agreed that, subject to certain exceptions, we will not do the following without the prior written consent of UNICOM, which consent shall not be unreasonably withheld, delayed or conditioned:

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declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or split, combine or reclassify any of our capital stock, or acquire, redeem or otherwise reacquire any shares of our capital stock or other securities, other than pursuant to the Company’s right to acquire restricted shares of Versant common stock held by an employee of the Company upon termination of such employee’s employment;

•
issue, deliver, sell, grant or authorize the sale, issuance or grant of any equity interests, or an equity interests convertible into, or exchangeable or exercisable such equity interests, or right to acquire convertible or exchangeable securities (other than the issuance of shares upon the exercise of outstanding options or the granting of equity interests to new employees and to other employees of the Company in the ordinary course of business in connection with the Company’s annual review and promotion processes;

•
subject to certain specified exceptions, amend or accelerate the vesting under, any provision of any of the Company’s equity incentive plans of employee stock purchase plan or any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security, except as required by applicable law or as contemplated by the Merger Agreement or any contract in existence as of the date of the Merger Agreement;

•	amend or permit the adoption of any amendment to our articles of incorporation or bylaws;

•
acquire any equity interest or other interest in any other entity, or effect or become a party to any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;

•
enter into any contract that would explicitly impose any restriction on the right or ability of the Company or any of its subsidiaries: (i) to compete with any other person; (ii) to acquire any product or other asset or any services from any other person; (iii) to develop, sell, manufacture, license, market, assemble, supply, distribute, offer, support or service any product or any technology or other asset to or for any other person; (iv) to perform services for any other Person; (v) to transact business with any other person; or (vi) to operate at any location in the world;

•	other than in the ordinary course of business, make any capital expenditure; whether in the ordinary course of business or otherwise, or make any capital expenditure in excess of $200,000;

•	amend or terminate (other than expiration in accordance with its terms), or waive any material right or remedy under, any material contract;

•
acquire, lease or license any right or other asset from any other person or sell or otherwise dispose of, or lease or license, any right or other asset to any other person (except in each case for assets (i) acquired, leased, licensed or disposed of by the Company in the ordinary course of business, or (ii) that are not material to the business of the Company);

•	make any pledge of any of its material assets or permit any of its material assets, or any of its cash equivalents or short-term investments, to become subject to any encumbrances;

•	lend money to any person (other than advances to Company employees in the ordinary course of business), or except in the ordinary course of business, incur or guarantee any indebtedness;

•
establish, adopt, enter into or amend any of our employee benefit plan or agreement, pay any bonus or make any profit-sharing or similar payment to, or materially increase the amount of the wages, salary, commissions, fringe benefits or other compensation (including equity-based compensation, whether payable in stock, cash or other property) or remuneration payable to, any of our employees (except that we: (i) may provide routine salary increases to our employees in the ordinary course of business and in connection with the Company’s customary employee review process; (ii) may enter into agreements with newly-hired employees; (iii) may amend the employee benefit plans and agreements to the extent required by applicable law; and (iv) may make customary bonus payments in accordance with bonus plans or arrangements existing on the date of the Merger Agreement);

•	hire any employee at the level of “Vice President” or above or with an annual base salary in excess of $200,000 (except in order to fill a position vacated after the date of the Merger Agreement);

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•
other than as required by concurrent changes in generally accepted accounting principles or SEC rules and regulations, change any of its methods of accounting or accounting practices in any material respect;

•	make or change any material tax election;

•
commence any legal proceeding, except: (i) with respect to routine matters in the ordinary course of business; (ii) in such cases where the Company reasonably determines in good faith that the failure to commence suit would result in a material impairment of a valuable aspect of its business; or (iii) in connection with a breach of the Merger Agreement or the transactions contemplated thereby;

•
conduct the business of Company in a manner that would not reasonably be deemed to involve reasonable efforts (on an overall basis) to maintain the Company’s business in the ordinary course (including but not limited to the maintenance of the Company’s assets, trademarks, copyrights, client relationships, contracts, key employees, opportunities, and sales prospects) so as to promote the best interests of Company in a commercially reasonable manner;

•
make any material discretionary cash payments of any kind, including but not limited to discretionary bonuses, discretionary dividend payments and/or declarations, and/or discretionary contributions to the management and/or to employees (other than payments of marketing and similar expenses in the ordinary course of business to persons or entities that are not employees or officers of the Company);

•
make any discretionary amendments to existing director or executive or employee compensation contracts, terms or provisions or amendments or other changes in change of control benefits or rights; issuance of discretionary bonuses; granting of new options; or any other decision outside the regular course of Company’s business that will encumber Company’s assets, or result in a reduction of Company’s cash balance, from the date of the Merger Agreement to consummation of the Merger;

•
subject to certain specified exceptions, except as and to the extent required under the Company’s 2005 Directors Stock Option Plan, as amended, the Company’s 1996 Directors Stock Option Plan, as amended, or under any written agreement of the Company made and in effect prior to the date of the Merger Agreement, and (except with regard to stock options or stock based award held by the Company’s Chief Executive Officer for which vesting may be accelerated), accelerate the vesting of any options to purchase shares of the Company’s common stock or the vesting of any stock-based award;

•	repurchase any shares of our common stock pursuant to the our stock repurchase program;

•
replace, change, alter or amend, at a materially higher cost to Company or at a materially lower level of service, any vendor or supplier or third party service provider; and Company shall not renegotiate, for a material higher cost to Company or to a material lower level of service, any existing vendor or supplier or third party service provider relationship, without approval of UNICOM unless in each such case, in the good faith judgment of the Company, such action is reasonably necessary in order to maintain the business of the Company, preserve its assets and/or avoid liabilities or promoted the Company’s best interests;

•
allow the combined balance of our cash and certain qualified accounts receivable to be below $22,000,000 as of the consummation of the Merger, or enter into any agreement or commitment (other than obligations and payables incurred in the ordinary course of the Company’s business or for fees and expenses incurred as a result of the Merger and Merger Agreement and the transactions contemplated thereby or otherwise permitted by the Merger Agreement) that would prevent the Company’s cash balance from being available to UNICOM to use for the Closing;

•
enter into any new supplier and / or outsourced services relationships not in the ordinary course of the Company’s business, or any joint venture or joint technology development agreement, including but not limited to any relationship with a third party for the development of Company’s technology; or

•	agree or commit to take any of the actions described above.

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Reasonable Best Efforts

We and UNICOM agreed to use reasonable best efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other transactions contemplated thereby. Without limiting the generality of the foregoing, each party to the Merger Agreement agreed to (i) make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the transactions contemplated thereby, and (ii) use reasonable best efforts to obtain each consent (if any) required to be obtained (pursuant to any applicable law or contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated thereby.

Solicitation

During the time period beginning on September 28, 2012 and continuing until 11:59 P.M. New York City time on October 29, 2012 (such time and date the “Go-Shop Expiration Date”), Versant and its subsidiaries were entitled to, directly or indirectly through any of their representatives:

•
solicit, initiate, resume, continue or encourage, whether publicly or otherwise, any acquisition inquiry or acquisition proposal, including by way of providing non-public information relating to the Company; provided that Versant will only permit non-public information to be provided pursuant to a signed confidentiality agreement not materially less restrictive than the Nondisclosure and Standstill Agreement executed by the Company with UNICOM or (as to third parties with whom the Company or its representatives had communications before September 28, 2012 that constituted or may reasonably be expected to lead to an acquisition proposal, any confidentiality agreement entered into before September 28, 2012 with such party) and provided further, that Versant makes available to UNICOM any non-public information relating to the Company that Versant provides to any third party pursuant to this provision that was not previously provided to or made available by Versant to UNICOM; and

•
engage in and maintain discussions or negotiations, including resuming or continuing discussions or negotiations with any party with whom Versant or its representatives had communications with at any time prior to September 28, 2012, with respect to any inquiry, proposal or offer that constitutes or may reasonably be expected to lead to an acquisition proposal, or otherwise cooperate with, assist or participate in or facilitate any such inquiries, proposals, offers, discussions or negotiations or the making of any acquisition proposal.

No Solicitation

Except as may relate to any qualified go-shop bidder (as defined below), we have agreed that, after the Go-Shop Expiration Date until the earlier of the consummation of the Merger or the valid termination of the Merger Agreement we will not, we shall cause our subsidiaries not to, and we shall instruct our representatives not to, directly or indirectly:

•	solicit, initiate, knowingly encourage, induce or facilitate the submission or announcement of any acquisition inquiry or acquisition proposal;

•	furnish or make available any non-public information regarding the Company to any person in connection with or in response to an acquisition inquiry or acquisition proposal;

•	engage in discussions or negotiations with any person with respect to any acquisition inquiry or acquisition proposal;

•	approve, endorse or recommend any acquisition proposal; or

•	enter into any letter of intent or similar document or contract contemplating or otherwise relating to any acquisition transaction.

However, notwithstanding the foregoing restrictions, the Company is not prohibited from (i) furnishing or making available non-public information about the Company to, (ii) entering into discussions and negotiations with, or (iii) amending, waiving, or releasing restrictions contained in any standstill or similar agreement applicable to, any party in response to an acquisition inquiry or acquisition proposal that constitutes, or could reasonably be expected to lead to, a superior offer if: (a) our board of directors concludes in good faith, after having consulted with its financial advisor and outside legal counsel, that the failure to do so would be inconsistent with its fiduciary obligations to our shareholders under applicable law, (b) at least two (2) business days before we first furnish or make available any such non-public information regarding the Company to, or entering into discussions or negotiations with, or taking such actions with respect to a standstill or similar agreement regarding,

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such party, subject to the Company’s obligations pursuant to any existing confidentiality or non-disclosure agreement, the Company gives UNICOM written notice of the identity of such party and of the Company’s intention to furnish or make available non-public information to, and enter into discussions or negotiations with, such party, and the Company receives from such party an executed confidentiality agreement not materially less restrictive than the Company’s confidentiality agreement with UNICOM; and (c) prior to furnishing or making available any such non-public information to such party, the Company furnishes or makes available to UNICOM any of such non-public information we have not previously furnished or made available to UNICOM.

In addition, after the Go-Shop Expiration Date we must promptly (and within no later than 48 hours after receipt of an acquisition inquiry or acquisition proposal) advise UNICOM of such acquisition inquiry or proposal, the identity of the person making or submitting the acquisition inquiry or proposal and its material terms, and keep UNICOM reasonably informed with respect to the status, material terms of and material modifications to, any such acquisition inquiry or proposal.

In addition, at any time prior to the approval of the Merger Agreement by our shareholders, our board of directors is permitted to withdraw, the board’s recommendation that our shareholders vote to approve the principal terms of the Merger Agreement (the “Merger Recommendation”) or modify the Merger Recommendation in a manner adverse to UNICOM, if (i) our board of directors determines in good faith, after consulting with its financial advisor and outside legal counsel, either that (a) the Company has received a superior offer that has not been withdrawn or (b) that the board’s failure to withdraw or modify the Merger Recommendation would be inconsistent with the board’s fiduciary duties to the Company’s shareholders, and (ii) and we provide UNICOM notice before any meeting of our board of directors at which the board will consider the possibility of withdrawing or so adversely modifying the Merger Recommendation,

As used above:

An “acquisition inquiry” means any inquiry of or communication to the Company (other than by UNICOM or any of its affiliates or representatives) concerning an acquisition transaction, which is not an acquisition proposal.

An “acquisition proposal” means any offer or proposal (other than an offer or proposal made or submitted by UNICOM or any of its affiliates or representatives) contemplating or otherwise relating to any acquisition transaction.

An “acquisition transaction” means, with respect to the Company, any of the following transactions (other than the Merger) (i) any acquisition or purchase from the Company by any person or group (as defined in the Exchange Act and the rules promulgated thereunder) of more than a 15% interest in the total outstanding voting securities of the Company or any tender offer or exchange offer that, if consummated, would result in any Person or group (as defined in the Exchange Act and the rules promulgated thereunder) beneficially owning securities representing 15% or more of the total outstanding voting power of the Company, or any merger, consolidation, business combination, share exchange or similar transaction involving the Company pursuant to which the Company’s shareholders immediately preceding such transaction hold securities representing less than 85% of the total outstanding voting power of the surviving or resulting entity of such transaction (or of the parent entity of such surviving or resulting entity); (ii) any sale, exchange, transfer, exclusive license, or disposition of any business or businesses or assets that constitute or account representing 15% or more of the aggregate fair market value of the consolidated assets of the Company and its subsidiaries taken as a whole; or (iii) any liquidation or dissolution of the Company.

A “qualified go-shop bidder” means a party from whom we or any of our representatives has received, after execution of the Merger Agreement and prior to the Go-Shop Expiration Date, an acquisition proposal that the Company’s board of directors determines in good faith, prior to the Go-Shop Expiration Date, and after consultation with outside legal counsel and the Company’s financial advisor, is, or could reasonably be expected to lead to, a superior offer (as defined below).

A “superior offer” means a bona fide written offer by a third party to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, all or substantially all of the assets of the Company or in excess of 50% of the outstanding voting securities of the Company and as a result of which the Company’s shareholders immediately preceding such transaction would cease to hold at least 50% of the equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent or subsidiary thereof, that is determined by the Company’s board of directors, in its good faith judgment, after consultation with its financial advisor and outside legal counsel, and after taking into account the likelihood and anticipated timing of consummation, to be more favorable from a financial point of view to the Company’s shareholders than the Merger.

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Conditions to the Merger

Conditions to the Company’s Obligations. We will not be obligated to complete the Merger unless a number of conditions are satisfied or waived. These conditions include:

•	the approval of the principal terms of the Merger Agreement and the Merger by our shareholders;

•
the absence of any temporary restraining order, injunction or other order, writ, judgment, decree or ruling of a court of competent jurisdiction or other governmental entity which prevent the consummation of the Merger;

•
the representations and warranties of UNICOM and Merger Sub under the Merger Agreement being accurate as of the date of completion of the Merger (subject to the disclosures, exceptions and changes contemplated by the Merger Agreement) except where the failure of such representations and warranties to be accurate, individually or in the aggregate, would not have a material adverse affect on the ability of UNICOM’s ability to consummate the Merger (except that the representations and warranties of UNICOM and Merger Sub as to their authorization of the Merger Agreement, the sufficiency of their funds to pay the merger consideration or to make other payments in connection with the Merger Agreement and related transactions and related fees and expenses of the parties associated therewith, and their non-ownership of Versant stock or being a party to a voting or similar agreement regarding Versant stock must be accurate in all material respects as of the closing date of the Merger without any material adverse effect qualification); and

•
UNICOM’s and Merger Sub’s performance or compliance in all material respects with all covenants and obligations to be performed or complied with by UNICOM and Merger Sub on or prior to the date of completion of the Merger.

Conditions to UNICOM’s and Merger Sub’s Obligations. UNICOM and Merger Sub will not be obligated to complete the Merger unless a number of conditions are satisfied or waived. These conditions include:

•	the approval of the principal terms of the Merger Agreement and the Merger by our shareholders;

•
the absence of any temporary restraining order, injunction or other order, writ, judgment, decree or ruling of a court of competent jurisdiction or other governmental entity which prevent the consummation of the Merger;

•
our representations and warranties under the Merger Agreement being accurate as of the date of completion of the Merger (subject to the disclosures, exceptions and changes contemplated by the Merger Agreement) except where the failure of such representations and warranties to be accurate, individually or in the aggregate, would not have a material adverse affect on us (except that our representations and warranties as to certain and our authorization of the Merger Agreement, must be accurate in all material respects as of the closing date of the Merger without any material adverse effect qualification);

•
the absence of any material adverse effect on our business, financial condition or results of operations or our ability to consummate the Merger (subject to the provisos set forth in the Merger Agreement) since the September 28, 2012 date of the Merger Agreement that is continuing; and

•	Our performance or compliance in all material respects with all covenants and obligations to be performed or complied with by us on or prior to the date of completion of the Merger.

Termination of the Merger Agreement

The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the completion of the Merger by action of the board of directors of the terminating party or parties and whether before or (except as otherwise noted below) after our shareholders have approved the Merger Agreement, as follows:

•	by mutual written consent of UNICOM and the Company;

•
by either UNICOM or the Company, if the Merger has not been consummated by March 31, 2013 (or any other date that UNICOM and the Company may agree upon in writing), except that a party cannot terminate if a failure to consummate the Merger by March 31, 2013 is principally caused by that party’s failure to perform any covenant or

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obligation under the Merger Agreement required to be performed by that party at or prior to the effective time of the Merger;

•
by either UNICOM or the Company, if a court of competent jurisdiction or other governmental body has issued a final and nonappealable order, or taken any other final and nonappealable action, having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger, provided that the party seeking to terminate has used its reasonable best efforts to challenge that order or other action;

•
by either UNICOM or the Company, if after completion of the special meeting (or any valid adjournment of the special meeting) our shareholders have taken a final vote on the Merger and do not approve the principal terms of the Merger Agreement and the Merger by the vote required;

•
by UNICOM (at any time prior to the approval of the principal terms of the Merger Agreement and the Merger by the Company’s shareholders) if (i) our board of directors has withdrawn or adversely modified its recommendation to our shareholders to approve the Merger, (ii) we fail to include in our proxy statement our board of directors’ recommendation that our shareholders approve the principal terms of the Merger Agreement and the Merger, (iii) our board of directors approves or publicly endorses an alternative acquisition proposal or (iv) we have entered into a binding definitive agreement accepting an acquisition proposal (other than as specified in the Merger Agreement)

•
by either party (if the party terminating the Merger Agreement is not in material breach of its representations, warranties, covenants or agreements under the Merger Agreement), if there is a breach by the other party of any of its representations, warranties, covenants or agreements contained in the Merger Agreement, or if any representation or warranty of the other party has become untrue, in either case such that certain conditions to the terminating party’s obligation to consummate the Mergers are not satisfied and the breach has not been cured in all material respects within 30 days after written notice thereof, or the breach cannot be cured; or

•
by the Company, if our board of directors authorizes the Company to enter into a binding definitive acquisition agreement concerning a transaction that constitutes a superior offer; provided that we notified UNICOM in writing that we intended to enter into such an agreement, and after that notice, UNICOM does not, within two business days after receipt of that notice, make a binding offer that our board of directors determines, in good faith after consultation with its financial advisor and outside counsel, is at least as favorable to our shareholders as the superior offer (a termination of the Merger Agreement by the Company as provided in this bulleted paragraph is sometimes referred to by us as a “Superior Offer Termination”).

Termination Fees

The Company will be required to pay UNICOM a termination fee of $750,000 if the Merger Agreement is terminated by the Company to accept a superior offer from a qualified go shop bidder.

The Company will be required to pay UNICOM a termination fee of $1.5 million if the Merger Agreement is terminated under the following conditions:

•
by UNICOM, at any time prior to the required approval of the principal terms of the Merger Agreement and the Merger by our shareholders if (i) our board of directors has withdrawn or adversely modified its recommendation to our shareholders to approve the Merger, (ii) we fail to include in our proxy statement our board of directors’ recommendation that our shareholders approve the principal terms of the Merger Agreement and the Merger, (iii) our board of directors approves or publicly endorses an alternative acquisition proposal, or (iv) we have entered into a binding definitive agreement accepting an alternative acquisition proposal (other than as specified in the Merger Agreement);

•
by UNICOM or the Company, if at the time of our special meeting to approve the principal terms of the Merger Agreement and the Merger an acquisition proposal (with such term being modified for these purposes by replacing each reference to 15% and 85% in the definition of the term “acquisition transaction” with 50%) had been publicly announced by the Company and not withdrawn, and within 9 months following such termination, the Company consummates an acquisition transaction (with such term being modified for these purposes by replacing each reference to 15% and 85% in the definition of the term acquisition transaction with 50%) with the person who had previously made the acquisition proposal; or

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•	by the Company, if the Company terminates the Merger Agreement pursuant to a Superior Offer Termination

    UNICOM will be required to pay us a termination fee of $1.0 million if we terminate the Merger Agreement because (i) the Merger has not been consummated by March 31, 2013 (or a different date that UNICOM and we have agreed to in writing) and each of the conditions to UNICOM’s obligations under the Merger Agreement have been satisfied, or (ii) either UNICOM or Merger Sub breached any of its representations, warranties, covenants or agreements contained in the Merger Agreement, or if any representation or warranty of UNICOM or Merger Sub has become untrue, in either case such that certain conditions to the Company’s obligation to consummate the Merger are not satisfied and UNICOM and Merger Sub did not cure the breach within 30 days of receipt of written notice, and we were not in material breach of our representations, warranties or covenants.

Reimbursement of Expenses

All fees and expenses incurred in connection with the Merger Agreement will be paid by the party or parties incurring the expenses whether or not the Merger is consummated; except in any action at law or suit in equity to enforce the Merger Agreement or the rights of any of the parties thereunder, the prevailing party in such action or suit is entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

Directors’ and Officers’ Indemnification and Insurance

From and after the effective time of the Merger, UNICOM and the Company, as the surviving corporation of the Merger, will, jointly and severally, indemnify and hold harmless any past or present officer or director of the Company or any of its subsidiaries, who we will refer to as “indemnified parties”, against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the indemnified party is or was an officer or director of the Company or any of its subsidiaries, whether asserted or claimed before, at or after the consummation of the Merger, to the fullest extent permitted by law. Indemnified parties will also be entitled to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from each of UNICOM and the Company, as the surviving corporation of the Merger, with respect to any matters subject to indemnification under the Merger Agreement, provided that any person to whom expenses are advanced will undertake, to the extent required by the California General Corporation Law, to repay the advanced expenses to UNICOM and the surviving corporation if it is ultimately determined that such person is not entitled to indemnification.

In addition, for six years after the consummation of the Merger, the articles of incorporation and bylaws of the surviving corporation of the Merger will contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of the Company and its subsidiaries than are presently set forth in the Company’s articles of incorporation and bylaws.

The surviving corporation of the Merger will, at no expense to the beneficiaries, either (i) maintain in effect for six years after the consummation of the Merger our current directors’ and officers’ liability insurance policies with respect to matters existing or occurring at or prior to the effective time of the Merger, so long as the annual premium of such policies would not be in excess of 200% of the last annual premium paid prior to the effective time of the Merger, which we refer to as the “maximum premium”, or (ii) purchase a six year extended reporting period endorsement with respect to our current directors’ and officers’ liability insurance policies and maintain such endorsement in full force and effect for its full term. If our existing insurance expires, is terminated or canceled during the six-year period or exceeds the maximum premium, the surviving corporation will obtain as much directors’ and officers’ liability insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the maximum premium, on terms and conditions no less advantageous to the indemnified parties than the Company’s and its subsidiaries’ existing directors’ and officers’ liability insurance.

Prior to the effective time of the Merger, we may purchase a six year extended reporting period endorsement with respect to our current directors’ and officers’ liability insurance policies (provided that the endorsement does not cost more than the maximum premium), in which case, the surviving corporation will maintain that endorsement in full force and effect for its full term.

UNICOM and the surviving corporation of the Merger will, jointly and severally, pay all expenses, including reasonable attorneys’ fees, that may be incurred by the Company’s directors and officers in connection with their enforcement of their rights described above.

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Employee Benefits

During the one year period commencing at the effective time of the Merger, UNICOM will provide to employees of the Company and its subsidiaries compensation that is in the aggregate, no less favorable than the compensation and benefits being provided to those employees immediately prior to the effective time of the Merger. UNICOM agrees that all such employees will be eligible to participate in: (i) UNICOM’s employee benefit plans and programs, including any equity incentive plan, pension plan, defined benefit plan, defined contribution plan, Section 401(k) plan, bonus plan, profit sharing plan, severance plan, medical plan, dental plan, life insurance plan, time-off programs and disability plan, in each case to the same extent as similarly situated employees of UNICOM; (ii) such Company employee benefit plans as are continued by the Company or any of its subsidiaries following the effective time of the Merger, or are assumed by UNICOM. Each such employee will, to the extent permitted by applicable law, receive full credit for purposes of eligibility, vesting, level of benefits, vacation and benefit accrual under the plans described above in which such employee participates for the years of continuous service by such employee recognized by the Company or its subsidiaries prior to the effective time of the Merger. With respect to any welfare benefit plans maintained by UNICOM for the benefit of such employees located in the United States, subject to any applicable plan provisions, contractual requirements or law, UNICOM will (i) cause to be waived any eligibility requirements or pre-existing condition limitations, and (ii) give effect, in determining any deductible maximum out-of-pocket limitations, to amounts paid by such employees with respect to substantially similar plans maintained by the Company or its subsidiaries during the plan year in which the Merger is consummated.

If requested by UNICOM at least 5 business days prior to the closing of the Merger, the Company will take (or cause to be taken) all reasonable actions pursuant to resolutions of the board of directors of the Company necessary or appropriate to terminate, effective no later than the day prior to the date on which the Merger becomes effective, any employee benefit plan that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code.

Amendment, Extension and Waiver
The Merger Agreement may be amended with the approval of UNICOM and the Company’s respective boards of directors at any time (whether before or after the principal terms of the Merger Agreement and the Merger are approved by the Company’s shareholders); provided, however, that after any approval of the principal terms of the Merger Agreement and the Merger by the Company’s shareholder, no amendment will be made which pursuant to applicable law requires further approval of the Company’s shareholders without the further approval of the Company’s shareholders. The Merger Agreement may not be amended except by an instrument in writing signed by us, UNICOM and Merger Sub.

At any time before the consummation of the Merger, each of the parties to the Merger Agreement may, by written instrument and to the extent legally allowed:

•	extend the time for the performance of any of the obligations or other acts of the other party;

•	waive any inaccuracy in or breach of any representation, warranty, covenant or obligation of the other party in the Merger Agreement or in any document delivered pursuant to the Merger Agreement; and

•	waive compliance with any covenant, obligation or condition for the benefit of such party contained in the Merger Agreement.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To our knowledge, the following table sets forth certain information with respect to beneficial ownership of our common stock, as of October 26, 2012, for:

•	each person who we know beneficially owns more than 5% of our common stock;

•	each of our directors and director nominees;

•	each of our named executive officers; and

•	all of our current directors and executive officers as a group.

The percentage of beneficial ownership for the following table is based on 2,721,907 shares of Common Stock outstanding as of October 26, 2012. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares issuable upon the exercise of options and warrants within 60 days of October 26, 2012 (that is, December 25, 2012), without regard to any potential acceleration of vesting, are deemed to be outstanding and to be beneficially owned by the person holding such options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of Common Stock of such person but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of Common Stock of any other person. Unless otherwise indicated, each of the following shareholders can be reached at or care of our principal offices located at 255 Shoreline Drive, Suite 450, Redwood City, California 94065.

	Shares of Common Stock Beneficially Owned
	Number	Percentage of
Name of Beneficial Owner	of Shares	Shares Outstanding
5% Shareholders:

Nantahala Capital Management, LLC [1]	339,784	12.5%
100 First Stamford Plaza, Second Floor
Stamford, Connecticut 06902

Renaissance Technologies LLC [2]	185,000	6.8%
800 Third Avenue, 33rd Floor
New York, New York 10022

Andalusian Capital Partners, LP [3]	182,385	6.7%
Two Greenwich Office Park, Suite 300
Greenwich, CT 06831

Punch & Associates Investment Management, Inc. [4]	166,561	6.1%
3601 West 76th Street, Suite 225
Edina, Minnesota 55435

Skellig Capital Management LLC [5]	157,722	5.8%
117 East 55th Street
New York, NY 10022

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Beneficial Ownership - Continued
		Shares of Common Stock Beneficially Owned
		Number	Percentage of
Name of Beneficial Owner		of Shares	Shares Outstanding
Directors and Executive Officers:
	Bernhard Woebker [6]	70,830	2.6%
	Jerry Wong [7]	76,278	2.7%
	Paul McCullugh	—	*
	Jochen Witte	—	*
	Uday Bellary [8]	34,060	1.2%
	Robert Brammer [9]	6,936	*
	Anthony Bettencourt [10]	6,553	*
	William Henry Delevati [11]	33,600	1.2%
	Herbert May [12]	29,529	1.1%
	All directors and executive officers as a group (9 persons)	257,786	8.8%
	* represents less than 1%
1	Based solely on information contained in a Form 13F filed by Nantahala Capital Management, LLC with the Securities and Exchange Commission on August 14, 2012.
2	Based solely on information contained in a Form 13F filed by Renaissance Technologies LLC with the Securities and Exchange Commission on August 10, 2012.
3	Based solely on information contained in a Schedule 13D/A filed by Andalusian Capital Partners, LP with the Securities and Exchange Commission on September 22, 2011.
4	Based solely on information contained in a Form 13F filed by Punch & Associates Investment Management, Inc. with the Securities and Exchange Commission on October 17, 2012.
5	Based solely on information contained in a Schedule 13G filed by Skellig Capital Management LLC with the Securities and Exchange Commission on February 13, 2012.
6	Includes 40,115 shares of Common Stock subject to options exercisable within 60 days of October 26, 2012.
7	Includes 64,716 shares of Common Stock subject to options exercisable within 60 days of October 26, 2012.
8	Includes 34,060 shares of Common Stock subject to options exercisable within 60 days of October 26, 2012.
9	Includes 6,936 shares of Common Stock subject to options exercisable within 60 days of October 26, 2012.
10	Includes 6,553 shares of Common Stock subject to options exercisable within 60 days of October 26, 2012.
11	Includes 31,600 shares of Common Stock subject to options exercisable within 60 days of October 26, 2012.
12	Includes 29,529 shares of Common Stock subject to options exercisable within 60 days of October 26, 2012.

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CURRENT MARKET PRICE OF THE COMPANY’S COMMON STOCK

Our common stock is listed on The NASDAQ Capital Market under the ticker symbol “VSNT.” This table shows, for the periods indicated, the high and low sales price per share for Versant common stock as reported by The NASDAQ Capital Market.

	Versant Common Stock
	High	Low
Year ended October 31, 2010
First Quarter	$19.31	$14.70
Second Quarter	$15.58	$14.35
Third Quarter	$15.05	$10.63
Fourth Quarter	$11.94	$10.58
Year ended October 31, 2011
First Quarter	$13.97	$11.07
Second Quarter	$13.84	$12.80
Third Quarter	$13.06	$11.38
Fourth Quarter	$12.22	$9.97
Year ended October 31, 2012
First Quarter	$11.99	$9.20
Second Quarter	$11.07	$10.00
Third Quarter	$10.97	$9.25
Fourth Quarter	$11.50	$9.55

On September 28, 2012, which was the last trading day before we announced the Merger, the closing price for our common stock, as reported by The NASDAQ Capital Market was $9.85 per share. On _______________, the last trading day, before the record date of this proxy statement, the closing price of our common stock, as reported by The NASDAQ Capital Market was $__________ per share. As of _______________, there were _______________ shares of our common stock held by approximately _______________ holders of record as reported by our transfer agent.

We have never paid a cash dividend on our common stock.

DISSENTING SHAREHOLDER RIGHTS

The discussion of the provisions set forth below is not a complete summary regarding your dissenting shareholder rights under California law and is qualified in its entirety by reference to the text of the relevant provisions of Chapter 13 of the California General Corporation Law, which are attached to this proxy statement as Annex D and incorporated herein by reference. Shareholders intending to exercise their dissenting shareholder rights to have the Company purchase, at the fair market value, the shares of common stock of the Company held by them should carefully review Annex D. FAILURE TO FOLLOW PRECISELY ANY OF THE STATUTORY PROCEDURES SET FORTH IN ANNEX D MAY RESULT IN A TERMINATION OR WAIVER OF THESE RIGHTS. COMPANY SHAREHOLDERS WHO ARE CONSIDERING ASSERTING AND EXERCISING DISSENTING SHAREHOLDER RIGHTS SHOULD CONSULT THEIR LEGAL ADVISORS.

If the Merger is completed, any holder of shares of common stock of the Company as of the record date may, by complying with the provisions of Chapter 13 of the California General Corporation Law, require the Company to purchase such holder’s shares of common stock of the Company at their fair market value [in lieu of receiving the merger consideration for their shares]. The fair market value will be determined as of September 28, 2012, the last trading day immediately prior to the first announcement of the terms of the proposed Merger, excluding any appreciation or depreciation in consequence of the proposed Merger. If a Company shareholder has a beneficial interest in shares of the Company’s stock that are held of record in the name of another person, such as a trustee or nominee, and such shareholder desires to perfect any dissenting shareholder

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rights such beneficial shareholder may have, such beneficial shareholder must act promptly to cause the holder of record to timely and properly follow all the steps summarized below. Dissenting shareholders rights cannot be validly exercised by persons other than shareholders of record regardless of the beneficial ownership of the shares.

Exercise of your rights as a dissenting shareholder under California law requires strict compliance with the procedures set forth in Chapter 13 of the California General Corporation Law. Failure to follow any of these procedures may result in a termination or waiver of dissenting shareholder rights under California law. The applicable provisions of California law are summarized below. Company shareholders who choose to exercise dissenting shareholder rights under California law must fully comply with the requirements of Chapter 13 of the California General Corporation Law.

Under the California General Corporation Law, a Company shareholder may be entitled to dissenting shareholder rights with respect to the shares of common stock of the Company held by such shareholder if:

•	such shares were outstanding on _______________, the record date;

•	such shares were voted “AGAINST” the Merger;

•
the Company or its transfer agent has received by no later than the date of the special meeting a written demand from such shareholder that the Company purchase such shares at their fair market value (as described below); and

•
shareholders holding in the aggregate at least five percent of the Company’s outstanding common stock file written demands for payment in exercise of their dissenting shareholder rights under, and in accordance with, Chapter 13 of the California General Corporation Law [by no later than the date of the special meeting].

If you desire to exercise dissenting shareholder rights and receive the fair market value of your shares of common stock in cash instead of the merger consideration, your shares must be voted “AGAINST” the proposal to approve the principal terms of the Merger Agreement and the Merger. It will not be sufficient to abstain from voting or for your shares to be subject to a broker non-vote. If you return a signed proxy without voting instructions or with instructions to vote “FOR” the proposal to approve the principal terms of the Merger Agreement and the Merger, your shares will be voted in favor of the principal terms of the Merger Agreement and the Merger and you will lose any dissenting shareholder rights. In addition, any proxy or vote against the proposal to approve of the principal terms of the Merger Agreement and the Merger will not, in and of itself, constitute a written demand for dissenting shareholder rights within the meaning of Chapter 13.

Within ten days of approval of the principal terms of the Merger Agreement and the Merger by the Company’s shareholders at the special meeting, each shareholder who is entitled to dissenting shareholder rights will receive a notice of such approval and a statement of the price determined by the Company to represent the fair market value of the shares. The notice will also describe the rights to which such shareholders are entitled and shall be accompanied by a copy of Sections 1300, 1301, 1302, 1303 and 1304 of Chapter 13 of the California General Corporation Law (attached as Annex D to this proxy statement).

By no later than the date of the special meeting, the Company or its transfer agent must have received from the dissenting shareholder a written demand that the Company purchase such shareholder’s dissenting shares. That demand will set forth the number and class of shares that such shareholder desires to be repurchased, include a statement as to what such shareholder claims to be the true fair market value of such shares as of the day before the announcement of the proposed Merger. The statement of fair market value in such demand by the dissenting shareholder constitutes an offer by the dissenting shareholder to sell the dissenting shares at such price. Such shareholder must also, within 30 days after the date on which notice of the approval of the principal terms of the Merger Agreement and the Merger by the Company’s shareholders is mailed to the shareholders of dissenting shares, submit to the Company or its transfer agent, if the shares are certificated, any certificates representing any dissenting shares that the dissenting shareholder demands the Company purchase, so that such dissenting shares may either be stamped or endorsed with the statement that the shares are dissenting shares or exchanged for certificates of appropriate denomination so stamped or endorsed, or, if the shares are uncertificated, written notice of the number of dissenting shares that the dissenting shareholder demands that the Company purchase.

If the shareholder and Company agree upon the fair market value and the shares held by such Company shareholder qualify as dissenting shares, the Company shareholder will be entitled to the agreed upon price plus the legal rate of interest on judgments from the date of such agreement. If the shareholder and Company are unable to agree upon the fair market value of the shares or whether the shares qualify as dissenting shares, the shareholder may file a complaint in California Superior Court seeking a determination by the court of the fair market value of the shares and/or whether the shares qualify as dissenting

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shares. The complaint must be filed within six months of the date on which the notice of the approval of the principal terms of the Merger Agreement and the Merger was mailed to Company shareholders.

After determining which shareholders are entitled to dissenting shareholder rights, the court will evaluate the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. The court will then direct payment of the fair value of the shares, together with interest, if any, to the dissenting shareholders. Any cash dividends declared and paid upon the dissenting shares after the date of approval of the principal terms of the Merger Agreement and the Merger by Company shareholders shall be credited against the total amount to be paid to the dissenting shareholders. The costs of proceedings may be determined by the court and shared by the parties as the court deems fit.

Subject to the provisions of Chapter 13 of the California General Corporation Law, Company shareholders who have exercised their dissenting shareholder rights will not have the right at law or in equity to attack the validity of the Merger or to have the Merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the Merger had been legally voted in favor of the Merger. In addition, if a Company shareholder initiates any action to attack the validity of the Merger or to have it set aside or rescinded, the shareholder thereafter shall have no right to demand payment for his or her shares as a holder of dissenting shares.

PROPOSALS
Proposal No. 1: Approval of Merger Agreement and Merger
(Item 1 on the Proxy Card)
We are asking you to vote on a proposal to approve the principal terms of the Merger Agreement (including the Agreement of Merger) and the Merger. For a detailed discussion of the terms and conditions of the merger agreement, see the section entitled “The Merger” beginning on page 22 and the section entitled “The Merger Agreement” beginning on page 53. As discussed in the section entitled “Reasons for the Merger; Recommendation of the Board of Directors” beginning on page 36, our board of directors has unanimously determined that the Merger and the Merger Agreement are advisable and fair to, and in the best interests of, the Company and its shareholders.
Vote Required; Recommendation of the Board of Directors
Approval of the principal terms of the Merger Agreement and the Merger requires the affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock entitled to vote thereon. For the Merger Proposal, you may vote FOR, AGAINST or ABSTAIN. Brokers, banks and other nominees do not have discretionary authority to vote on the Merger Proposal. A failure to vote, an abstention and a broker non-vote will have the same effect on the Merger Proposal as a vote against the Merger Proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE PRINCIPAL TERMS OF THE MERGER AGREEMENT AND THE MERGER.
Proposal No. 2: Advisory Vote Regarding Golden Parachute Compensation
(Item 2 on the Proxy Card)
We have included our proposal number 2 because we are required pursuant to Section 14A of the Exchange Act to include in this proxy statement a non-binding, advisory vote regarding the “golden parachute” compensation payable to our “named executive officers” as determined in accordance with Item 402(t) of Regulation S-K. We are asking our stockholders to vote on the adoption of a non-binding, advisory proposal to approve certain “golden parachute” compensation that may be paid or become payable to the Company's named executive officers in connection with the consummation of the Merger.
More information regarding the compensation that may be paid or become payable to our named executive officers in connection with the consummation of the Merger is set forth in the section entitled “'Golden Parachute' Compensation” including the associated narrative discussion, beginning on page 49.
Vote Required; Recommendation of the Board of Directors
Approval of the non-binding, advisory proposal to approve “golden parachute” compensation that may be paid or become payable to the Company's named executive officers in connection with the consummation of the Merger requires the affirmative vote of the holders of a majority of the shares of the Company's common stock present in person or represented by proxy and entitled to vote at the special meeting at which a quorum is present (which shares voting affirmatively also constitute

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at least a majority of the required quorum). The vote on the Golden Parachute Compensation Proposal is advisory, and therefore is not binding on the Company or on UNICOM, or on the Company's board of directors or the compensation committee of the Company's board of directors. For the Golden Parachute Compensation Proposal, you may vote FOR, AGAINST or ABSTAIN. Brokers, banks and other nominees do not have discretionary authority to vote on the Golden Parachute Compensation Proposal. A failure to vote, an abstention and a broker non-vote could each have the effect of a vote against the Golden Parachute Compensation Proposal by preventing us from obtaining the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the special meeting in favor of the Golden Parachute Compensation Proposal or by preventing the affirmative votes in favor of the Golden Parachute Compensation Proposal from constituting a majority of the required quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON A NONBINDING, ADVISORY BASIS, OF THE PROPOSAL REGARDING “GOLDEN PARACHUTE” COMPENSATION THAT MAY BE PAID OR BECOME PAYABLE TO THE COMPANY'S NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE CONSUMMATION OF THE MERGER
Proposal No. 3: Adjournment of the Special Meeting
(Item 3 on the Proxy Card)
We are asking you to vote on a proposal to approve any adjournment of the special meeting that the Company determines to be necessary or appropriate (e.g., to solicit additional proxies if there are not sufficient votes at the time of the special meeting to establish a quorum or to approve the principal terms of the Merger Agreement and the Merger or to comply with applicable law or order or a request from the SEC or its staff).
Vote Required; Recommendation of the Board of Directors
Approval of the proposal to approve adjournment of the special meeting, if the Company determines that adjournment is necessary or appropriate, requires the affirmative vote of the holders of a majority of the shares of the Company's common stock represented either in person or by proxy and entitled to vote at the meeting and can be approved even if a quorum of our shareholders is not present at the special meeting. We will only adjourn the special meeting if the Adjournment Proposal is approved by the affirmative vote of the holders of a majority of the voting power of the shares of the Company's common stock entitled to vote and present at the special meeting and if we determine such adjournment is necessary or appropriate. For the Adjournment Proposal you may vote FOR, AGAINST or ABSTAIN. A failure to vote or an abstention could have the effect of a vote against the Adjournment Proposal by preventing us from obtaining an affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the special meeting in favor of the Adjournment Proposal. Any adjournment of the special meeting will allow Versant shareholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting, as adjourned.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE ADJOURNMENT OF THE SPECIAL MEETING, IF THE COMPANY DETERMINES THAT ADJOURNMENT IS NECESSARY OR APPROPRIATE.

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FUTURE SHAREHOLDER PROPOSALS

If the Merger is completed, we will not have public shareholders and there will be no public participation in any future meetings of shareholders. However, if the Merger is not completed, we expect to hold our 2013 annual meeting of shareholders. If such meeting is held, shareholders will be entitled to present proposals for consideration provided they comply with the proxy rules promulgated by the SEC and our bylaws. Proposals of shareholders intended to be presented at the Company's annual meeting of shareholders to be held in 2013 for its fiscal year ended October 31, 2012, or “2013 Annual Meeting,” must be received by the Company at its principal executive offices by no later than 120 days prior to July 9, 2013 (that is, March 11, 2013) (the “Deadline Date”) in order to be included in the Company's proxy materials for the 2013 Annual Meeting. If a shareholder wishes to present a proposal for consideration at the 2013 Annual Meeting not to be included in the Company's proxy materials for that meeting, then under SEC Rule 14a-4(c)(1) proxies solicited by the Company for the 2013 Annual Meeting may be voted by the Company's proxy holders in their discretion with respect to that proposal unless the Company receives written notice of the proposal by no later than the close of business on May 25, 2013 (the “Discretionary Deadline Date”). Even if such a proposal is received by the Company by the Discretionary Deadline Date, in certain circumstances, under the SEC rules, the proxy holders designated by the Company will retain the right to vote on such proposal in their discretion. The dates listed above are subject to change if the date of the 2013 Annual Meeting is more than thirty (30) days before or after August 24, 2013.

OTHER MATTERS

As of the date of this proxy statement, our board of directors is not aware of any matter to be presented for action at the special meeting, other than the matters set forth in this proxy statement. Our bylaws provide that only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to our notice of such meeting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the Investor Relations page of our corporate website at www.versant.com. Our website address is provided as an inactive textual reference only. The information provided on our website, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement, and therefore is not incorporated herein by reference.

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting.

•	Annual Report on Form 10-K for the fiscal year ended October 31, 2011 (filed with the SEC on January 1, 2012);

•	Quarterly Reports filed on Form 10-Q for fiscal year 2012;

•	Current Reports filed on Form 8-K for fiscal year 2012; and

•	Definitive Proxy Statement for our 2012 Annual Meeting (filed with the SEC on July 9, 2012).

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written or telephonic request directed to Versant Corporation, 255 Shoreline Drive, Suite 450, Redwood City, California 94065, Attention: Investor Relations, on the Investor Relations page of our corporate website at www.versant.com; or from our proxy solicitor, AST Phoenix Advisors (toll-free at (877) 478-5038); or from the SEC through the SEC website at

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the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED _______________. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

MISCELLANEOUS

You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated _______________. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. Neither the mailing of this proxy statement to shareholders nor the issuance of cash in the Merger creates any implication to the contrary.

Your vote is very important. To vote your shares, please complete, date, sign and return the enclosed proxy card (if you are a holder of record) or instruction card (if you were forwarded these materials by your broker or nominee) as soon as possible in the enclosed envelope. Please call our proxy solicitor, AST Phoenix Advisors toll-free at (877) 478-5038 if you have any questions about this proxy statement the special meeting or the Merger, or need assistance with the voting procedures.

CERTAIN INFORMATION REGARDING VERSANT, UNICOM, AND MERGER SUB

UNICOM has supplied all information contained in this proxy statement relating to UNICOM and Merger Sub, and we have supplied all information relating to us.

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ANNEX A
AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of SEPTEMBER 28, 2012, by and among UNICOM Systems, Inc., a California corporation (“Parent”); UNICOM Sub Four, Inc., a California corporation and a wholly owned subsidiary of Parent (“Merger Sub”); and Versant Corporation, a California corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Exhibit A.
RECITALS
A.    WHEREAS, Parent, Merger Sub and the Company intend to effect a merger of Merger Sub with and into the Company in accordance with this Agreement and the CGCL (the “Merger”). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly-owned subsidiary of Parent.
B.    WHEREAS, the respective boards of directors of Parent, Merger Sub and the Company have approved this Agreement and the Merger and have deemed the Merger to be advisable and fair to, and in the best interests of, their respective corporations and shareholders.
AGREEMENT
The parties to this Agreement, intending to be legally bound, agree as follows:
Section 1.DESCRIPTION OF TRANSACTION
1.1    Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the CGCL, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company. By virtue of the Merger, at the Effective Time, the separate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”).
1.2    Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the CGCL.
1.3    Closing; Effective Time. The consummation of the Merger (the “Closing”) shall take place at the offices of Fenwick & West LLP, 801 California Street, Mountain View, California at 10:00 A.M. Pacific time, on the second Business Day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Sections 6 and 7 (other than conditions that by their nature are only satisfied as of the Closing), or on such other Business Day as the Company and Parent may mutually agree. The date on which the Closing actually takes place is referred to as the “Closing Date.” At the Closing, the parties shall cause an agreement of merger in substantially the form attached hereto as Exhibit B (the “Agreement of Merger”) and any other documents required or appropriate to cause the Merger to become effective under the CGCL to be executed and filed with the Secretary of State of the State of California, in accordance with the relevant provisions of the CGCL. The Merger shall become effective at the time the Agreement of Merger is filed with the Secretary of State of the State of California or at such later time as Parent and the Company may agree and specify in the Agreement of Merger. The time as of which the Merger becomes effective is referred to as the “Effective Time.”
1.4    Articles of Incorporation and Bylaws; Directors and Officers. At and upon the Effective Time:
(a)    the articles of incorporation of the Surviving Corporation shall be amended and restated to read in their entirety as set forth in Exhibit C hereto (the “Merger Articles”);
(b)    the bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to be identical to the bylaws of Merger Sub as in effect immediately prior to the Effective Time, except that the bylaws of the Surviving Corporation as of the Effective Time shall replace Merger Sub’s corporate name with the name of the Surviving Corporation at the Effective Time as set forth in the Merger Articles;
(c)    the members of the board of directors of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are the members of the board of directors of Merger Sub immediately prior to the Effective Time; and

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(d)     the officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are the officers of Merger Sub immediately prior to the Effective Time and such individuals shall hold the same titles and offices as officers of the Surviving Corporation immediately after the Effective Time as the respective titles and offices they held as officers of Merger Sub immediately prior to the Effective Time.
1.5    Conversion of Company Securities.
(a)    At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any Company Shareholder:
(i)    any shares of Company Common Stock held by the Company or by any wholly owned Subsidiary of the Company immediately prior to the Effective Time shall be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor;
(ii)    any shares of Company Common Stock held by Parent, Merger Sub or any other wholly owned Subsidiary of Parent immediately prior to the Effective Time shall be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor;
(iii)    except as provided in clauses “(i)” and “(ii)” above and subject to Section 1.5(c), each share of Company Common Stock outstanding immediately prior to the Effective Time (including any shares of Company Common Stock issued upon exercise of Company Options or the vesting and settlement of Company RSUs before the Effective Time but excluding any Dissenting Shares) shall be converted into the right to receive Eleven Dollars and Fifty Cents ($11.50) per share in cash, without interest (the “Per Share Merger Consideration”);
(iv)    each Company Option that is outstanding and unexercised as of immediately prior to the Effective Time shall be treated as set forth in Section 5.3(a) of this Agreement;
(v)    each Company Stock-Based Award that is outstanding and unexercised as of immediately prior to the Effective Time shall be treated as set forth in Section 5.3(b) of this Agreement; and
(vi)    each share of the common stock of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into one (1) share of common stock of the Surviving Corporation.
(b)    During the period from the date of this Agreement through the Effective Time: (i) the outstanding shares of Company Common Stock shall not be changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, combination or consolidation of shares, reclassification, recapitalization or other similar transaction; and (ii) the Company shall not declare a stock dividend during such period, or a record date with respect to any such event during such period.
(c)    Notwithstanding anything in this Agreement to the contrary, any Dissenting Shares shall not be converted into the right to receive the Per Share Merger Consideration provided for in Section 1.5(a)(iii), but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to any such Dissenting Shares pursuant to the applicable provisions of the CGCL. Each holder of Dissenting Shares who, pursuant to the applicable provisions of the CGCL, becomes entitled to payment thereunder for such shares shall receive payment therefor in accordance with Chapter 13 of the CGCL (but only after the value therefor has been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, then any such shares shall immediately be converted into the right to receive the Per Share Merger Consideration as if such shares never had been Dissenting Shares, and Parent shall issue and deliver to the holder thereof, at (or as promptly as reasonably practicable after) the satisfaction of the applicable conditions set forth in Section 1.7, the total amount of cash consideration to which such holder would be entitled in respect thereof under Section 1.5(a)(iii) as if such shares never had been Dissenting Shares (and all such cash shall be deemed for all purposes of this Agreement to have become deliverable to such holder pursuant to Section 1.5(a)(iii)). The Company shall give Parent (i) reasonably prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to the applicable provisions of the CGCL and received by the Company, and (ii) the right to participate in all negotiations and proceedings with respect to demands for appraisal under the applicable provisions of the CGCL. The Company shall not, except with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed) or as otherwise required under the applicable provisions of the CGCL, voluntarily make any payment or offer to make any payment with respect to, or settle or offer to settle, any claim or demand in respect of any Dissenting Shares.

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1.6    Payment Fund. On or prior to the Closing Date, Parent shall select a reputable national bank or trust company reasonably acceptable to the Company (the “Paying Agent”) to act as paying agent under this Agreement for the purpose of distributing the aggregate cash consideration distributable pursuant to Section 1.5(a)(iii) (the “Cash Consideration”). At or prior to the Closing, Parent shall deposit with the Paying Agent, for the benefit of the holders of shares of Company Common Stock outstanding immediately prior to the Effective Time, the Cash Consideration (the “Payment Fund”).
1.7    Payment Procedures.
(a)    As soon as practicable after the Effective Time (but in no event later than two (2) Business Days following the Effective Time), Parent shall cause the Paying Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (collectively, the “Certificates”), and to each holder of record of uncertificated shares of Company Common Stock outstanding immediately prior to the Effective Time that are represented by book-entry (the “Book-Entry Shares”): (i) a letter of transmittal which shall specify that delivery shall be effective, and risk of loss and title to the Certificates or Book Entry Shares shall pass, only upon delivery of the Certificates (or, in the case of Book Entry Shares, in adherence with the applicable procedures set forth in the letter of transmittal) to the Paying Agent, and which letter of transmittal shall be in customary form and have such other provisions as Parent and the Company shall reasonably agree before the Effective Time; and (ii) instructions for effecting the surrender of such Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares in exchange for such holder’s applicable portion of the Cash Consideration. Upon surrender of a Certificate (or affidavits of loss in lieu thereof), or in the case of Book-Entry Shares, in adherence with the applicable procedures set forth in the letter of transmittal, to the Paying Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions to the letter of transmittal, and such other documents as may be reasonably required by the Paying Agent or pursuant to such instructions, the holder of such Certificate or Book-Entry Shares shall be entitled to receive in exchange therefor the applicable portion of the Cash Consideration, and the Certificates or Book-Entry Shares so surrendered shall forthwith be cancelled.
(b)    No interest will be paid or will accrue on the Cash Consideration. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, the applicable portion of the Cash Consideration shall be payable to such transferee if the Certificate representing such Company Common Stock is presented to the Paying Agent, accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable share transfer taxes have been paid.
1.8    Termination of Payment Fund. Any portion of the Payment Fund that remains undistributed to the holders of Certificates and Book-Entry Shares on the first anniversary of the Effective Time shall be delivered to Parent, and any holder of Certificates or Book-Entry Shares who has not complied with the provisions of this Section 1 as of that time shall thereafter look only to Parent for the applicable portion of the Cash Consideration payable with respect to the shares of Company Common Stock formerly represented thereby, and Parent shall, upon the request of any such holder of Certificates or Book-Entry Shares, promptly pay to such Persons the applicable portion of the Cash Consideration to which such Persons is entitled. Any such portion of the Payment Fund remaining unclaimed by a holder of Certificates or Book-Entry Shares on the date that is five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Body pursuant to applicable Legal Requirements) shall, to the extent permitted by applicable Legal Requirements, become the property of Parent free and clear of any claims or interest of any person previously entitled to that portion of the Payment Fund.
1.9    Lost Certificates. If any Certificate shall have been lost, stolen, mutilated, or destroyed, the Paying Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable portion of the Cash Consideration with respect to the shares of Company Common Stock formerly represented thereby only after the person claiming such Certificate to be lost, stolen, mutilated or destroyed makes an affidavit to such effect, in form and substance reasonably acceptable to Parent.
1.10     Withholding Rights. Each of the Surviving Corporation, Parent and the Paying Agent shall be entitled to deduct and withhold from the Cash Consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any applicable Legal Requirement. To the extent that amounts are so withheld and timely paid over to the proper Governmental Body by the Surviving Corporation, Parent or the Paying Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect to which such deduction and withholding was made by the Surviving Corporation, Parent or the Paying Agent, as the case may be.

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1.11    Transfer Taxes. All transfer, documentary, registration and other such Taxes (including, without limitation, charges for or in connection with the recording of any instrument or document as provided in this Agreement) payable in connection with the Merger and the other transactions contemplated by this Agreement will be timely paid by Parent.
1.12    Further Action. If, at any time after the Effective Time, Parent or the Surviving Corporation determine that any further action is necessary to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.
Section 2.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents and warrants to Parent and Merger Sub as follows, subject to: (a) the exceptions and disclosures set forth in the part or subpart of the Company Disclosure Schedule corresponding to the particular Section or subsection in this Section 2 in which such representation and warranty appears; (b) any exceptions or disclosures cross-referenced to another part or subpart of the Company Disclosure Schedule; (c) any exception or disclosure in any other part or subpart of the Company Disclosure Schedule to the extent it is reasonably apparent that such exception or disclosure qualifies such other representation or warranty; and (d) except as set forth in the Company SEC Documents filed prior to the date hereof:
2.1    Subsidiaries; Due Organization.
(a)    Schedule 2.1(a) of the Company Disclosure Schedule identifies each Subsidiary of the Company and indicates its jurisdiction of organization. The Company is the owner of all of the issued and outstanding shares of capital stock of each Subsidiary, free and clear of all Encumbrances, and all such shares are duly authorized, validly issued, fully paid and (where such concept is recognized) nonassessable and are not subject to any preemptive right, right of first refusal or similar right created by statute, organizational or governing document or Contract. Neither the Company nor any of the Entities identified in Schedule 2.1(a) of the Company Disclosure Schedule owns any capital stock of, or any equity interest of any nature in, any other Entity, other than the Entities identified in Schedule 2.1(a) of the Company Disclosure Schedule. The Company has not agreed and is not obligated to make, nor or is it bound by any Contract under which it may become obligated to make, any material future investment in or material capital contribution to any other Entity.
(b)    The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound, except, in each case, as would not reasonably be expected to have a Company Material Adverse Effect.
(c)    The Company and each of its Subsidiaries (in jurisdictions that recognize the following concepts) is qualified to do business as a foreign corporation, and is in good standing, under the laws of such jurisdictions where the nature of its business requires such qualification, except as would not reasonably be expected to have a Company Material Adverse Effect.
2.2    Capitalization.
(a)    The authorized capital stock of the Company consists solely of 7,500,000 shares of Company Common Stock and 168,625 shares of Company Preferred Stock, of which 68,625 shares are designated Series A Preferred Stock and 100,000 shares are undesignated. As of the close of business on September 28, 2012, a total of 2,721,907 shares of Company Common Stock are issued and outstanding and no shares of Company Preferred Stock are issued and outstanding. As of the close of business on September 28, 2012, (i) a total of 587,986 shares of Company Common Stock are subject to outstanding Company Options, (ii) a total of 57,093 shares of Company Common Stock are subject to outstanding Company Stock-Based Awards and a (iii) a total of up to 11,384 shares of Company Common Stock are subject to issuance pursuant to outstanding awards granted under the Company ESPP. The Equity Award Chart described in Schedule 2.2(a) of the Company Disclosure Schedule delivered by the Company to Parent accurately describes the current vesting schedules of all outstanding Company Options and Company Stock-Based Awards and the maximum number of shares issuable under the Company ESPP through the date indicated on such Equity Award Chart.
(b)    All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. None of the outstanding shares of Company Common Stock are entitled or

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subject to, or have been issued in violation of, any preemptive right, right of participation, right of maintenance or any similar right. None of the outstanding shares of Company Common Stock are subject to any right of first refusal in favor of the Company. To the knowledge of the Company, there is no Company Contract currently in effect relating to the voting of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock. The Company is not under any obligation, nor is it bound by any Contract, to acquire or redeem any outstanding shares of Company Common Stock or other securities.
(c)    Except as described in Section 2.2(a) above, as of the date of this Agreement, there is no: (A) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) pursuant to a Contract to which the Company or any of its Subsidiaries is a party to acquire any shares of the capital stock or other securities of the Company or any of its Subsidiaries; (B) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Company or any of its Subsidiaries; or (C) shareholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which the Company or any of its Subsidiaries is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.
2.3    SEC Filings; Financial Statements.
(a)The Company has filed all forms, statements, schedules, reports and documents (including items incorporated by reference) required to be filed by the Company with the SEC since November 1, 2010 and all such forms, statements, schedules, reports and documents in the form filed with the SEC are available on the SEC’s EDGAR website. All such required forms, statements, schedules, reports and documents (including those that Company may file subsequent to the Agreement Date) are referred to herein as the “Company SEC Reports.” As of their respective dates, the Company SEC Reports were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, except (A) in the case of Company SEC Reports filed on or before the date of this Agreement that were amended or superseded on or before the date of this Agreement, by the filing of the applicable amending or superseding Company SEC Reports; and (B) in the case of Company SEC Reports filed after the date of this Agreement that are amended or superseded before the Effective Time, by the filing of the applicable amending or superseding Company SEC Reports.
(b)The financial statements (including any related notes) contained or incorporated by reference in the Company SEC Reports (i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements, or, in the case of unaudited financial statements, as permitted by Form 10-Q, Form 8-K or any successor form under the Exchange Act, and except that in the case of unaudited financial statements, may not contain footnotes and are subject to normal and recurring adjustments), and (ii) fairly presented in all material respects in accordance with GAAP, the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof, and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries for the periods covered thereby.
(c)The Company has established and maintains a system of internal controls over financial reporting sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. As of the date of this Agreement, to the knowledge of the Company, there were no material weaknesses, or series of multiple significant deficiencies that are reasonably likely to collectively represent a material weakness, in the design and operation of such internal controls. As used in this Agreement, “material weakness” and “significant deficiencies” shall have the meanings given to such respective terms by the Public Company Accounting Oversight Board.
(d)The Company has in place the “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) required in order for the Chief Executive Officer and Chief Financial Officer of the Company to engage in the review and evaluation process mandated by the Exchange Act and the rules promulgated thereunder. The Company’s disclosure controls and procedures are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

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(e)Since November 1, 2010, neither the Company nor any of its directors, officers or, to the knowledge of the Company, auditors or accountants has received or otherwise had or obtained, actual knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or its internal accounting controls, including any complaint, allegation, assertion or claim that the Company has engaged in questionable accounting or auditing practices. No attorney representing the Company, whether or not employed by the Company, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its directors, officers, employees or agents to the Company Board or any committee thereof or to any director or executive officer of the Company. Since November 1, 2010, there have been no internal investigations regarding accounting treatment or revenue recognition, in accordance with GAAP, discussed with, reviewed by or initiated at the direction of the Company’s chief executive officer, chief financial officer, chief accounting officer or principal legal counsel or the Company Board or any committee thereof.
(f)The Company does not have any material accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (i) liabilities identified as such, or specifically reserved against, in the audited consolidated balance sheet of the Company as of July 31, 2012 contained in the Company SEC Reports (the “Company Balance Sheet”); (ii) liabilities that have been incurred by the Company since the Company Balance Sheet Date in the ordinary course of business; (iii) liabilities for performance of obligations of the Company pursuant to the terms of Company Contracts; (iv) liabilities incurred by the Company in connection with this Agreement and the Contemplated Transactions; (v) liabilities of a type which would not be required to be included in a balance sheet (or the notes thereto) prepared in accordance with GAAP; and (vi) liabilities described in Schedule 2.3(f) of the Company Disclosure Schedule.
2.4    Absence of Changes. Between July 31, 2012 (the “Company Balance Sheet Date”) and the date of this Agreement:
(a)there has not been any Company Material Adverse Effect;
(b)the Company has not: (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of its capital stock, other than distributions of Company Common Stock issued upon the exercise of Company Options or the vesting or settlement of Company RSUs; or (ii) acquired, redeemed or otherwise reacquired any shares of its capital stock or other securities, other than pursuant to the Company’s right to acquire restricted shares of Company Common Stock held by a Company Employee upon termination of such Company Employee’s employment and pursuant to the Company’s fiscal 2012 stock repurchase program;
(c)there has been no amendment to the articles of incorporation or bylaws of the Company;
(d)neither the Company nor any of its Subsidiaries has lent money to any Person (other than advances to employees in the ordinary course of business);
(e)the Company has not materially changed any of its methods of accounting or accounting practices, except as required by concurrent changes in GAAP or SEC rules and regulations;
(f)the Company has not made any material Tax election;
(g)neither the Company nor any of its Subsidiaries has commenced, or settled, any material Legal Proceeding; and
(h)neither the Company or, if applicable, any of its Subsidiaries, has agreed or committed to take any of the actions referred to in clauses “(b)” through “(g)” above.

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2.5    Title to Assets. The Company and each of its Subsidiaries owns, and has good and valid title to, all material assets purported to be owned by them, including all material assets reflected on the Company Balance Sheet (except for assets sold or otherwise disposed of since the Company Balance Sheet Date in the ordinary course of business). To the knowledge of the Company, all of said assets are owned by the Company or one of its Subsidiaries free and clear of any Encumbrances, except for liens described in Schedule 2.5 of the Company Disclosure Schedule. The Company or one of its Subsidiaries is the lessee of, and holds valid leasehold interests in, all material assets purported to have been leased by them, including all material assets reflected as leased on the Company Balance Sheet (it being understood that the representations and warranties contained in this Section 2.5 do not apply to ownership of, or Encumbrances with respect to, Intellectual Property and Intellectual Property Rights, which matters are addressed solely in the representations and warranties set forth in Section 2.7).
2.6    Real Property; Leases.
(a)The Company and its Subsidiaries do not own any real property.
(b)Schedule 2.6(b) of the Company Disclosure Schedule sets forth an accurate and complete list of each lease: (i) pursuant to which any real property is being leased to the Company or any of its Subsidiaries; and (ii) having aggregate lease payments in excess of $100,000 over the 12-month period commencing on the date of this Agreement. (All real property leased to the Company or any of its Subsidiaries is referred to as the “Leased Real Property”).
(c)Schedule 2.6(c) of the Company Disclosure Schedule contains an accurate and complete list of all subleases, occupancy agreements and other Company Contracts: (i) granting to any Person (other than the Company or any of its Subsidiaries) a right of use or occupancy of any of the Leased Real Property; and (ii) having aggregate payments in excess of $250,000 over the 12-month period commencing on the date of this Agreement.
2.7    Intellectual Property.
(a)    Schedule 2.7(a) of the Company Disclosure Schedule sets forth a list of all Company Registered IP. All filings, payments and other actions required to be made or taken by the Company or any of its Subsidiaries before the date of this Agreement to maintain each item of material Company Registered IP have been made and taken, except as would not reasonably be expected to materially impair any such Company Registered IP. As of the date of this Agreement and to the knowledge of the Company, none of the patents or patent applications listed in Schedule 2.7(a) of the Company Disclosure Schedule is involved in any interference, reexamination, opposition or similar active proceeding.
(b)    Each item of material Company Owned IP is owned by the Company or its Subsidiaries, free and clear of any Encumbrances. To the knowledge of the Company, the Company Owned IP and the Company In-Licensed IP constitutes all of the Intellectual Property Rights necessary for the conduct of the business of the Company and its Subsidiaries as it is currently conducted by the Company and its Subsidiaries.
(c)    Neither the execution, delivery or performance of this Agreement nor the consummation of any of the Contemplated Transactions would reasonably be expected to, with or without notice or the lapse of time, result in or give any other Person the right or option to cause, create, impose or declare: (i) a loss of, or Encumbrance on, any material Company Owned IP; or (ii) the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any material Company Owned IP.
(d)    The Company and its Subsidiaries have taken commercially reasonable steps to protect the Company’s and its Subsidiaries’ rights in trade secrets of the Company and its Subsidiaries.
(e)    To the knowledge of the Company, as of the date of this Agreement, no Person is infringing, misappropriating or otherwise violating, any material Company Owned IP.
(f)    To the knowledge of the Company, the development, manufacturing, marketing, sale, offer for sale, exportation, distribution and/or use of any Company Products does not infringe or misappropriate any Intellectual Property Right of any other Person.

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2.8    Contracts.
(a)    Schedule 2.8 of the Company Disclosure Schedule identifies each Company Contract that constitutes a Company Significant Contract as of the date of this Agreement. For purposes of this Agreement, each of the following shall be deemed to constitute a “Company Significant Contract”:
(i)    any Contract constituting a Company Employee Agreement pursuant to which the Company or any of its Subsidiaries is or may become obligated to make any severance, termination or similar payment in excess of $100,000 to any Company Employee (except as may be required by applicable Legal Requirements);
(ii)    any Contract pursuant to which the Company or any of its Subsidiaries licenses from any Person (other than the Company and its Subsidiaries) any material Intellectual Property Rights (other than software license agreements for any third-party software that is generally available to the public at a cost of less than $100,000 per year);
(iii)    any Contract pursuant to which the Company or any of its Subsidiaries licenses to any Person (other than the Company and its Subsidiaries) any material Company Owned IP which is likely to generate, over the twelve (12) month period from the date of this Agreement, more than $100,000 in revenues for the Company or any of its Subsidiaries;
(iv)    any Contract with any distributor or other reseller or sales representative which is likely to generate, over the twelve (12) month period from the date of this Agreement, more than $100,000 in revenues for the Company or any of its Subsidiaries;
(v)    any Contract that provides for: (A) reimbursement of any Company Employee for, or advancement to any Company Employee of, legal fees or other expenses associated with any Legal Proceeding or the defense thereof; or (B) indemnification of any Company Employee;
(vi)    any Contract imposing any restriction on the right or ability of the Company or any of its Subsidiaries: (A) to compete with any other Person; (B) to acquire any product or other asset or any services from any other Person; (C) to develop, sell, manufacture, license, market, assemble, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person; (D) to perform services for any other Person; (E) to transact business with any other Person; or (F) to operate at any location in the world;
(vii)    any Contract evidencing indebtedness in excess of $100,000;
(viii)    any Contract relating to the lease or sublease of Leased Real Property, other than leases or subleases that do not involve aggregate payments in excess of $100,000 over the 12-month period commencing on the date of this Agreement;
(ix)    any labor or collective bargaining Contract;
(x)    any joint venture or partnership Contract or Contract requiring the sharing of profits;
(xi)    any Contract pursuant to which any third party is entitled to market any of the Company Products and under which the Company has received revenue of at least $250,000 in the first four successive fiscal quarters ended July 31, 2012 or under which it is reasonably likely that the Company will receive revenue of at least $250,000 in the first four successive fiscal quarters ending January 31, 2013;
(xii)    any Contract pursuant to which the Company or any Subsidiary has acquired a business or entity, or assets of a business or entity, whether by way of merger, consolidation, purchase of stock, purchase of assets, license or otherwise, or any contract pursuant to which it has any material ownership interest in any other Person (other than its Subsidiaries);
(xiii)    any other Contract that by its terms involves the payment or delivery of cash or other consideration in an amount or having a value in excess of $100,000 in any individual fiscal year which is not terminable without material penalty by the Company on less than 90 days’ notice; and

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(xiv)    any other Contract not listed in Sections 2.8(a)(i)-(xiii) that would be a “material contract” under Rule 601 of Regulation S‑K of the SEC (excluding any Company Equity Incentive Plans or Company ESPP or forms of agreement used under any of such plans).
The Company has delivered or made available to Parent an accurate and complete copy of each Company Contract that constitutes a Company Significant Contract as of the date of this Agreement.
(b)    Each Company Significant Contract is valid and in full force and effect, except, in each case, as would not reasonably be expected to have a Company Material Adverse Effect.
(c)    As of the date of this Agreement: (i) neither the Company nor any of its Subsidiaries is in breach or any default under any Company Significant Contract; (ii) to the knowledge of the Company, no other Person is in breach or any default under, any Company Significant Contract; and (iii) to the knowledge of the Company, no event has occurred and is continuing, and no circumstance or condition exists, that (with or without notice or lapse of time) would reasonably be expected to: (A) result in a violation or breach of any of the provisions of any Company Significant Contract; (B) give any Person the right to declare a default under any Company Significant Contract; (C) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any Company Significant Contract; (D) give any Person the right to accelerate the maturity or performance of any Company Significant Contract; or (E) give any Person the right to cancel, terminate or modify any Company Significant Contract; except, in the case of clauses “(i)” through “(iii)” of this sentence, as would not reasonably be expected to have a Company Material Adverse Effect.
2.9     Compliance with Legal Requirements. The Company and its Subsidiaries are in material compliance with all applicable Legal Requirements. Since November 1, 2010, neither the Company nor any of its Subsidiaries have received any written notice from any Governmental Body or other Person regarding any actual or possible violation in any material respect of, or failure to comply in any material respect with, any Legal Requirement.
2.10     Certain Business Practices. Neither the Company, any of its Subsidiaries, nor, to the knowledge of the Company, any Company Employee with respect to any matter relating to the Company and its Subsidiaries, has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; or (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.
2.11     Governmental Authorizations. The Company and its Subsidiaries hold all material Governmental Authorizations necessary to enable the Company and its Subsidiaries to conduct their respective businesses substantially in the manner in which such businesses are currently being conducted. All such Governmental Authorizations are valid and in full force and effect. Since November 1, 2010, neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Body regarding: (i) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization; or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization.
2.12    Tax Matters.
(a)    Each of the material Tax Returns required to be filed by the Company and its Subsidiaries with respect to any Taxable period ending on or before the Closing Date: (i) has been or will be filed on or before the applicable due date (including any extensions of such due date); and (ii) has been, or will be when filed, prepared in all material respects in substantial compliance with all applicable Legal Requirements. All amounts shown on the material Tax Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.
(b)    The Company and its Subsidiaries have withheld and paid all material Taxes required to have been withheld and paid in connection with any amounts paid to any employee, independent contractor, creditor, shareholder, or other third party.
(c)    The Company Balance Sheet reflects all liabilities for unpaid material Taxes of the Company and/or any Subsidiary for periods (or portions of periods) through the Company Balance Sheet Date. Neither the Company nor any Subsidiary has any liability for unpaid material Taxes accruing after the Company Balance Sheet Date except for Taxes arising in the ordinary course of business subsequent to the Company Balance Sheet Date.

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(d)    To the knowledge of the Company, no material Tax Return is currently subject to an audit by any Governmental Body. No extension or waiver of the limitation period applicable to any of the material Tax Returns has been granted by the Company or any of its Subsidiaries, and no such extension or waiver has been requested from the Company or any of its Subsidiaries.
(e)    As of the date of this Agreement, to the knowledge of the Company, no Legal Proceeding is pending with respect to the Company or any of its Subsidiaries in respect of any material Tax. There are no unsatisfied liabilities for material Taxes with respect to any notice of deficiency or similar document received by the Company or any of its Subsidiaries with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company or one of its Subsidiaries). There are no Encumbrances for material Taxes upon any of the assets of the Company and its Subsidiaries.
(f)    There are no Contracts relating to allocating or sharing of Taxes to which the Company or any of its Subsidiaries is a party, other than Contracts between the Company or one or more of its Subsidiaries. Neither the Company nor any of its Subsidiaries is liable for the Taxes of any other Person (other than the Company and its Subsidiaries), nor is it currently under any contractual obligation to indemnify any Person (other than the Company and its Subsidiaries) with respect to any amounts of such Person’s Taxes (except for customary agreements to indemnify lenders or security holders in respect of Taxes) nor are they a party to any Contract providing for payments by the Company or its Subsidiaries with respect to any amount of Taxes of any other Person (other than the Company and its Subsidiaries).
(g)    The Company has not constituted either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code within the previous two years.
(h)    Neither the Company nor any of its Subsidiaries has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or within the meaning of any similar Legal Requirement to which the Company or any of its Subsidiaries may be subject, other than the affiliated group of which the Company is the common parent.
2.13    Employee and Labor Matters; Benefit Plans.
(a)    To the knowledge of the Company, no Company Employee is a party to or is bound by any noncompetition agreement that may have a material effect on the business or operations of the Company and its Subsidiaries.
(b)    As of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other Contract with a labor organization representing any Company Employee, and there are no labor organizations representing, purporting to represent or, to the knowledge of the Company, seeking to represent any Company Employee. As of the date of this Agreement, there is not pending, and, to the knowledge of the Company, no Person has threatened in writing to commence, any strike, slowdown, work stoppage, lockout, job action or picketing.
(c)    Schedule 2.13(c) of the Company Disclosure Schedule contains an accurate and complete list of each Company Employee Plan and each Company Employee Agreement: (i) involving obligations in excess of $100,000; or (ii) that constitutes a “material contract” (as such term defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC).
(d)    The Company has delivered or made available to Parent accurate and complete copies, as of the date of this Agreement, of copies of each material Company Employee Plan, including all amendments thereto and all related trust documents.
(e)    Each Company Employee Plan has been established and maintained in all material respects in accordance with its material terms.
(f)    Except as set forth on Schedule 2.13(g) or as expressly required or provided by this Agreement, neither the execution of this Agreement nor the consummation of the Contemplated Transactions will or would reasonably be expected to (either alone or upon the occurrence of termination of employment) constitute an event under any Company Employee Plan or Company Employee Agreement that will or may result (either alone or in connection with any other circumstance or event) in any material payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Company Employee, except as may be required by applicable law.

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(g)    As of the date of this Agreement, there is no agreement, plan, arrangement or other Contract covering any Company Employee, that, considered individually or considered collectively with any other such Contracts or payments, will, or would reasonably be expected to, be characterized as a “parachute payment” within the meaning of Section 280G(b)(2) of the Code or give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 162(m) of the Code (or any comparable provision under state or foreign Tax laws). Neither the Company nor any of its Subsidiaries is a party to or has any obligation under any Contract to compensate any Person for excise taxes payable pursuant to Section 4999 of the Code.
2.14    Transactions with Affiliates. Except as set forth in the Company SEC Documents filed before the date of this Agreement, between November 1, 2010 and the date of this Agreement, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.
2.15    Legal Proceedings; Orders.
(a)    As of the date of this Agreement, (i) there is no pending Legal Proceeding and (ii) to the knowledge of the Company, no Governmental Body or other Person has threatened in writing to commence any Legal Proceeding; to which the Company or any of its Subsidiaries is a party or is threatened to become a party, that, in each case, (A) would reasonably be expected to result in a material liability to the Company; or (B) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger.
(b)    As of the date of this Agreement, there is no material Order to which the Company or any of its Subsidiaries, or any of their respective material assets, is subject.
2.16    Environmental Compliance.
(a)    The Company or one of its Subsidiaries possesses, and is in material compliance with, all permits, licenses and Governmental Authorizations and has filed all material notices that are required under Legal Requirements relating to protection of the environment or human health, pollution control and hazardous materials (“Environmental Laws”) applicable to the Company and its Subsidiaries.
(b)    The Company and its Subsidiaries is in material compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those Environmental Laws.
2.17    Authority. The Company has the corporate right, power and authority to enter into and to perform and, subject to obtaining the Required Company Shareholder Vote, to consummate its obligations under this Agreement. The Company Board (at a meeting duly called and held), as of the date of this Agreement has: (a) determined that the Merger is fair to, and in the best interests of, the Company and the Company Shareholders; (b) authorized and approved the execution, delivery and performance of this Agreement by the Company and approved the Merger; and (c) recommended the approval of the principal terms of this Agreement and the Merger by the holders of Company Common Stock and directed that this Agreement and the Merger be submitted for consideration by the Company Shareholders at the Company Shareholders’ Meeting. Assuming due execution and delivery of this Agreement by Parent and Merger Sub, this Agreement will constitute a valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, and (ii) rules of law governing specific performance, injunctive relief, and other equitable remedies.
2.18    Non-Contravention; Consents. Assuming compliance with the applicable provisions of the Exchange Act, the CGCL, the HSR Act and any foreign Antitrust Laws, and as set forth in Schedule 2.18 of the Company Disclosure Schedule, neither (1) the execution and delivery of this Agreement by the Company, nor (2) the consummation of the Merger or any of the other Contemplated Transactions, will or would reasonably be expected to, directly or indirectly (with or without notice or lapse of time):
(a)    contravene, conflict with or result in a violation of any of the provisions of the articles of incorporation or bylaws of the Company;
(b)    contravene, conflict with or result in a violation of, any Legal Requirement or any Order to which the Company, any of its Subsidiaries, or any of their respective material assets are subject;

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(c)    contravene, conflict with or result in a violation of any of the terms or requirements of any Governmental Authorization that is held by the Company or any of its Subsidiaries or that otherwise relates to the business of the Company and its Subsidiaries as currently conducted;
(d)    contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Significant Contract, or give any Person the right to: (i) declare a default or exercise any remedy under any such Company Significant Contract; (ii) a rebate, chargeback, penalty or change in delivery schedule under any such Company Significant Contract; (iii) accelerate the maturity or performance of any such Company Significant Contract; or (iv) cancel, terminate or modify any right, benefit, obligation or other term of such Company Significant Contract; or
(e)    result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by the Company or any of its Subsidiaries;
except, in the case of clauses “(b)” through “(e)” of this sentence, as does not have or result in, or would not reasonably be expected to have a Company Material Adverse Effect. The Company is not, and will not be, required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with: (i) the execution, delivery or performance of this Agreement by the Company; or (ii) the consummation of the Merger or any of the other Contemplated Transactions, except in each case (A) as may be required by the applicable provisions of the Exchange Act, the CGCL, the HSR Act and any foreign Antitrust Laws; or (B) the failure of which to make such filing, give such notice, or obtain such Consent, would not reasonably be expected to have a Company Material Adverse Effect.
2.19    Information Supplied. The preliminary and definitive proxy statements to be filed by the Company with the SEC (collectively, the “Proxy Statement”) and any amendments or supplements thereto, shall not, on each relevant filing date, on the date of mailing to the Company Shareholders and at the time of the Company Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders’ Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time before the Effective Time the Company discovers any event relating to the Company or any of its Affiliates which is required to be set forth in a supplement to the Proxy Statement, the Company shall inform Parent reasonably promptly. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub that is contained in the Proxy Statement.
2.20    Fairness Opinion. Pursuant to the execution of this Agreement, the Company received an opinion from RBC Capital Markets, LLC, financial advisor to the Company, to the effect that, as of the date of this Agreement and based upon and subject to the matters set forth in the opinion, the Per Share Merger Consideration to be paid to the Company Shareholders is fair, from a financial point of view, to the Company Shareholders. RBC Capital Markets, LLC shall be paid by the Company, for such opinion and the related work on such opinion, the cash sum set forth in Section 2.20 of the Company Disclosure Schedule.
2.21    Financial Advisor. Except for the amount not to exceed the dollar amount set forth in Section 2.21 of the Company Disclosure Schedule to be paid by Company to RBC Capital Markets, LLC and the opinion fee disclosed in Section 2.20 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger or any of the other Contemplated Transactions based upon arrangements made by or on behalf of the Company.
Section 3.    REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Parent and Merger Sub represent and warrant to the Company as follows, subject to: (a) the exceptions and disclosures set forth in the part or subpart of the Parent Disclosure Schedule corresponding to the particular Section or subsection in this Section 3 in which such representation and warranty appears; (b) any exceptions or disclosures cross-referenced to another part or subpart of the Parent Disclosure Schedule; and (c) any exception or disclosure in any other part or subpart of the Parent Disclosure Schedule to the extent it is reasonably apparent that such exception or disclosure qualifies such other representation or warranty:
3.1    Due Organization. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation and have all necessary corporate power and authority: (a) to conduct their businesses in the manner in which their businesses are currently being conducted; (b) to own and use their assets in the manner in which their assets are currently owned and used; and (c) to perform their obligations under all

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Contracts by which they are bound, except, in each case, as would not reasonably be expected to have a Parent Material Adverse Effect.
3.2    Legal Proceedings.
(a)    As of the date of this Agreement, (i) there is no pending Legal Proceeding; and (ii) to the knowledge of the Company, no Governmental Body or other Person has threatened in writing to commence any Legal Proceeding; to which Parent or Merger Sub is a party or is threatened to become a party, that (A) questions or challenges (1) the validity of the Agreement or (2) any action required to be taken by Parent hereunder or (B) would reasonably be expected to have a Parent Material Adverse Effect.
(b)    As of the date of this Agreement, there is no Order to which the Parent, or any of its material assets, is subject, except as would not reasonably be expected to have a Parent Material Adverse Effect.
3.3    Authority. Each of Parent and Merger Sub has the corporate right, power and authority to enter into and to perform and consummate their respective obligations under this Agreement. The board of directors of Parent (at a meeting duly called and held or acting by unanimous written consent) has authorized and approved the execution, delivery and performance of this Agreement by Parent. The board of directors of Merger Sub (by unanimous written consent) has: (a) determined that the Merger is advisable and fair to, and in the best interests of, Merger Sub and Parent (as Merger Sub’s sole shareholder); (b) authorized and approved the execution, delivery and performance of this Agreement by Merger Sub and approved the Merger; (c) recommended the approval of the principal terms of this Agreement and the Merger by the sole shareholder of Merger Sub and directed that this Agreement and the Merger be submitted for consideration by the sole shareholder of Merger Sub. Parent, as the sole shareholder of Merger Sub, has approved the principal terms of this Agreement and the Merger. No other action on the part of Parent’s or Merger Sub’s board of directors or shareholders is required to approve this Agreement or perform and consummate the Merger. Assuming due execution and delivery of this Agreement by the Company, this Agreement will constitute a valid and binding obligation of each of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, and (ii) rules of law governing specific performance, injunctive relief, and other equitable remedies.
3.4    Non-Contravention; Consents. Assuming compliance with the applicable provisions of the Exchange Act, the CGCL, the HSR Act and any foreign Antitrust Laws, neither (1) the execution and delivery of this Agreement by Parent and Merger Sub, nor (2) the consummation of the Merger or any of the other Contemplated Transactions, will or would reasonably be expected to, directly or indirectly (with or without notice or lapse of time or both):
(a)    contravene, conflict with or result in a violation of any of the provisions of the articles of incorporation (or certificate of incorporation, as applicable) or bylaws of Parent or Merger Sub;
(b)    contravene, conflict with or result in a violation of any Legal Requirement or any Order to which Parent or Merger Sub, or any of their material assets, is subject;
(c)    contravene, conflict with or result in a violation of any of the terms or requirements of any Governmental Authorization that is held by Parent or Merger Sub or that otherwise relates to the business of Parent and Merger Sub as currently conducted;
(d)    contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any material Contract of Parent, or give any Person the right to: (i) declare a default or exercise any remedy under any such Contract; (ii) a rebate, chargeback, penalty or change in delivery schedule under any such Contract; (iii) accelerate the maturity or performance of any such Contract; or (iv) cancel, terminate or modify any right, benefit, obligation or other term of such Contract; or
(e)    result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by Parent or Merger Sub, except, in the case of clauses “(b)” through “(e)” of this sentence, as would not reasonably be expected to have a Parent Material Adverse Effect. Neither Parent nor Merger Sub is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with: (i) the execution, delivery or performance of this Agreement; or (ii) the consummation of the Merger or any of the other Contemplated Transactions, except in each case: (A) as may be required by the

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applicable provisions of the Exchange Act, the HSR Act and any foreign Antitrust Laws; or (B) the failure of which to make such filing, give such notice, or obtain such Consent, would not reasonably be expected to have a Parent Material Adverse Effect.
3.5    Information Supplied. The information supplied by Parent for inclusion in the Proxy Statement shall not, on each relevant filing date, on the date of mailing to the Company Shareholders and at the time of the Company Shareholders’ Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders’ Meeting which has become false or misleading. If at any time before the Effective Time, any event relating to Parent or any of its Affiliates should be discovered by Parent which is required to be set forth in a supplement to the Proxy Statement, Parent shall promptly inform the Company. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company which is contained in the Proxy Statement.
3.6    Financial Advisor. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger or any of the other Contemplated Transactions based upon arrangements made by or on behalf of Parent.
3.7    No Prior Merger Sub Operations. Merger Sub was formed solely for the purpose of effecting the Merger and has not engaged in any business activities or conducted any operations other than in connection with the Contemplated Transactions.
3.8    Sufficiency of Funds. Parent and Merger Sub, in either case, now have, and will have at and after the Closing funds sufficient to pay all of the amounts payable under Section 1 of this Agreement or otherwise in connection with the Merger and the Contemplated Transactions and related fees and expenses of the parties associated therewith.
3.9    Shareholder and Management Arrangements. Except as expressly authorized by the Company, as of the date of this Agreement, neither Parent or Merger Sub, or any of their respective Affiliates, is a party to any Contracts, or has made or entered into any formal or informal arrangements or other understandings (whether or not binding), with any shareholder, director, officer or other Affiliate of the Company or any of its Subsidiaries relating to this Agreement, the Merger or any other transactions contemplated by this Agreement, or the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Effective Time.
3.10     Solvency. As of the Effective Time and immediately after giving effect to all of the transactions contemplated by this Agreement, including payment of the amounts payable under Section 1 of this Agreement or otherwise in connection with the Merger and the Contemplated Transactions and related fees and expenses of the parties associated therewith: (i) the amount of the “fair saleable value” of the assets of each of Parent, the Surviving Corporation and its Subsidiaries, respectively, will exceed (A) the value of all liabilities of each of Parent, the Surviving Corporation and such Subsidiaries, respectively, including contingent and other liabilities, and (B) the amount that will be required to pay the probable liabilities of each of Parent, the Surviving Corporation and such Subsidiaries, respectively, on their existing debts as such debts become absolute and matured, (ii) each of Parent, the Surviving Corporation and its Subsidiaries will not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged, and (iii) each of Parent, the Surviving Corporation and its Subsidiaries will be able to pay its liabilities, including contingent and other liabilities, as they become due. For purposes of the foregoing, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.
3.11    Ownership of Common Stock. None of Parent, Merger Sub, or any of their Affiliates owns (directly or indirectly, beneficially or of record), or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of capital stock of the Company (other than as contemplated by this Agreement).
3.12    Investigation. In entering into this Agreement, Parent acknowledges that, except for the specific representations and warranties of the Company contained in Section 2, neither the Company nor any of its Affiliates or Representatives makes or has made any representation or warranty, either express or implied, as to, (a) the business, operations, technology, assets, liabilities, results of operations, financial condition or prospects of the Company, or (b) the accuracy or completeness of any of the information provided or otherwise made available to Parent or any of its Affiliates, agents or Representatives.

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Section 4.    CERTAIN COVENANTS OF THE PARTIES
4.1    Access and Investigation. During the period commencing on the date of this Agreement and ending as of the earlier of the Effective Time or the termination of this Agreement pursuant to Section 8 (the “Pre-Closing Period”), the Company shall: (a) provide Parent and Parent’s Representatives with reasonable access during normal business hours, on reasonable prior notice, to the Company’s personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company; and (b) provide or make available to Parent and Parent’s Representatives, at Parent’s expense, such copies of the existing books, records, Tax Returns and other documents and information relating to the Company as Parent may reasonably request. Without limiting the generality of the foregoing, during the Pre-Closing Period and subject to applicable Antitrust Laws, the Company and Parent shall promptly provide the other party with copies of any notice, report or other document filed with or sent to any Governmental Body on behalf of the Company, Parent or Merger Sub, as applicable, in connection with the Merger or any of the other Contemplated Transactions. The foregoing shall not require the Company to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company could reasonably be expected to result in (i) the disclosure of any trade secrets of third parties or the violation of any obligations of the Company with respect to confidentiality or non-disclosure if the Company shall have used reasonable efforts to obtain the consent of such third party to such inspection or disclosure, (ii) the waiver of any applicable attorney-client privilege or (iii) the violation of any applicable Legal Requirement.
4.2    Operations Before Closing.
(a)    During the Pre-Closing Period, the Company shall use commercially reasonable efforts to conduct its business and operations in the ordinary course and in material compliance with all applicable Legal Requirements.
(b)    Except as set forth in Schedule 4.2(b) of the Company Disclosure Schedule, during the Pre-Closing Period, the Company shall not (without the prior written consent of Parent, which prior written consent shall not be unreasonably withheld, conditioned or delayed):
(i)    declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, split, combine or reclassify any capital stock, or acquire, redeem or otherwise reacquire any shares of capital stock or other securities, other than pursuant to the Company’s right to acquire restricted shares of Company Common Stock held by a Company Employee upon termination of such Company Employee’s employment;
(ii)    sell, issue, grant or authorize the sale, issuance, or grant of: (A) any capital stock or other security; (B) any option, call, warrant or right to acquire any capital stock or other security; or (C) any instrument convertible into or exchangeable for any capital stock or other security, except that (i) the Company may issue shares of Company Common Stock pursuant to the exercise of Company Options, upon the vesting or achievement of milestones under Company Stock-Based Awards or other Company securities under the Company Equity Incentive Plans, in each case, outstanding on the Agreement Date or pursuant to the Company ESPP, and (ii) the Company may grant Company Options, Company Stock-Based Awards or other Company securities under the Company Equity Incentive Plans to any newly hired employees of the Company and to Company employees in the ordinary course of business in connection with the Company’s annual review and promotion processes;
(iii)    amend or accelerate the vesting under, any provision of any of the Company Equity Incentive Plans or the Company ESPP or any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security, except as required by applicable Legal Requirements or as contemplated pursuant to Section 5.3 of this Agreement or any Contract in existence as of the date of this Agreement;
(iv)    amend or permit the adoption of any amendment to its articles of incorporation or bylaws;
(v)    acquire any equity interest or other interest in any other Entity, or effect or become a party to any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;
(vi)    enter into any Contract that would explicitly impose any restriction on the right or ability of the Company or any of its Subsidiaries: (A) to compete with any other Person; (B) to acquire any product or other asset or any services from any other Person; (C) to develop, sell, manufacture, license, market, assemble, supply, distribute, offer, support

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or service any product or any technology or other asset to or for any other Person; (D) to perform services for any other Person; (E) to transact business with any other Person; or (F) to operate at any location in the world;
(vii)    other than in the ordinary course of business, make any capital expenditure; whether in the ordinary course of business or otherwise, or make any capital expenditure in excess of two hundred thousand dollars ($200,000);
(viii)    amend or terminate (other than expiration in accordance with its terms), or waive any material right or remedy under, any Company Significant Contract;
(ix)    acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in each case for assets: (A) acquired, leased, licensed or disposed of by the Company in the ordinary course of business; or (B) that are not material to the business of the Company);
(x)    make any pledge of any of its material assets or permit any of its material assets, or any of its cash equivalents or short-term investments, to become subject to any Encumbrances;
(xi)    lend money to any Person (other than advances to Company employees in the ordinary course of business), or except in the ordinary course of business, incur or guarantee any indebtedness;
(xii)    establish, adopt, enter into or amend any Company Employee Plan or Company Employee Agreement, pay any bonus or make any profit-sharing or similar payment to, or materially increase the amount of the wages, salary, commissions, fringe benefits or other compensation (including equity-based compensation, whether payable in stock, cash or other property) or remuneration payable to, any Company Employees (except that the Company: (A) may provide routine salary increases to Company Employees in the ordinary course of business and in connection with the Company’s customary employee review process; (B) may enter into Company Employee Agreements with newly-hired Company Employees; (C) may amend the Company Employee Plans to the extent required by applicable Legal Requirements; and (D) may make customary bonus payments in accordance with bonus plans or arrangements existing on the date of this Agreement);
(xiii)    hire any employee at the level of Vice President or above or with an annual base salary in excess of $200,000 (except in order to fill a position vacated after the date of this Agreement);
(xiv)    other than as required by concurrent changes in GAAP or SEC rules and regulations, change any of its methods of accounting or accounting practices in any material respect;
(xv)    make or change any material Tax election;
(xvi)    commence any Legal Proceeding, except: (A) with respect to routine matters in the ordinary course of business; (B) in such cases where the Company reasonably determines in good faith that the failure to commence suit would result in a material impairment of a valuable aspect of its business; or (C) in connection with a breach of this Agreement or related to the Contemplated Transactions;
(xvii)    conduct the business of Company in a manner that would not reasonably be deemed to involve reasonable efforts (on an overall basis) to maintain the Company’s business in the ordinary course (including but not limited to the maintenance of the Company’s assets, trademarks, copyrights, client relationships, contracts, key employees, opportunities, and sales prospects) so as to promote the best interests of Company in a commercially reasonable manner;
(xviii)    make any material discretionary cash payments (meaning payments the Company has no contractual or legal obligation to make) of any kind, including but not limited to discretionary bonuses, discretionary dividend payments and/or declarations, and /or discretionary contributions to the management and/or to employees (other than payments of marketing and similar expenses in the ordinary course of business to persons or entities that are not employees or officers of the Company);
(xix)    make any discretionary amendments (meaning amendments the Company has no contractual or legal obligation to make) to existing director or executive or employee compensation contracts, terms or provisions or amendments or other changes in change of control benefits or rights; issuance of discretionary bonuses; granting of new options; or any other decision outside the regular course of Company’s business that will encumber Company’s assets, or result in a reduction

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of Company’s cash balance, from now to Effective Time. All new material third party contracts, agreements, terms and/or other encumbrances (other than agreements with customers in the ordinary course of business) shall be reviewed in a timely manner with Parent prior to Company’s execution thereof;
(xx)    except as and to the extent required under the Company’s 2005 Directors Stock Option Plan, as amended to date, the Company’s 1996 Directors Stock Option Plan, as amended to date, or under any written agreement of the Company made and in effect prior to the date of this Agreement, and (except with regard to Company Stock Options or Company Stock–Based Awards held by the Company’s Chief Executive Officer for which vesting may be accelerated), accelerate the vesting of any options to purchase shares of the Company’s Common Stock or the vesting of any Company Stock-Based Award;
(xxi)    repurchase any shares of Company Common Stock pursuant to the Company’s stock repurchase program;
(xxii)    replace, change, alter or amend, at a materially higher cost to Company or at a materially lower level of service, any vendor or supplier or third party service provider; and Company shall not renegotiate, for a material higher cost to Company or to a material lower level of service, any existing vendor or supplier or third party service provider relationship, without approval of Parent unless in each such case, in the good faith judgment of the Company, such action is reasonably necessary in order to maintain the business of the Company, preserve its assets and/or avoid liabilities or promoted the Company’s best interests;
(xxiii)    allow the Company Closing Cash/AR Balance to be below twenty-two million dollars ($22,000,000) as of the Effective Time, or enter into any agreement or commitment (other than obligations and payables incurred in the ordinary course of the Company’s business or for Company Transaction Expenses or otherwise permitted under this Section 4.2(b)) that would prevent the Company’s cash balance from being available to Parent to use for the Closing;
(xxiv)    enter into any new supplier and / or outsourced services relationships not in the ordinary course of the Company’s business, or any joint venture or joint technology development agreement, including but not limited to any relationship with a third party for the development of Company’s technology, including but not limited to any prospective joint venture with the party named in Section 4.2(b)(xxiv) of the Company’s Disclosure Schedule; or
(xxv)    agree or commit to take any of the actions described in clauses “(i)” through “(xxiv)” of this Section 4.2(b).
If the Company desires to take an action that requires the prior written consent of Parent pursuant to this Section 4.2(b) which consent shall not be unreasonably withheld, conditioned or delayed, the Company shall deliver to Parent a written request for such written consent. Parent shall use commercially reasonable efforts to approve or deny the Company’s request as soon as reasonably practicable, and in any event, within five (5) Business Days after Parent has received the Company’s request. If the Company receives no such consent or denial within five (5) Business Days after Parent has received the Company’s request, Parent shall be deemed to have denied its consent to the action set forth in such request.
(c)    Parent, as the sole shareholder of Merger Sub, shall cause Merger Sub to perform its obligations under this Agreement.
(d)    During the Pre-Closing Period, the Company shall promptly notify Parent in writing after learning of any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 impossible or materially unlikely or that would reasonably be expected to have a Company Material Adverse Effect. No notification given to Parent pursuant to this Section 4.2(d) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement.
(e)    During the Pre-Closing Period, Parent shall promptly notify the Company in writing of any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 7 impossible or materially unlikely or that would reasonably be expected to have a Parent Material Adverse Effect. No notification given to the Company pursuant to this Section 4.2(e) shall limit or otherwise affect any of the Parent’s representations, warranties, covenants or obligations contained in this Agreement.

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4.3    Go-Shop; Solicitation.
(a)    During the time period beginning on the date of this Agreement and continuing until 11:59 P.M., New York City time, on October 29, 2012 (such time and date, the "Go-Shop Period Expiration Date"), the Company and its Subsidiaries may, directly or indirectly through any of their Representatives: (i) solicit, initiate, resume, continue or encourage, whether publicly or otherwise, any Acquisition Inquiry or Acquisition Proposal, including by way of providing access to or otherwise making available non-public information related to the Company; provided, however, that the Company shall only permit such non-public information related to the Company to be provided pursuant to an executed confidentiality agreement not materially less restrictive than the Confidentiality Agreement or, in the case of any third party with whom the Company or its Representatives had communications at any time prior to the date of this Agreement regarding any inquiry, proposal or offer that constitutes or may reasonably be expected to lead to any Acquisition Proposal, any confidentiality agreement entered into prior to the date of this Agreement by the Company and such third party, and provided further that the Company shall promptly provide or make available to Parent any non-public information concerning the Company or its Subsidiaries to which any such person is provided such access and which was not previously provided or made available to Parent; and (ii) engage in and maintain discussions or negotiations, including, without limitation, resuming or continuing discussions or negotiations with any party with whom the Company or its Representatives had communications at any time prior to the date of this Agreement, with respect to any inquiry, proposal or offer that constitutes or may reasonably be expected to lead to any Acquisition Proposal or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, offers, discussions or negotiations or the making of any Acquisition Proposal.
(b)    Except as may relate to any Qualified Go-Shop Bidder or as permitted by the following provisions of this Section 4.3, after the Go-Shop Period Expiration Date, the Company shall immediately cease and cause to be terminated any discussions with any Person otherwise prohibited by this Section 4.3(b). From and after the Go-Shop Period Expiration Date until the Effective Time, or if earlier, the valid termination of the Agreement in accordance with its terms, the Company shall not, nor shall the Company authorize or direct its Subsidiaries and their respective Representatives to, directly or indirectly:
(i)    solicit, initiate, or knowingly encourage, induce or facilitate the making, submission or announcement of any Acquisition Inquiry or Acquisition Proposal;
(ii)    furnish or make available any non-public information regarding the Company to any Person in connection with or in response to an Acquisition Inquiry or Acquisition Proposal;
(iii)    engage in discussions or negotiations with any Person with respect to any Acquisition Inquiry or Acquisition Proposal;
(iv)    approve, endorse or recommend any Acquisition Proposal; or
(v)    enter into any letter of intent or similar document or Contract contemplating or otherwise relating to any Acquisition Transaction;
provided, however, that notwithstanding the foregoing, this Section 4.3(b) shall not prohibit the Company from furnishing or making available non-public information regarding the Company to, entering into discussions and negotiations with, or amending, waiving, or releasing restrictions contained in any standstill or similar agreement applicable to, any Person in response to an Acquisition Inquiry or Acquisition Proposal that constitutes, or could reasonably be expected to lead to, a Superior Offer if: (A) the Company Board concludes in good faith, after having consulted with its financial advisor and outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary obligations to the Company Shareholders under applicable Legal Requirements; (B) at least two (2) Business Days prior to first furnishing or making available any such non-public information to, or entering into discussions or negotiations with, or taking such action regarding, such Person, subject to the Company’s obligations pursuant to any existing confidentiality or non-disclosure agreement, the Company gives Parent written notice of the identity of such Person and of the Company’s intention to furnish or make available non-public information to, and enter into discussions or negotiations with, such Person, and the Company receives from such Person an executed confidentiality agreement not materially less restrictive than the Confidentiality Agreement; and (C) prior to furnishing or making available any such non-public information to such Person, the Company furnishes or makes available such non-public information to Parent (to the extent the Company has not previously furnished or made available such non-public information to Parent).
(c)    After the Go-Shop Expiration Date, the Company shall promptly (and in no event later than forty-eight (48) hours after receipt of any Acquisition Inquiry or Acquisition Proposal) advise Parent of any Acquisition Inquiry

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or Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Inquiry or Acquisition Proposal, and the material terms thereof) that is made or submitted by any Person prior to the termination of this Agreement; provided, further, the Company shall keep Parent reasonably informed with respect to: (i) the status of any such Acquisition Inquiry or Acquisition Proposal; and (ii) the status and the material terms of any material modification or proposed material modification thereto.
Section 5.    ADDITIONAL COVENANTS OF THE PARTIES
5.1    Company Proxy Statement.
(a)    The Company shall prepare and cause to be filed with the SEC preliminary proxy materials to obtain the Required Company Shareholder Vote as promptly as reasonably practicable after the Go-Shop Expiration Date (or earlier if the Company can and desires to do so). Promptly following the later of (i) receipt and resolution of SEC comments thereon or (ii) the expiration of the 10-day waiting period provided in Rule 14a-6(a) promulgated under the Exchange Act, the Company shall file definitive proxy materials with the SEC, and cause the Proxy Statement to be mailed to the Company Shareholders. The Company will cause all documents that it is responsible for filing with the SEC or other regulatory authorities in connection with the Merger (or as required or appropriate to facilitate the Merger) to (x) comply as to form in all material respects with all applicable SEC requirements, and (y) otherwise comply in all material respects with all applicable Legal Requirements. Prior to filing the preliminary proxy materials, definitive proxy materials or any other filing with the SEC, the Company shall provide Parent with reasonable opportunity to review and comment on each such filing in advance.
(b)    The Company will notify Parent promptly of the receipt of any comments from the SEC or its staff (or of notice of the SEC’s intent to review the Proxy Statement) and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or any other filing or for additional/supplemental information, and will supply Parent with copies of all correspondence between the Company or any of its Representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement or other filing. The Company shall provide Parent with a reasonable opportunity to review and comment on any written response in advance. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Proxy Statement or any other filing, the Company shall promptly inform Parent of such occurrence, provide Parent with reasonable opportunity to review and comment on any such amendment or supplement in advance, and shall cooperate in filing with the SEC or its staff or any other government officials, and/or, to the extent required, mailing to the Company Shareholders, such amendment or supplement.
5.2    Company Shareholders’ Meeting.
(a)    The Company shall take all action necessary under all applicable Legal Requirements to call, give notice of and hold a meeting of the Company Shareholders to vote on the approval of the principal terms of this Agreement and the Merger (the “Company Shareholders’ Meeting”). The Company shall ensure that all proxies solicited in connection with the Company Shareholders’ Meeting are solicited in compliance with all applicable Legal Requirements.
(b)    Subject to Sections 5.2(c) and (d): (i) the Proxy Statement shall include a statement to the effect that the Company Board recommends that the Company Shareholders vote to approve of the principal terms of this Agreement and the Merger at the Company Shareholders’ Meeting (such determination and recommendation being referred to as the “Company Board Recommendation”); and (ii) the Company Board Recommendation shall not be withdrawn or modified in a manner adverse to Parent. Nothing in this Agreement shall preclude, (A) the Company from making any public disclosure of any material facts, including the fact that an Acquisition Inquiry or Acquisition Proposal has been submitted to the Company, if the Company Board determines in good faith, after taking into account the advice of the Company’s outside legal counsel, that the failure to make such disclosure would be inconsistent with its fiduciary duties or any Legal Requirement, or (B) the Company Board from complying with Rules 14d-9 and 14e-2(a) or Item 1012(a) of Regulation M-A under the Exchange Act with regard to an Acquisition Proposal.
(c)    Notwithstanding anything to the contrary contained in this Agreement, at any time before this Agreement is approved by the Required Company Shareholder Vote, the Company Board Recommendation may be withdrawn or modified in a manner adverse to Parent (such event, a “Change of Recommendation”), if: (i) the Company shall have provided to Parent notice before any meeting of the Company Board at which the Company Board will consider the possibility of withdrawing the Company Board Recommendation or modifying the Company Board Recommendation in a manner adverse to Parent, together with reasonably detailed information regarding the circumstances giving rise to the consideration of such possibility; and (ii) the Company Board determines in good faith, after consulting with its financial advisor and outside legal counsel: either (A) that the Company has received a Superior Offer that has not been withdrawn; or (B) that the failure to withdraw or modify the Company

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Board Recommendation would be inconsistent with its fiduciary obligations to the Company Shareholders under applicable Legal Requirements. The Company shall notify Parent promptly of any withdrawal of or modification to the Company Board Recommendation.
(d)    In addition, at any time prior to the time the Required Company Shareholder Vote has been obtained, the Company Board may, in response to a material development or change in material circumstances occurring or arising after the Agreement Date, the existence and material consequences of which were not known by the Company Board at or prior to the Agreement Date (and not relating to any Acquisition Proposal) (such material development or change in circumstances, an “Intervening Event”), make a Change of Recommendation if the Company Board determines in good faith, after consultation with its financial advisor and outside legal counsel, that, in light of such Intervening Event, the failure of the Company Board to effect such a Change of Recommendation would be inconsistent with its fiduciary obligations to the Company Shareholders under applicable Legal Requirements; provided, that, the Company Board shall not be entitled to exercise its right to make a Change of Recommendation pursuant to this sentence unless the Company has (x) provided to Parent at least two (2) Business Day prior written notice (unless the Intervening Event arises fewer than two Business Days prior to the Company Shareholders’ Meeting in which case such notice shall be given as promptly as practicable) advising Parent that the Company Board intends to take such action and specifying the reasons therefor in reasonable detail and (y) during such two (2) Business Day period, if requested by Parent, engaged in good faith negotiations with Parent to amend this Agreement in such a manner that obviates the need for a Change of Recommendation as a result of the Intervening Event.
5.3    Company Options; Company Stock-Based Awards.
(a)    Each Company Option outstanding and unexercised as of immediately before the Effective Time with a per share exercise price less than the Per Share Merger Consideration (the “Cash-Out Options”) (i) will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive an amount in cash, without interest, equal to the difference between (A) the Per Share Merger Consideration multiplied by the number of shares of Company Common Stock subject to such outstanding and unexercised Company Option as to which such Company Option is vested and exercisable as of immediately prior to the Effective Time (the “Vested Option Shares”), and (B) the exercise price per share of such outstanding and unexercised Company Option multiplied by the number of Vested Option Shares subject to such Company Option, and (ii) the Company Board will take all necessary actions such that, at the Effective Time, each Company Option will, to the extent not vested, terminate effective upon the Effective Time. Each Company Option outstanding and unexercised as of immediately prior to the Effective Time with a per share exercise price greater than or equal to the Per Share Merger Consideration will be automatically cancelled as of the Effective Time without any consideration payable in respect thereof. As soon as reasonably practicable after the Effective Time, but no later than the first regularly scheduled payroll date thereafter, the Company, Parent, or the Surviving Corporation shall pay over to each holder of Cash-Out Options the aggregate cash consideration payable to such holder of Cash-Out Options pursuant to this Section 5.3(a) (without interest). Such cash consideration shall be rounded down to the nearest cent and the Company, Parent, and the Surviving Corporation shall be entitled to deduct and withhold from such cash consideration such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code or any applicable Legal Requirement. To the extent that amounts are so withheld and timely paid over to the proper Governmental Body by the Company, Parent, or the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Cash-Out Options in respect to which such deduction and withholding was made by the Company, Parent, or the Surviving Corporation, as the case may be.
(b)    Each Company Stock-Based Award (including without limitation each Company RSU) outstanding as of immediately before the Effective Time (whether vested or unvested) will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the Per Share Merger Consideration multiplied by (ii) the number of shares of Company Common Stock underlying such outstanding Company Stock-Based Award as to which such Company Stock-Based Award is vested as of immediately prior to the Effective Time; provided, however, that, notwithstanding the foregoing, the amount payable pursuant to this Section 5.3(b), as calculated pursuant to this sentence, shall be reduced by the amount of cash, if any, that the holder of the Company Stock-Based Award is obligated to pay to the Company or by which payment is reduced by the terms of such Company Stock-Based Award (such as, for example, in the case of stock appreciation rights), if any, with respect to such Company-Stock Based Award pursuant to the terms of the applicable award agreement. As soon as reasonably practicable after the Effective Time, but no later than the first regularly scheduled payroll date thereafter, the Company, Parent, or the Surviving Corporation shall pay over to each holder of a Company Stock-Based Award the aggregate cash consideration payable to such holder a Company Stock-Based Award pursuant to this Section 5.3(b) (without interest). Such cash consideration shall be rounded down to the nearest cent and the Company, Parent, and the Surviving Corporation shall be entitled to deduct and withhold from such cash consideration such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code or any applicable Legal Requirement. To the extent that amounts are so withheld and timely paid over to the proper Governmental Body

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by the Company, Parent, or the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such Company Stock-Based Award in respect to which such deduction and withholding was made by the Company, Parent, or the Surviving Corporation, as the case may be. Any Person entitled to a cash payment pursuant to this Section 5.3(b) in exchange for shares of Company Common Stock subject to a Company Stock-Based Award shall not be entitled to a second payment pursuant to Section 1.5(a)(iii) with respect to such Company Stock-Based Award.
(c)    The Company shall suspend all participation, including payroll withholding, in the Company ESPP and not permit another Purchase Date (as defined in the Company ESPP) on or after one (1) Business Day prior to the Closing (such earlier date, the “Final Purchase Date”). On the Final Purchase Date, each outstanding option under the Company ESPP shall be exercised on such date for the purchase of Company Common Stock in accordance with the terms of the Company ESPP, and all amounts remaining in each Company ESPP participants’ accounts after such exercise shall be refunded to such Company ESPP participant. Contingent upon the Effective Time, the Company shall terminate the ESPP effective as of one Business Day prior to the Closing Date.
5.4    Employee Benefits.
(a)    During the one (1) year period commencing at the Effective Time, Parent shall provide to employees of the Company and its Subsidiaries (the “Continuing Employees”) compensation (such term to include salary, bonus opportunities, commissions and severance) and benefits (including the costs thereof to Company Employee Plan participants) that are in the aggregate, no less favorable than the compensation and benefits being provided to Continuing Employees immediately prior to the Effective Time. Parent agrees that all Continuing Employees will be eligible to participate in: (i) Parent’s employee benefit plans and programs, including any equity incentive plan, pension plan, defined benefit plan, defined contribution plan, Section 401(k) plan, bonus plan, profit sharing plan, severance plan, medical plan, dental plan, life insurance plan, time-off programs and disability plan, in each case to the same extent as similarly situated employees of Parent; (ii) such Company Employee Plans as are continued by the Company or any of its Subsidiaries following the Closing Date, or are assumed by Parent (for the purposes of this Section 5.4(a) only, the plans referred to in clauses “(i)” and “(ii)” of this sentence being referred to as “Specified Benefit Plans”). Each Continuing Employee shall, to the extent permitted by applicable Legal Requirements, receive full credit for purposes of eligibility, vesting, level of benefits, vacation and benefit accrual under the Specified Benefit Plans in which such Continuing Employee participates for the years of continuous service by such Continuing Employee recognized by the Company or its Subsidiaries prior to the Effective Time. With respect to any welfare benefit plans maintained by Parent for the benefit of Continuing Employees located in the United States, subject to any applicable plan provisions, contractual requirements or Legal Requirements, Parent shall: (A) cause to be waived any eligibility requirements or pre-existing condition limitations; and (B) give effect, in determining any deductible maximum out-of-pocket limitations, to amounts paid by such Continuing Employees with respect to substantially similar plans maintained by the Company or its Subsidiaries during the plan year in which the Effective Time occurs.
(b)    If requested by Parent at least five (5) Business Days prior to the Closing Date, the Company shall take (or cause to be taken) all reasonable actions pursuant to resolutions of the Company Board necessary or appropriate to terminate, effective no later than the day prior to the date on which the Merger becomes effective, any Company Employee Plan that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code (a “Company 401(k) Plan”).
(c)    No provision of this Agreement shall be deemed to (i) guarantee employment for any period of time for, or preclude the ability of Parent or the Surviving Corporation or any of their Affiliates to terminate, any Continuing Employee at any time and for any or no reason, or (ii) subject to the limitations and requirements specifically set forth in this Section 5.4, require Parent or the Surviving Corporation to continue any Specified Benefit Plans or prevent the amendment, modification or termination thereof after the Effective Time.
5.5    Indemnification of Officers and Directors.
(a)    From and after the Effective Time, each of Parent and the Surviving Corporation shall, jointly and severally, indemnify and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of the Company or any of its Subsidiaries (the “Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the Indemnified Party is or was an officer or director of the Company or any of its Subsidiaries, whether asserted or claimed before, at or after the Effective Time, to the fullest extent permitted by law. Each Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from each of Parent and the Surviving Corporation within ten (10) Business Days of receipt

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by Parent or the Surviving Corporation from the Indemnified Party of a request therefore advancement of expenses; provided, that, any such Indemnified Party provides an undertaking, to the extent required by the CGCL, to repay such advancement if it is ultimately determined that the Indemnified Party is not entitled to be indemnified. Nothing in this Section 5.5(a) is intended to alter or diminish the rights of any of the Indemnified Parties under any indemnification agreement between such Indemnified Party and the Company that has been entered into prior to the date of this Agreement and the provisions of this Section 5.5(a) shall be in addition to, and not in substitution of, any provisions of any such indemnification agreement.
(b)    From the Effective Time through the sixth (6th) anniversary of the date on which the Effective Time occurs, the articles of incorporation and bylaws of the Surviving Corporation shall contain, and Parent shall cause the articles of incorporation and bylaws of the Surviving Corporation to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of the Company and its Subsidiaries than are presently set forth in the Company’s articles of incorporation and bylaws.
(c)    Subject to the next sentence, the Surviving Corporation shall, at no expense to the beneficiaries, either (i) maintain, and Parent shall cause the Surviving Corporation to maintain in effect for six (6) years from the Effective Time the current policies of the directors’ and officers’ liability insurance maintained by the Company and its Subsidiaries (the “Current D&O Insurance”) with respect to matters existing or occurring at or prior to the Effective Time (including the Contemplated Transactions), so long as the annual premium therefor would not be in excess of 200% of the last annual premium paid prior to the Effective Time (such 200%, the “Maximum Premium”), or (ii) purchase a six (6) year extended reporting period endorsement with respect to the Current D&O Insurance (a “Reporting Tail Endorsement”) and maintain such endorsement in full force and effect for its full term. If the Company’s and its Subsidiaries’ existing insurance expires, is terminated or canceled during such six-year period or exceeds the Maximum Premium, the Surviving Corporation shall obtain, and Parent shall cause the Surviving Corporation to obtain, as much directors’ and officers’ liability insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous to the Indemnified Parties than the Company’s and Subsidiaries’ existing directors’ and officers’ liability insurance. Notwithstanding anything to the contrary in this Agreement, the Company may, and may cause the Subsidiaries to, prior to the Effective Time, purchase a Reporting Tail Endorsement; provided, that, the Company or Subsidiaries do not pay more than the Maximum Premium for such Reporting Tail Endorsement, in which case, provided that Parent causes the Surviving Corporation to maintain such Reporting Tail Endorsement in full force and effect for its full term, Parent shall be relieved from its obligations under the preceding two (2) sentences of this Section 5.5(c).
(d)    Parent and Surviving Corporation shall, jointly and severally, pay all expenses, including reasonable attorneys’ fees, that may be incurred by the persons referred to in this Section 5.5 in connection with their enforcement of their rights provided in this Section 5.5.
(e)    The provisions of this Section 5.5 are intended to be in addition to, and Parent shall, and shall cause the Surviving Corporation to, enforce and honor, to the fullest extent permitted by law for a period of six (6) years from the Effective Time, the rights otherwise available to the current officers and directors of the Company and its Subsidiaries by Legal Requirement, charter, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their Representatives.
5.6    Regulatory Approvals and Related Matters.
(a)    Each party shall use reasonable best efforts to file, as promptly as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Body with respect to the Merger and the other Contemplated Transactions. Without limiting the generality of the foregoing, the Company and Parent shall, as promptly as practicable after the date of this Agreement, prepare and file the notifications required under the HSR Act and under any other Legal Requirement that is designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, “Antitrust Laws”) in connection with the Merger.
(b)    Parent, Merger Sub and the Company each shall promptly supply the other parties with any information that may be required in order to effectuate any filings or applications pursuant to Section 5.6(a). Except where prohibited by applicable Legal Requirements, and subject to the Confidentiality Agreement, each of the Company and Parent shall, (i) consult with the other party prior to taking a position with respect to any such filing, (ii) permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with, any analyses, appearances, presentations, memoranda, briefs, white papers, arguments, opinions and proposals before making or submitting any of the foregoing to any Governmental Body by or on behalf of any party to this Agreement in connection with any investigations or proceedings in connection with this Agreement or the Contemplated Transactions, (iii) coordinate with the other in preparing and exchanging

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such information, and (iv) promptly provide the other and the other’s outside counsel with copies of all written filings, presentations or submissions (and a summary of any oral presentations) made by such party with any Governmental Body in connection with this Agreement or the Contemplated Transactions; provided that, with respect to any such filing, presentation or submission, each of Parent and the Company need not supply the other (or its counsel) with copies (or, in the case of oral presentations, a summary) to the extent that any Legal Requirement applicable to such party requires such party or its Subsidiaries to restrict or prohibit access to any such information or to the extent required by any existing confidentiality or non-disclosure agreement.
(c)    The Company and Parent shall use reasonable best efforts to respond and substantially comply as promptly as practicable to: (i) any inquiries or requests (including any “second request” for information) received from the Federal Trade Commission or the U.S. Department of Justice for additional information or documentation; and (ii) any inquiries or requests received from any state attorney general, foreign antitrust authority or other Governmental Body in connection with antitrust or related matters. Each party will notify the other promptly upon the receipt of: (i) any comments from any officials of any Governmental Body in connection with any filings made pursuant to this Agreement, and (ii) any request by any officials of any Governmental Body for amendments or supplements to any filings made pursuant to, or information provided to comply in all material respects with, any applicable Legal Requirements. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 5.6(a), each party will promptly inform the other of such occurrence and cooperate in filing with the applicable Governmental Body such amendment or supplement.
(d)    Parent and the Company shall use reasonable best efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other Contemplated Transactions. Without limiting the generality of the foregoing, each party to this Agreement: (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other Contemplated Transactions; and (ii) shall use reasonable best efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other Contemplated Transactions.
(e)    If any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violating any Antitrust Law, Parent, Merger Sub and the Company shall use their reasonable best efforts to: (i) contest, resist or resolve any such proceeding or action; and (ii) to have vacated, lifted, reversed or overturned any injunction resulting from such proceeding or action, including, but not limited to, entering into negotiations with any applicable Governmental Body.
5.7    Confidentiality; Disclosure.
(a)    The parties to this Agreement acknowledge that Parent and the Company have previously entered into the Confidentiality Agreement, which shall continue in full force and effect in accordance with its terms.
(b)    Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement regarding the Merger or the Contemplated Transactions; provided, however, that (i) Parent and the Company shall agree on the contents of the press release announcing the execution of this Agreement and (ii) if the Parent or the Company determines that a press release or public announcement is required by, or reasonably necessary in order to comply with, any Legal Requirements, the Parent or the Company (as applicable) may make such press release or public announcement, in which case the disclosing party shall use its commercially reasonable efforts to provide the other party with reasonable time to comment on such release or announcement in advance of such issuance.
(c)    Notwithstanding anything to the contrary contained in this Section 5.7, the obligations of Parent and the Company set forth in this Section 5.7 shall not apply with respect to any public statement relating to the withdrawal or modification of the Company Board Recommendation pursuant to Sections 5.2(c) or (d).
5.8    Section 16 Matters. Prior to the Effective Time, the Company Board and the Parent Board (or an appropriate committee of non-employee directors thereof), shall, and shall be permitted to, take all such steps (including without limitation the adoption of resolutions) as may reasonably be necessary to cause the Contemplated Transactions, including any dispositions of shares of Company Common Stock (including any Company Options or Company Stock-Based Awards) by each Person who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be an exempt transaction for purposes of Section 16 promulgated under the Exchange Act under Rule 16b-3 promulgated under the Exchange Act. The Company and Parent shall provide copies of such resolutions to counsel to the other party.
5.9    Funds.

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(a)    Parent and Merger Sub shall take (or cause to be taken) all actions, and do (or cause to be done) all things, necessary, proper or advisable to ensure that Parent and/or Merger Sub shall have, at or prior to the Closing Date (and in any event prior to the Termination Date), the financing necessary such that Parent and Merger Sub, in either case, will have at and after the Closing funds sufficient to pay all of the amounts payable under Section 1 and Section 5.3 of this Agreement or otherwise in connection with the Merger and the Contemplated Transactions and related fees and expenses of the parties associated therewith.
(b)    Parent and the Surviving Corporation shall take any and all actions to ensure that any payments and distributions by the Surviving Corporation to the Company Shareholders pursuant to or in connection with this Agreement, if any, and any payments and distributions by the Surviving Corporation to holders of Company Options and Company Stock-Based Awards pursuant to or in connection with this Agreement, shall be made in compliance with the CGCL and without any liability to the Indemnified Parties or the Company Shareholders under the CGCL.
Section 6.    CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB
The obligations of Parent and Merger Sub to cause the Merger to be effected and otherwise cause the transactions contemplated by this Agreement to be consummated are subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:
6.1    Accuracy of Company Representations.
(a)    The representations and warranties of the Company contained in Section 2 of this Agreement (other than in Section 2.2(a), Section 2.2(c) and Section 2.17) shall be accurate as of the Closing Date as if made on and as of the Closing Date (except for any representations and warranties made as of a specific date, which shall be accurate only as of such date), in each case giving effect to the applicable exceptions and disclosures set forth in the Company Disclosure Schedule and any changes contemplated by this Agreement, except where the failure of such representations and warranties to be accurate, individually or in the aggregate, would not have a Company Material Adverse Effect.
(b)    The representations and warranties of the Company contained in Section 2.2(a), Section 2.2(c) and Section 2.17 shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date (except for any representations and warranties made as of a specific date, which shall be accurate only as of such date), in each case giving effect to the applicable exceptions and disclosures set forth in the Company Disclosure Schedule and any changes contemplated by this Agreement.
6.2    Performance of Covenants. All of the covenants and obligations in this Agreement that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.
6.3    Company Shareholder Approval. The principal terms of this Agreement and the Merger shall have been approved by the Required Company Shareholder Vote.
6.4    Company Officers’ Certificate. Parent shall have received a certificate executed by a duly authorized officer of the Company, in his or her capacity as such, confirming that the conditions set forth in Sections 6.1 (Accuracy of Company Representations), 6.2 (Performance of Covenants), and 6.3 (Company Shareholder Approval) have been satisfied.
6.5    HSR Waiting Period. The waiting period applicable to the consummation of the Merger under the HSR Act (if any is applicable) shall have expired or been terminated.
6.6    No Company MAE. Since the date of this Agreement, there shall not have occurred a Company Material Adverse Effect that is continuing.
6.7    No Restraints. No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction or other Governmental Body and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

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Section 7.    CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY
The obligation of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:
7.1    Accuracy of Parent and Merger Sub Representations.
(a)    The representations and warranties of Parent and Merger Sub contained in Section 3 of this Agreement (other than in Section 3.3, Section 3.8 and Section 3.11) shall be accurate as of the Closing Date as if made on and as of the Closing Date (except for any representations and warranties made as of a specific date, which shall be accurate only as of such date), in each case giving effect to the applicable exceptions and disclosures set forth in the Parent Disclosure Schedule and any changes contemplated by this Agreement, except where the failure of such representations and warranties to be accurate, individually or in the aggregate, would not have a Parent Material Adverse Effect.
(b)    The representations and warranties of Parent and Merger Sub contained in Section 3.3, Section 3.8 and Section 3.11 shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date (except for any representations and warranties made as of a specific date, which shall be accurate only as of such date), in each case giving effect to the applicable exceptions and disclosures set forth in the Parent Disclosure Schedule and any changes contemplated by this Agreement.
7.2    Performance of Covenants. All of the covenants and obligations in this Agreement that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.
7.3    Company Shareholder Approval. The principal terms of this Agreement and the Merger shall have been approved by the Required Company Shareholder Vote.
7.4    Parent Officer’s Certificate. The Company shall have received a certificate executed by a duly authorized officer of Parent, in his or her capacity as such, confirming that the conditions set forth in Sections 7.1 (Accuracy of Parent and Merger Sub Representations) and 7.2 (Performance of Covenants) have been duly satisfied.
7.5    HSR Waiting Period. The waiting period applicable to the consummation of the Merger under the HSR Act (if any is applicable) shall have expired or been terminated.
7.6    No Restraints. No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction or other Governmental Body and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.
Section 8.    TERMINATION
8.1    Termination. This Agreement may be terminated prior to the Effective Time (whether before or after approval of the principal terms of this Agreement and the Merger by the Company Shareholders):
(a)    by mutual written consent of Parent and the Company;
(b)    by either Parent or the Company, if the Merger has not been consummated by March 31, 2013 or any other date that Parent and the Company may agree upon in writing (the “End Date”); provided, however, a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b) if the failure to consummate the Merger by the End Date is principally caused by the failure on the part of such party to perform any covenant or obligation in this Agreement required to be performed by such party at or prior to the Effective Time;
(c)    by either Parent or the Company, if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable Order, or shall have taken any other final and nonappealable action, having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger, provided, that the party seeking to terminate pursuant to this Section 8.1(c) shall have used its reasonable best efforts to challenge such Order or other action;

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(d)    by either Parent or the Company, if: (i) the Company Shareholders’ Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Company Shareholders shall have taken a final vote on a proposal to approve the principal terms of this Agreement and the Merger; and (ii) the principal terms of this Agreement and the Merger shall not have been approved at the Company Shareholders’ Meeting (and shall not have been approved at any adjournment or postponement thereof) by the Required Company Shareholder Vote;
(e)    by Parent (at any time prior to the approval of the principal terms of this Agreement and the Merger by the Required Company Shareholder Vote) if a Company Triggering Event shall have occurred;
(f)    by Parent (if Parent and Merger Sub are not in material breach of their representations, warranties, covenants or agreements under this Agreement), upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 6.1 or Section 6.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall be or have become untrue; provided, that if such inaccuracy in the Company’s representations and warranties or breach by the Company of a covenant or agreement is curable by the Company within 30 days, then Parent may not terminate this Agreement under this Section 8.1(f) for 30 days after delivery of written notice from Parent to the Company of such breach (it being understood that Parent may not terminate this Agreement pursuant to this Section 8.1(f) if such breach by the Company is cured during such 30-day period);
(g)    by the Company (if the Company is not in material breach of its representations, warranties, covenants or agreements under this Agreement), upon a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, or if any representation or warranty of Parent or Merger Sub shall have become untrue, in either case such that the conditions set forth in Section 7.1 or Section 7.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, that, if such inaccuracy in Parent’s or Merger Sub’s representations and warranties or breach by Parent or Merger Sub of a covenant or agreement is curable by Parent or Merger Sub within 30 days, then the Company may not terminate this Agreement under this Section 8.1(g) for 30 days after delivery of written notice from the Company to Parent of such breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 8.1(g) if such breach by Parent or Merger Sub is cured during such 30-day period); or
(h)    by the Company, if (i) the Company Board authorizes the Company to enter into a binding definitive acquisition agreement concerning a transaction that constitutes a Superior Offer and the Company notifies Parent in writing that it intends to enter into such an agreement, attaching the current version of such agreement (or a description of all material terms and conditions thereof) to such notice and (ii) Parent does not make, within two (2) Business Days after receipt of the Company’s written notification of its intention to enter into such definitive acquisition agreement for such Superior Offer, a binding offer that the Company Board determines, in good faith after consultation with its financial advisor and outside counsel, is at least as favorable to the Company Shareholders as such Superior Offer, it being understood that the Company shall not enter into any such binding definitive acquisition agreement during such two (2) Business Day period.
8.2    Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect; provided, however, that: (i) this Section 8.2, Section 8.3, Section 8.4, and Section 9 shall survive the termination of this Agreement and shall remain in full force and effect, (ii) the Confidentiality Agreement shall survive the termination of this Agreement and remain in full force and effect in accordance with its terms, and (iii) except as set forth in Section 8.4, the termination of this Agreement shall not relieve any party from any liability for any breach of any covenant or obligation, or any willful breach of representation or warranty contained in this Agreement. In the event that this Agreement is terminated pursuant to the provisions of Section 8.1(a), Section 8.1(b), Section 8.1(f) or Section 8.1(g) hereof, neither Parent (nor any of its Affiliates) shall issue any press release or any other publicity regarding the termination of this Agreement that has not first been reviewed and consented to by the Company.
8.3    Expenses. All fees and expenses incurred in connection with this Agreement and the Contemplated Transactions shall be paid (or caused to be paid) by the party incurring such expenses, whether or not the Merger is consummated.
8.4    Termination Fee Payable to Parent.
(a)    If, but only if, this Agreement is terminated: (i) by Parent pursuant to Section 8.1(e); (ii) by either party pursuant to Section 8.1(d), and (A) at the time of the Company Shareholders’ Meeting an Acquisition Proposal (defined for the purposes of this clause (ii) by replacing each reference to 15% and 85% in the definition of the term Acquisition Transaction with 50%) had been publicly announced by the Company and not withdrawn, and (B) within nine (9) months following such termination, the Company consummates an Acquisition Transaction (defined for the purposes of this clause (ii) by replacing each

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reference to 15% and 85% in the definition of the term Acquisition Transaction with 50%) with the Person who had previously made such Acquisition Proposal; or (iii) by the Company pursuant to Section 8.1(h); then the Company shall pay Parent the Termination Fee Payable to Parent in cash by wire transfer of immediately available funds to an account designated by Parent in a written notice to the Company (the “Parent Account”) within three (3) business days after the later of (x) the effective date of a termination of this Agreement effected pursuant to the provisions described in clause (i), (ii) or (iii) above of this Section 8.4(a), or (y) the date on which Parent has given the Company written notice of the wire instructions for the Parent Account.
(b)    The parties hereto acknowledge and agree that in no event shall the Company be required to pay the Termination Fee Payable to Parent on more than one occasion, whether or not the Termination Fee Payable to Parent may be payable under more than provision of this Agreement, at the same or at different times and the occurrence of different events.
(c)    In the event that Parent shall receive the Termination Fee Payable to Parent, the receipt of such Termination Fee Payable to Parent shall be deemed to be liquidated damages (and the sole and exclusive remedy for Parent) for any and all losses or damages suffered or incurred by Parent, Merger Sub, any of their respective Affiliates or any other Person in connection with this Agreement and the termination hereof, the transactions contemplated hereby (and the abandonment thereof) or any matter forming the basis for such termination, and none of Parent, Merger Sub, any of their respective Affiliates or any other Person shall be entitled to bring or maintain a claim, action or proceeding against the Company or any of its Affiliates or Representatives arising out of this Agreement, any of the transactions contemplated hereby or any matters forming the basis of such termination.
8.1    Termination Fee Payable to the Company. If, but only if, (a) this Agreement is terminated by the Company pursuant to Section 8.1(g), or (b) this Agreement is terminated by the Company pursuant to Section 8.1(b) and at the time of such termination, each of the conditions precedent set forth in Section 6 shall have been satisfied), then the Parent shall pay to the Company the Termination Fee Payable to the Company in cash by wire transfer of immediately available funds to an account designated by the Company in a written notice to Parent (the “Company Account”) within three (3) business days after the later of (x) the effective date of a termination of this Agreement by the Company pursuant to the provisions of Section 8.1(g), or (y) the date on which the Company has given Parent written notice of the wire instructions for the Company Account.
Section 9.    MISCELLANEOUS PROVISIONS
9.1    Amendment. This Agreement may be amended with the approval of Parent and the Company’s respective boards of directors at any time (whether before or after the principal terms of this Agreement and the Merger are approved by the Company Shareholders); provided, however, that after any such approval of the principal terms of this Agreement and the Merger by the Company Shareholders, no amendment shall be made which pursuant to applicable Legal Requirements requires further approval of the Company Shareholders without the further approval of the Company Shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties to this Agreement.
9.2    Extension; Waiver.
(a)    Subject to Sections 9.2(b) and 9.2(c), at any time prior to the Effective Time, Parent and Merger Sub on the one hand and the Company on the other hand may: (i) extend the time for the performance of any of the obligations or other acts of the other party; (ii) waive any inaccuracy in or breach of any representation, warranty, covenant or obligation of the other party in this Agreement or in any document delivered pursuant to this Agreement; and (iii) waive compliance with any covenant, obligation or condition for the benefit of such party contained in this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties to this Agreement.
(b)    No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.
(c)    No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.
9.3    No Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Merger.

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9.4    Entire Agreement; Counterparts; Exchanges by Facsimile or Electronic Delivery. This Agreement and the other agreements, exhibits and disclosure schedules referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof; provided, however, that the Confidentiality Agreement shall not be superseded and shall remain in full force and effect in accordance with its terms. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in .pdf format shall be sufficient to bind the parties to the terms and conditions of this Agreement.
9.5    Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between any of the parties arising out of or relating to this Agreement or any of the Contemplated Transactions, each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Superior Court of California in the County of Los Angeles, and each of the parties irrevocably waives the right to trial by jury.
9.6    Attorneys’ Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.
9.7    Assignability; No Third Party Rights. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties to this Agreement and their respective successors and assigns; provided, however, that neither this Agreement nor any party’s rights or obligations hereunder may be assigned or delegated by such party without the prior written consent of the other parties, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by any party without the prior written consent of the other parties shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties to this Agreement) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except (A) prior to the Effective Time, for the right of holders of shares of the Company Common Stock to pursue claims for damages and other relief, including equitable relief, for any breach of this Agreement by Parent or Merger Sub; (B) from and after the Effective Time, the former holders of Company Common Stock solely with respect to their right to receive the Per Share Merger Consideration in accordance with (and subject to) Section 1; (C) for former holders of Company Options with respect to their rights following the Effective Time pursuant to Section 1 and Section 5.3; (D) for former holders of Company Stock-Based Awards (including without limitation Company RSUs) with respect to their rights following the Effective Time pursuant to Section 1 and Section 5.3; and (E) as set forth in Section 5.5 with respect to the Indemnified Parties.
9.8    Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (A) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (B) if sent designated for overnight delivery by nationally recognized overnight air courier (such as UPS or Federal Express), two (2) Business Days after mailing; (C) if sent by facsimile transmission before 5:00 p.m., Pacific time, when transmitted and receipt is confirmed; (D) if sent by facsimile transmission after 5:00 p.m., Pacific time, and receipt is confirmed, on the following Business Day; and (E) if otherwise actually personally delivered, when delivered; provided, that, such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement:
if to Parent or Merger Sub:
UNICOM Systems, Inc.
UNICOM PLAZA, Suite 310
15535 San Fernando Mission Boulevard
Mission Hills, CA 91345
Attn: Mr. Corry Hong
Fax:    818-838-0776

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with a copy (which shall not constitute notice) to:

UNICOM Systems, Inc.
UNICOM PLAZA, Suite 310
15535 San Fernando Mission Boulevard
Mission Hills, CA 91345
Attn: Gerard R. Kilroy, Esq.
Fax:    818-838-0776

if to the Company:
Versant Corporation.
255 Shoreline Drive, Suite # 450
Redwood City, CA, 94065
Attn: Jerry Wong, Chief Financial Officer
Fax:    (650) 232-2401

with copies (which shall not constitute notice) to:

Fenwick & West LLP
Silicon Valley Center
801 California Street
Mountain View, CA 94041
Attn:    Kenneth Linhares, Esq.
David Michaels, Esq.
Fax:    (650) 938-5200

9.9    Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the fullest extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.
9.10    Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy shall not preclude the exercise of any other remedy and nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief. Because the parties hereto agree that irreparable damage would occur if a provision of this Agreement were not performed in accordance with the terms hereof, it is accordingly agreed that, the parties shall be entitled to (A) an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement with all proceedings related to such matters to take place exclusively in the Superior Court of the State of California and any state appellate court therefrom within the State of California (or, if the Superior Court of the State of California declines to accept jurisdiction over a particular matter, any state or federal court within the State of California) and (B) money damages, this being in addition to any other remedy to which they are entitled at law or in equity, and the parties hereby waive the requirement of any posting of a bond in connection with the remedies described herein.

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9.11    Construction.
(a)    For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.
(b)    The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.
(c)    As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”
(d)    Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits or Schedules to this Agreement.
(e)    The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.
(f)    For purposes of Section 8, references to the failure of a party to perform its covenants or obligations in this Agreement shall, in the case of Parent, include the failure of Merger Sub to perform its covenants or obligations in this Agreement.
(g)    To the extent this Agreement refers to information or documents to be made available, delivered, produced or provided by the Company to Parent or Merger Sub, the Company shall be deemed to have satisfied such obligation if the Company has made such information or document available by (i) posting such information or document prior to the date of this Agreement to the “electronic data room” maintained by the Company and accessible by Parent or any of its Representatives for purposes of the Contemplated Transactions, (ii) including such information or document in a Company SEC Report (including as an exhibit thereto) or (iii) delivering such information or document to Parent or its Representatives prior to the date of this Agreement.
(h)    References to “$” or “dollars” refer to United States dollars unless otherwise noted.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have caused this AGREEMENT AND PLAN OF MERGER to be executed as of the date first above written.
COMPANY:
VERSANT CORPORATION
By:
Name:     Bernhard Woebker
Title:     CEO and President

By:
Name:     Jerry Wong
Title:     Secretary
PARENT:
UNICOM Systems, Inc.

By:
Name:     Corry S. Hong
Title:     President and C.E.O.

By:
Name:     __________________________________
Title:     Secretary

MERGER SUB:

UNICOM Sub Four, Inc.

By:
Name:     Corry S. Hong
Title:     President and C.E.O.

By:
Name:     ___________________________________
Title: Secretary

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ANNEX A
AGREEMENT AND PLAN OF MERGER
EXHIBIT A
CERTAIN DEFINITIONS
For purposes of the Agreement (including this Exhibit A):
Acquisition Inquiry. “Acquisition Inquiry” means any inquiry of or communication to the Company (other than by Parent or any of its Affiliates or Representatives) concerning an Acquisition Transaction, but which is not an Acquisition Proposal.
Acquisition Proposal. “Acquisition Proposal” means any offer or proposal (other than an offer or proposal made or submitted by Parent or any of its Affiliates or Representatives) contemplating or otherwise relating to any Acquisition Transaction.
Acquisition Transaction. “Acquisition Transaction” means with respect to the Company, any of the following transactions (other than the Merger):
(a)    any acquisition or purchase from the Company by any Person or group (as defined in the Exchange Act and the rules promulgated thereunder) of more than a 15% interest in the total outstanding voting securities of the Company or any tender offer or exchange offer that if consummated would result in any Person or group (as defined in the Exchange Act and the rules promulgated thereunder) beneficially owning securities representing 15% or more of the total outstanding voting power of the Company, or any merger, consolidation, business combination, share exchange or similar transaction involving the Company pursuant to which the Company Shareholders immediately preceding such transaction hold securities representing less than 85% of the total outstanding voting power of the surviving or resulting entity of such transaction (or parent entity of such surviving or resulting entity);
(b)    any sale, exchange, transfer, exclusive license, or disposition of any business or businesses or assets that constitute or account representing 15% or more of the aggregate fair market value of the consolidated assets of the Company and its Subsidiaries taken as a whole; or
(c)    any liquidation or dissolution of the Company.
Affiliate. “Affiliate” shall have the meaning ascribed to such term under Rule 12b-2 of the General Rules and Regulations under the Exchange Act.
Business Day. “Business Day” means a day (a) other than Saturday or Sunday and (b) on which commercial banks are open for business in San Francisco, California.
CGCL. “CGCL” means the General Corporation Law of the State of California, as amended.
Code. “Code” means the United States Internal Revenue Code of 1986, as amended, including the rules and regulations promulgated thereunder.
Company Affiliate. “Company Affiliate” means any Person under common control with the Company within the meaning of Section 414(b), Section 414(c), Section 414(m) or Section 414(o) of the Code, and the regulations issued thereunder.
Company Board. “Company Board” means the Company’s board of directors.

Company Common Stock. “Company Common Stock” means the Common Stock of the Company.
Company Contract. “Company Contract” means any Contract to which any of the Company or any of its Subsidiaries is a party.

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Company Disclosure Schedule. “Company Disclosure Schedule” means the Company Disclosure Schedule and exhibits thereto that the Company delivers to Parent upon the execution of the Agreement.
Company Employee. “Company Employee” means any current director, officer or employee of the Company or any of its Subsidiaries.
Company Employee Agreement. “Company Employee Agreement” means any employment, severance, retention, transaction bonus, change in control, material consulting, or other similar material Contract between: (a) the Company or any of its Subsidiaries or any current Company Affiliate; and (b) any Company Employee, other than any such Contract that is terminable “at will” (or following a notice period imposed by applicable Legal Requirements) without any material obligation on the part of the Company or any of its Subsidiaries or any Company Affiliate to make any severance, termination, change in control or similar payment or to provide any benefit, other than severance payments required to be made by the Company or any of its Subsidiaries under applicable foreign law.
Company Employee Plan. “Company Employee Plan” means any material plan, program, policy, practice or Contract providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits, retirement benefits or other benefits or remuneration of any kind, whether or not in writing and whether or not funded, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA (whether or not ERISA is applicable to such plan) that is maintained or contributed to, or required to be maintained or contributed to, by the Company, any of its Subsidiaries, or any Company Affiliate for the benefit of any Company Employee; provided, however, that a Company Employee Agreement shall not be considered a Company Employee Plan.
Company Equity Incentive Plans. “Company Equity Incentive Plans” means, collectively, (i) the Company’s 1996 Equity Incentive Plan, (ii) the Company’s 1996 Directors Stock Option Plan, (iii) the Company’s 2005 Equity Incentive Plan, (iv) the Company’s 2005 Directors Stock Option Plan, (v) the Company’s 2005 Employee Stock Purchase Plan, (vi) the Poet Holdings, Inc. 1999 Directors’ Stock Option Plan and (vii) the Poet Holdings, Inc. 2001 Nonstatutory Stock Option Plan , as each has been and may be amended from time to time.

Company ESPP. “Company ESPP” means the Company’s 2005 Employee Stock Purchase Plan, as it may have been amended from time to time.
Company Closing Cash/AR Balance. “Company Closing Cash/AR Balance” means an amount equal to the sum of the combined amount of (i) the Company’s cash and cash equivalents plus (ii) the Company’s Qualified Accounts Receivable as of the Effective Time; plus (iii) the sum of all Transaction Expenses paid by the Company on or before the Effective Time (it being acknowledged and agreed, for the avoidance of doubt, that the Company Closing Cash/AR Balance shall not be reduced by any Company Transaction Expenses paid or payable by the Company).
Company In-Licensed IP. “Company In-Licensed IP” means all Intellectual Property Rights that are licensed by the Company and its Subsidiaries and that are used in the conduct the business of the Company and its Subsidiaries as currently conducted by the Company and its Subsidiaries.

Company Material Adverse Effect. “Company Material Adverse Effect” means any Effect that, considered together with all other Effects, would reasonably be expected to have a material adverse effect on: (a) the business, financial condition, or results of operations of the Company and its Subsidiaries taken as a whole or (b) the Company’s ability to consummate the Merger; provided, however, that, in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has occurred a Company Material Adverse Effect: (i) Effects resulting from conditions generally affecting the industries in which the Company or any of its Subsidiaries participates or the U.S. or global economy or capital markets as a whole, to the extent that such conditions do not have a substantially disproportionate impact on the Company and its Subsidiaries taken as a whole when compared to other firms in the industries in which the Company or any of its Subsidiaries participates; (ii) Effects resulting from acts of war, armed hostilities or terrorism; (iii) changes in the trading price or trading volume of Company Common Stock in and of itself since the date of this Agreement (it being understood and agreed that the facts and circumstances giving rise to such change that are not otherwise excluded from the definition of a Company Material Adverse Effect may be taken into account in determining whether there has been a Company Material Adverse Effect); (iv) Effects resulting from the announcement (or pre-announcement disclosure), or pendency of the Merger and the Contemplated Transactions (including any loss of employees as a result thereof); (v) any failure by the Company to meet internal or published third party projections, estimates or forecasts (it being understood and agreed that the facts and circumstances giving rise to such failure that are not otherwise excluded from the definition of a Company Material Adverse Effect may be taken into account in determining whether there has been a

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Company Material Adverse Effect); (vi) Company shareholder class action or derivative litigation; (vii) Effects resulting from compliance with the terms of, or the taking of any action required by, this Agreement, including actions taken pursuant to Section 5.6 or actions taken or not permitted to be taken by the Company following consultation with Parent; or (viii) changes in applicable Legal Requirements or GAAP.

Company Options. “Company Options” means options to purchase shares of Company Common Stock from the Company (whether granted by the Company pursuant to the Company Equity Incentive Plans, assumed by the Company, or otherwise, but excluding options awarded under the Company ESPP).
Company Owned IP. “Company Owned IP” means all Intellectual Property Rights that are owned by the Company and its Subsidiaries and that are used in the conduct of the business of the Company and its Subsidiaries as currently conducted by the Company and its Subsidiaries.
Company Products. “Company Products” means all products currently produced, marketed, licensed, sold or distributed by the Company or any of its Subsidiaries.
Company Registered IP. “Company Registered IP” means all Registered IP owned by, or filed in the name of, the Company and its Subsidiaries.
Company RSU. “Company RSU” or “Company RSUs” means restricted stock units to acquire shares of Company Common Stock (whether granted by the Company pursuant to any of the Company Equity Incentive Plans or otherwise).
Company SEC Documents. “Company SEC Documents” means all proxy statements, reports, schedules, forms, statements or other documents, including all amendments thereto, required to be filed by the Company with the SEC since November 1, 2010.
Company Shareholders. “Company Shareholders” means the holders of Company Common Stock.
Company Stock-Based Award. “Company Stock-Based Award” shall mean each right of any kind, contingent or accrued, to receive shares of Company Common Stock or benefits measured in whole or in part by the value of a number of shares of Company Common Stock granted under the Company Equity Incentive Plans, (including restricted stock units, stock appreciation rights and performance shares), other than Company Options. For the avoidance of doubt, outstanding shares of Company Common Stock issued pursuant to a Company Stock-Based Award shall not (from the time such shares were issued and outstanding) constitute a Company Stock-Based Award.
Company Transaction Expenses. “Company Transaction Expenses” means (i) all out of pocket fees and expenses of the Company incurred in connection with the Merger and this Agreement and the transactions contemplated hereby, whether or not paid, payable, billed or accrued prior to or after the Effective Time (including any fees and expenses of legal counsel and accountants, fees and expenses payable to financial advisors, investment bankers and brokers of the Company (including without limitation fairness opinion fees), plus (ii) the amount (if any) paid by the Company and/or its Subsidiaries to purchase a Reporting Tail Endorsement pursuant to the last sentence of Section 5.5(c) that is not in excess of the Maximum Premium); plus (iii) , the aggregate change of control payment obligations paid or payable by the Company to the Company Employees listed on Schedule 4.2(b) to the Company Disclosure Schedule.
Company Triggering Event. A “Company Triggering Event” shall be deemed to have occurred if: (a) the Company Board withdraws or modifies in a manner adverse to Parent the Company Board Recommendation; (b) the Company fails to include in the Proxy Statement the Company Board Recommendation; (c) the Company Board approves or publicly endorses or recommends any Acquisition Proposal; or (d) the Company enters into a binding definitive agreement accepting an Acquisition Proposal, other than as permitted by Section 8.1(h).
Confidentiality Agreement. “Confidentiality Agreement” means that certain Nondisclosure and Standstill Agreement dated as of July 24, 2012, between the Company and Parent.
Consent. “Consent” means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).
Contemplated Transactions. “Contemplated Transactions” means the Merger and the other transactions contemplated by the Agreement.

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Contract. “Contract” means any currently effective and legally binding written agreement, contract, subcontract, lease, instrument, note, option, warranty, purchase order, license, sublicense, commitment or undertaking.
Dissenting Shares. “Dissenting Shares” means any shares of Company Common Stock that are issued and outstanding immediately before the Effective Time and in respect of which appraisal rights shall have been perfected in accordance with the Chapter 13 of the CGCL in connection with the Merger.
Effect. “Effect” means any effect, change, event, occurrence or circumstance.
Encumbrance. “Encumbrance” means any lien, pledge, charge, mortgage, easement, encroachment, imperfection of title, title exception, title defect, right of possession, lease, security interest, adverse claim, interference or restriction on transfer of title (except for restrictions arising under applicable securities laws) except for: (a) liens, exceptions, security interests, restrictions, imperfections of title or other similar matters that would not be reasonably likely to, individually or in the aggregate, materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries; (b) liens and encumbrances for Taxes, assessments or other government charges not yet due or which are being contested in good faith; (c) zoning, building or other similar government restrictions; (d) easements, covenants, rights of way or other similar restrictions with respect to real property; (e) vendor’s liens not exceeding the unpaid purchase price of the encumbered asset; (f) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations, (g) license of Intellectual Property or Intellectual Property Rights granted by the Company or its Subsidiaries in the ordinary course of business, and (h) liens securing indebtedness that is reflected on the Company Unaudited Balance Sheet.
Entity. “Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or other entity.
ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
Exchange Act. “Exchange Act” means the Securities Exchange Act of 1934, as amended.
GAAP. “GAAP” means generally accepted accounting principles in the United States.
Governmental Authorization. “Governmental Authorization” means any permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.
Governmental Body. “Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, or instrumentality, and any court or other tribunal).
HSR Act. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
Intellectual Property. “Intellectual Property” means formulae, inventions (whether or not patentable), know-how, methods, processes, proprietary information, specifications, software, techniques, URLs, web sites, works of authorship and other forms of technology.
Intellectual Property Rights. “Intellectual Property Rights” means all rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) rights associated with works of authorship, including copyrights and moral rights;
(b) trademark, trade name and domain name rights and similar rights; (c) trade secret rights; (d) patent and industrial property rights; (e) other proprietary and intangible rights in Intellectual Property; and (f) rights in or relating to registrations, renewals, extensions, combinations, divisions and reissues of, and applications for, any of the rights referred to in clauses “(a)” through “(e)” above.
Knowledge. “knowledge” means, with respect to any party as to any particular matter, the actual knowledge of the executive officers of such party regarding such matter.

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Legal Proceeding. “Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.
Legal Requirement. “Legal Requirement” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, order, award, stock exchange rule, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.
Order. “Order” means any order, writ, injunction, judgment or decree issued.
Parent Board. “Parent Board” means the Parent’s board of directors.
Parent Disclosure Schedule. “Parent Disclosure Schedule” means the Parent Disclosure Schedule and exhibits thereto that Parent delivers to the Company upon the execution of the Agreement.
Parent Material Adverse Effect. “Parent Material Adverse Effect” means any Effect that, considered together with all other Effects, would reasonably be expected to have a material adverse effect on the ability of Parent to consummate the Merger.
Person. “Person” means any individual, Entity or Governmental Body.
Qualified Accounts Receivable. “Qualified Accounts Receivable" means accounts receivable that are not more than 45 days’ past due.
Qualified Go-Shop Bidder. “Qualified Go-Shop Bidder" means any Person or group that includes any Person from whom the Company or any of its Representatives has received, after the execution of this Agreement and prior to the Go-Shop Expiration Date, an Acquisition Proposal that the Company Board determines, prior to or as of the Go-Shop Expiration Date, in good faith (after consultation with its financial advisor and outside legal counsel), constitutes or could reasonably be expected to lead to, a Superior Offer.
Registered IP. “Registered IP” means all Intellectual Property Rights that are registered, applied for, filed, perfected, issued or recorded with or by any Governmental Body.
Representatives. “Representatives” means directors, officers, agents, attorneys, accountants, advisors and representatives.
Required Company Shareholder Vote. “Required Company Shareholder Vote” means the affirmative vote in favor of the approval of the principal terms of this Agreement and the Merger by the Company Shareholders holding at least a majority of the outstanding shares of Company Common Stock as of the record date for determining shareholders entitled to vote at the Company Shareholders’ Meeting.
SEC. “SEC” means the United States Securities and Exchange Commission.
Securities Act. “Securities Act” means the Securities Act of 1933.
Subsidiary. An Entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns or purports to own, beneficially or of record: (a) an amount of voting securities of or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body; or (b) at least 50% of the outstanding equity, voting or financial interests in such Entity.
Superior Offer. “Superior Offer” means a bona fide written offer by a third party to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, all or substantially all of the assets of the Company or in excess of 50% of the outstanding voting securities of the Company and as a result of which the Company Shareholders immediately preceding such transaction would cease to hold at least 50% of the equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent or subsidiary thereof, that is determined by the Company Board, in its good faith judgment, after consultation with its financial advisor and outside legal counsel, and after

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taking into account the likelihood and anticipated timing of consummation, to be more favorable from a financial point of view to the Company Shareholders than the Merger.
Tax. “Tax” means any federal, state, local, or foreign tax (including any income, franchise, capital gains, gross receipts, value-added, surtax, estimated, unemployment, national health insurance, excise, ad valorem, transfer, stamp, sales, use, property, custom duty, withholding or payroll tax), including any penalty, interest or addition thereto, imposed by or under the authority of any Governmental Body.
Tax Return. “Tax Return” means any return (including any information return), report or statement (including any schedule or attachment thereto, and including any amendment thereof) required to be filed with any Governmental Body with respect to Taxes.
Termination Fee Payable to the Company. “Termination Fee Payable to the Company” means a fee payable by Parent to the Company in accordance with the provisions of Section 8.5 of this Agreement in an amount equal to one million dollars ($1,000,000). It is acknowledged and agreed that the Termination Fee Payable to the Company pursuant this paragraph and Section 8.5 of this Agreement is not a penalty, but rather constitutes liquidated damages in a reasonable amount that will compensate the Company in the circumstances in which such Termination Fee Payable to the Company is payable to the Company under this Agreement.
Termination Fee Payable to Parent. “Termination Fee Payable to Parent” means a fee payable by the Company to Parent in accordance with the provisions of Section 8.4 of this Agreement in an amount equal to (i) seven hundred fifty thousand dollars ($750,000) if the Termination Fee Payable to Parent becomes payable in connection with an Acquisition Proposal made by a Qualified Go-Shop Bidder, or (ii) one million five hundred thousand dollars ($1,500,000) in all other circumstances under which a Termination Fee Payable to Parent is payable by the Company to Parent under Section 8.4 of this Agreement, which in either case shall be governed by the provisions of Section 8.4 of this Agreement.

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ANNEX A
AGREEMENT AND PLAN OF MERGER
Exhibit B
Agreement of Merger - See ANNEX B
Exhibit C
Post-Merger Articles of Incorporation of Surviving Corporation
AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
VERSANT CORPORATION

ARTICLE I
The name of the corporation is Versant Corporation.
ARTICLE II
The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.
ARTICLE III
The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. Unless applicable law otherwise provides, any amendment, repeal or modification of this Article III shall not adversely affect any right of any director under this Article III that existed at or prior to the time of such amendment, repeal or modification.
ARTICLE IV
The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits on such excess indemnification set forth in Section 204 of the California Corporations Code. Unless applicable law otherwise provides, any amendment, repeal or modification of any provision of this Article IV shall not adversely affect any contract or other right to indemnification of any agent of the corporation that existed at or prior to the time of such amendment, repeal or modification.
ARTICLE V
The corporation is authorized to issue only one class of shares of stock, which shall be designated “Common Stock” having a par value of $0.005 per share. The total number of shares of Common Stock the corporation is authorized to issue is One Thousand (1,000) shares.
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ANNEX B

AGREEMENT OF MERGER
of
UNICOM SUB FOUR, Inc.
and
Versant Corporation
THIS AGREEMENT OF MERGER (this “Agreement”) is made and entered into as of [_____], 201[_] (the “Agreement Date”) by and between UNICOM SUB FOUR, INC., a California corporation (“Merger Sub”) and VERSANT CORPORATION, a California corporation (“the Company”).
RECITALS
A.    Merger Sub is a California corporation and a wholly owned subsidiary of UNICOM Systems, Inc., a California corporation (“Parent”). Merger Sub's authorized capital stock consists solely of Common Stock and all of Merger Sub's outstanding shares of stock are owned by Parent.
B.    The Company is a California corporation. The Company's outstanding capital stock consists solely of shares of Company Common Stock, as hereafter defined.

C.    The Company, Merger Sub and Parent have entered into a certain Agreement and Plan of Merger dated as of September 28, 2012 (the “Plan”), providing for certain representations, warranties, covenants, agreements, indemnities and other matters in connection with the transactions contemplated hereby.
D.    The respective Boards of Directors of the Company, Merger Sub and Parent have determined that it is advisable and in the mutual best interests of their shareholders that Merger Sub be merged with and into the Company in a statutory merger in accordance with the CGCL, with the Company to be the surviving corporation of such merger upon the terms and subject to the conditions set forth in the Plan and this Agreement.
E.    The respective Boards of Directors of the Company, Merger Sub and Parent have approved the merger of Merger Sub with and into the Company pursuant to the Plan and this Agreement and in accordance with the CGCL (such merger of Merger Sub with and into the Company being referred to herein as the “Merger”) and the shareholders of the Company and Merger Sub have approved the Plan, this Agreement and the Merger.
NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereby agree as follows:
1.Merger; Effective Time of Merger; Effects of the Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the CGCL, at the Effective Time (as defined below), Merger Sub shall be merged with and into the Company. By virtue of the Merger, at the Effective Time, the separate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”). The Merger shall become effective at the time the Agreement of Merger is filed with the Secretary of State of the State of California, such date and time on which the Merger becomes effective under applicable law being hereinafter referred to as the “Effective Time”. Upon the Effective Time the Merger shall have the effects set forth in this Agreement and in the applicable provisions of the CGCL.
2.Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:
CGCL. “CGCL” means the General Corporation Law of the State of California, as amended.
Code. “Code” means the United States Internal Revenue Code of 1986, as amended, including the rules and regulations promulgated thereunder.
Company Board. “Company Board” means the Company's board of directors.

Company Common Stock. “Company Common Stock” means the Common Stock of the Company.

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Company Equity Incentive Plans. “Company Equity Incentive Plans” means, collectively, (i) the Company's 1996 Equity Incentive Plan, (ii) the Company's 1996 Directors Stock Option Plan, (iii) the Company's 2005 Equity Incentive Plan, (iv) the Company's 2005 Directors Stock Option Plan, (v) the Company's 2005 Employee Stock Purchase Plan, (vi) the Poet Holdings, Inc. 1999 Directors' Stock Option Plan and (vii) the Poet Holdings, Inc. 2001 Nonstatutory Stock Option Plan , as each has been and may be amended from time to time.

Company ESPP. “Company ESPP” means the Company's 2005 Employee Stock Purchase Plan, as it may have been amended from time to time.
Company Options. “Company Options” means options to purchase shares of Company Common Stock from the Company (whether granted by the Company pursuant to any of the Company Equity Incentive Plans, assumed by the Company, or otherwise, but excluding options awarded under the Company ESPP).
Company RSU. “Company RSU” or “Company RSUs” means restricted stock units to acquire shares of Company Common Stock (whether granted by the Company pursuant to any of the Company Equity Incentive Plans or otherwise).
Company Shareholders. “Company Shareholders” means the holders of Company Common Stock.
Company Stock-Based Award. “Company Stock-Based Award” shall mean each right of any kind, contingent or accrued, to receive shares of Company Common Stock or benefits measured in whole or in part by the value of a number of shares of Company Common Stock granted under the Company Equity Incentive Plans, (including restricted stock units, stock appreciation rights and performance shares), other than Company Options. For the avoidance of doubt, outstanding shares of Company Common Stock issued pursuant to a Company Stock-Based Award shall not (from the time such shares were issued and outstanding) constitute a Company Stock-Based Award.
Dissenting Shares. “Dissenting Shares” means any shares of the Company Common Stock that are issued and outstanding immediately before the Effective Time and in respect of which appraisal rights shall have been perfected in accordance with the Chapter 13 of the CGCL in connection with the Merger.
Entity. “Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or other entity.
Governmental Body. “Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, or instrumentality, and any court or other tribunal).
Legal Requirement. “Legal Requirement” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, order, award, stock exchange rule, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.
Person. “Person” means any individual, Entity or Governmental Body.
Subsidiary. An Entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns or purports to own, beneficially or of record: (a) an amount of voting securities of or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity's board of directors or other governing body; or (b) at least 50% of the outstanding equity, voting or financial interests in such Entity.
3.Articles of Incorporation and Bylaws; Directors and Officers. At and upon the Effective Time:
(a)the articles of incorporation of the Surviving Corporation shall be amended and restated to read in their entirety as set forth in Exhibit A hereto (the “Merger Articles”);
(b)the bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to be identical to the bylaws of Merger Sub as in effect immediately prior to the Effective Time, except that the bylaws of

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the Surviving Corporation as of the Effective Time shall replace Merger Sub's corporate name with the name of the Surviving Corporation at the Effective Time as set forth in the Merger Articles;
(c)the members of the board of directors of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are the members of the board of directors of Merger Sub immediately prior to the Effective Time; and
(d) the officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are the officers of Merger Sub immediately prior to the Effective Time and such individuals shall hold the same titles and offices as officers of the Surviving Corporation immediately after the Effective Time as the respective titles and offices they held as officers of Merger Sub immediately prior to the Effective Time.
4.Conversion of Company Stock. At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any Company Shareholder:
(a)any shares of Company Common Stock held by the Company or by any wholly owned Subsidiary of the Company immediately prior to the Effective Time shall be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.
(b)any shares of Company Common Stock held by Parent, Merger Sub or any other wholly owned Subsidiary of Parent immediately prior to the Effective Time shall be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.
(c)except as provided in clauses “(a)” and “(b)” above, and subject to Section 6 hereof, each share of Company Common Stock outstanding immediately prior to the Effective Time (including any shares of Company Common Stock issued upon exercise of Company Options or the vesting and settlement of Company RSUs before the Effective Time but excluding any Dissenting Shares) shall be converted into the right to receive Eleven Dollars and Fifty Cents ($11.50) per share in cash, without interest (the “Per Share Merger Consideration”).
(d)Each Company Option that is outstanding and unexercised as of immediately prior to the Effective Time shall be treated as set forth in Section 5(a) of this Agreement; and
(e)Each Company Stock-Based Award that is outstanding and unexercised as of immediately prior to the Effective Time shall be treated as set forth in Section 5(b) of this Agreement. Each share of the common stock of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into one (1) share of common stock of the Surviving Corporation.
5.Treatment of Company Options and Company Stock-Based Awards.
(a)Company Options. At the Effective Time, each Company Option outstanding and unexercised as of immediately before the Effective Time with a per share exercise price less than the Per Share Merger Consideration (the “Cash-Out Options”) (i) will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive an amount in cash, without interest, equal to the difference between (A) the Per Share Merger Consideration multiplied by the number of shares of Company Common Stock subject to such outstanding and unexercised Company Option as to which such Company Option is vested and exercisable as of immediately prior to the Effective Time (the “Vested Option Shares”), and (B) the exercise price per share of such outstanding and unexercised Company Option multiplied by the number of Vested Option Shares subject to such Company Option, and (ii) each Company Option will, to the extent not vested, terminate effective upon the Effective Time. Each Company Option outstanding and unexercised as of immediately prior to the Effective Time with a per share exercise price greater than or equal to the Per Share Merger Consideration will be automatically cancelled as of the Effective Time without any consideration payable in respect thereof. As soon as reasonably practicable after the Effective Time, but no later than the first regularly scheduled payroll date thereafter, the Company, Parent, or the Surviving Corporation shall pay over to each holder of Cash-Out Options the aggregate cash consideration payable to such holder of Cash-Out Options pursuant to this Section 5(a) (without interest). Such cash consideration shall be rounded down to the nearest cent and the Company, Parent, and the Surviving Corporation shall be entitled to deduct and withhold from such cash consideration such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code or any applicable Legal Requirement. To the extent that amounts are so withheld and timely paid over to the proper Governmental Body by the Company, Parent, or the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Cash-Out

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Options in respect to which such deduction and withholding was made by the Company, Parent, or the Surviving Corporation, as the case may be.
(b)Company Stock-Based Awards. At the Effective Time, each Company Stock-Based Award (including without limitation each Company RSU) outstanding as of immediately before the Effective Time (whether vested or unvested) will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the Per Share Merger Consideration multiplied by (ii) the number of shares of Company Common Stock underlying such outstanding Company Stock-Based Award as to which such Company Stock-Based Award is vested as of immediately prior to the Effective Time; provided, however, that, notwithstanding the foregoing, the amount payable pursuant to this Section 5(b), as calculated pursuant to this sentence, shall be reduced by the amount of cash, if any, that the holder of the Company Stock-Based Award is obligated to pay to the Company or by which payment is reduced by the terms of such Company Stock-Based Award (such as, for example, in the case of stock appreciation rights), if any, with respect to such Company-Stock Based Award pursuant to the terms of the applicable award agreement. As soon as reasonably practicable after the Effective Time, but no later than the first regularly scheduled payroll date thereafter, the Company, Parent, or the Surviving Corporation shall pay over to each holder of a Company Stock-Based Award the aggregate cash consideration payable to such holder a Company Stock-Based Award pursuant to this Section 5(b) (without interest). Such cash consideration shall be rounded down to the nearest cent and the Company, Parent, and the Surviving Corporation shall be entitled to deduct and withhold from such cash consideration such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code or any applicable Legal Requirement. To the extent that amounts are so withheld and timely paid over to the proper Governmental Body by the Company, Parent, or the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such Company Stock-Based Award in respect to which such deduction and withholding was made by the Company, Parent, or the Surviving Corporation, as the case may be. Any Person entitled to a cash payment pursuant to this Section 5(b) in exchange for shares of Company Common Stock subject to a Company Stock-Based Award shall not be entitled to a second payment pursuant to Section 4(c) with respect to such Company Stock-Based Award.
6.Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, any Dissenting Shares shall not be converted into the right to receive the Per Share Merger Consideration provided for in Section 4(c), but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to any such Dissenting Shares pursuant to the applicable provisions of the CGCL. Each holder of Dissenting Shares who, pursuant to the applicable provisions of the CGCL, becomes entitled to payment thereunder for such shares shall receive payment therefor in accordance with Chapter 13 of the CGCL (but only after the value therefor has been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, then any such shares shall immediately be converted into the right to receive the Per Share Merger Consideration as if such shares never had been Dissenting Shares.
7.Miscellaneous.
(a)Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.
(b)Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.
(c)Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in .pdf format shall be sufficient to bind the parties to the terms and conditions of this Agreement,
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[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Merger to be duly executed as of the date and year first above written.
THE COMPANY:
VERSANT CORPORATION

By:
Name:     Bernhard Woebker
Title:     Chief Executive Officer & President

By:
Name:     Jerry Wong
Title:     Secretary

MERGER SUB:

UNICOM Sub Four, Inc.

By:
Name:     Corry S. Hong
Title:     President and C.E.O.

By:
Name:     Corry S. Hong
Title:     Secretary

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ANNEX C

September 28, 2012
The Board of Directors
Versant Corporation
255 Shoreline Drive, Suite 450
Redwood City, CA 94065

Members of the Board of Directors:
You have requested our opinion as to the fairness, from a financial point of view, to the holders (the “Stockholders”) of the common stock, no par value per share (the “Common Stock”), of Versant Corporation, a California corporation (the “Company”), of the Merger Consideration (as defined below) provided for under the terms of the Agreement and Plan of Merger dated September 26, 2012, as amended (the “Proposed Agreement”), by and among UNICOM Systems, Inc., a California corporation (“Parent”), UNICOM Sub Four, Inc., a California corporation and wholly-owned subsidiary of Parent (“Merger Subsidiary”), and the Company. Capitalized terms used herein shall have the meanings used in the Latest Draft Agreement (as defined below) unless otherwise defined herein.
The Proposed Agreement provides, among other things, that, subject to the terms and conditions specified therein, at the Effective Time, Merger Subsidiary will merge with and into the Company (the “Merger”) and, at the Effective Time, each share of Common Stock (a “Share”) issued and outstanding immediately prior to the Effective Time (including any shares of Company Common Stock issued upon exercise of Company Options or the vesting and settlement of Company RSUs before the Effective Time but excluding any Dissenting shares)(other than (i) any shares of Company Common Stock held by the Company or by any wholly owned Subsidiary of the Company immediately prior to the Effective Time which shall be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor, and (ii) any shares of Company Common Stock held by Parent, Merger Subsidiary or any other wholly owned Subsidiary of Parent immediately prior to the Effective Time which shall be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor) will be converted into the right to receive $11.50 in cash, without interest (the “Merger Consideration”).
RBC Capital Markets, LLC (“RBC”), as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes.
We are acting as financial advisor to the Board of Directors of the Company (the “Company Board”) in connection with the Merger, and we will receive a fee for our services upon delivery of this opinion, which is not contingent upon the successful completion of the Merger. In addition, for our services as financial advisor to the Company in connection with the Merger, if the Merger is successfully completed we will receive an additional larger fee. Further, in the event that the Merger is not completed and the Company consummates at any time thereafter, pursuant to a definitive agreement or letter of intent or other evidence of commitment entered into during the term of RBC's engagement or during the 12 months following the term, another “Transaction”, we will be entitled to a specified Transaction fee based on the “Aggregate Transaction Value” of such other “Transaction” (all as specified in our engagement agreement with the Company dated December 30, 2010, as amended dated January 9, 2012 and as amended further dated September 12, 2012). In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of our engagement and to reimburse the reasonable out-of-pocket expenses incurred by us in performing our services. In the ordinary course of business, RBC may act as a market maker and broker in the publicly traded securities of the Company and receive customary compensation, and may also actively trade securities of the Company for our own account and the accounts of our customers, and, accordingly, RBC and its affiliates, may hold a long or short position in such securities.
For the purposes of rendering our opinion, we have undertaken such review and inquiries as we deemed necessary or appropriate under the circumstances, including the following: (i) we reviewed the financial terms of the draft Proposed Agreement received by us on September 26, 2012 (the “Latest Draft Agreement”); (ii) we reviewed and analyzed certain publicly available financial

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and other data with respect to the Company and certain other relevant historical operating data relating to the Company made available to us from published sources and from the internal records of the Company; (iii) we reviewed financial estimates, projections and forecasts of the Company (“Forecasts”), prepared by the management of the Company; (iv) we conducted discussions with members of the senior management of the Company with respect to the business prospects and financial outlook of the Company as a standalone entity; (v) we reviewed the reported prices and trading activity for Company Common Stock; and (vi) we performed other studies and analyses as we deemed appropriate.
In arriving at our opinion, we performed the following analyses in addition to the review, inquiries, and analyses referred to in the preceding paragraph: (i) we compared the financial metrics of selected precedent transactions with the financial metrics implied by the Merger Consideration; and (ii) we compared selected market valuation metrics of the Company and other comparable publicly traded companies with the financial metrics implied by the Merger Consideration.
Several analytical methodologies have been employed and no one method of analysis should be regarded as critical to the overall conclusion we have reached. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The overall conclusions we have reached are based on all the analysis and factors presented, taken as a whole, and also on application of our own experience and judgment. Such conclusions may involve significant elements of subjective judgment and qualitative analysis. We therefore give no opinion as to the value or merit standing alone of any one or more parts of the analyses.
In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all the information that was publicly available to us and all of the financial, legal, tax, operating and other information provided to or discussed with us by the Company (including, without limitation, the financial statements and related notes thereto of the Company), and have not assumed responsibility for independently verifying and have not independently verified such information. We have assumed that all Forecasts provided to us by the management of the Company were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future financial performance of the Company, as a standalone entity, as of the time these estimates were prepared. We express no opinion as to such Forecasts or the assumptions upon which they were based.
In rendering our opinion, we have not assumed any responsibility to perform, and have not performed, an independent evaluation or appraisal of any of the assets or liabilities of the Company, and we have not been furnished with any such valuations or appraisals. We have not assumed any obligation to conduct, and have not conducted, any physical inspection of the property or facilities of the Company. We have not investigated, and make no assumption regarding, any litigation or other claims affecting the Company. We have not investigated, and make no assumption, regarding the solvency of the Company, Parent or Merger Subsidiary nor the impact (if any) on such solvency on the financing for the Merger.
We have assumed, in all respects material to our analysis, that all conditions to the consummation of the Merger will be timely satisfied without waiver thereof. We have further assumed that the executed version of the Proposed Agreement will not differ, in any respect material to our opinion, from the Latest Draft Agreement.
Our opinion speaks only as of the date hereof, is based on the conditions as they exist and information which we have been supplied as of the date hereof, and is without regard to any market, economic, financial, legal, or other circumstances or event of any kind or nature which may exist or occur after such date. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon events occurring after the date hereof and do not have an obligation to update, revise or reaffirm this opinion.
The opinion expressed herein is provided for the information and assistance of the Company Board in connection with the Merger. We express no opinion and make no recommendation to any Stockholder as to how such Stockholder should vote with respect to the Merger. All advice and opinions (written and oral) rendered by RBC are intended for the use and benefit of the Company Board. Such advice or opinions may not be reproduced, summarized, excerpted from or referred to in any public document or given to any other person without the prior written consent of RBC. If required by applicable law, such opinion may be included in any disclosure document filed by the Company with the SEC with respect to the Merger; provided, however, that such opinion must be reproduced in full and that any description of or reference to RBC must be in a form reasonably acceptable to RBC and its counsel. RBC shall have no responsibility for the form or content of any such disclosure document, other than the opinion itself.
Our opinion does not address the merits of the underlying decision by the Company to engage in the Merger or the relative merits of the Merger compared to any alternative business strategy or transaction in which the Company might engage.
Our opinion addresses solely the fairness of the Merger Consideration, from a financial point of view, to the Stockholders. Our opinion does not in any way address other terms or arrangements of the Merger or the Proposed Agreement, including, without

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limitation, the financial or other terms of any other agreement contemplated by, or to be entered into in connection with, the Proposed Agreement. Further, in rendering our opinion we express no opinion about the fairness of the amount or nature of the compensation to any of the Company's officers, directors or employees, or class of such persons, relative to the compensation to the public Stockholders.
Our opinion has been approved by RBC's M&A Fairness Opinion Committee.
Based on our experience as investment bankers and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the Stockholders.

Very truly yours,

RBC CAPITAL MARKETS, LLC

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ANNEX D
CERTAIN PROVISIONS OF CHAPTER 13 OF THE
CALIFORNIA GENERAL CORPORATION LAW

Section 1300.
(a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.
(b) As used in this chapter, “dissenting shares” means shares which come within all of the following descriptions: (1) Which were not immediately prior to the reorganization or short-form merger listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class. (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting. (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301. (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.
(c) As used in this chapter, “dissenting shareholder” means the recordholder of dissenting shares and includes a transferee of record.
Section 1301.
(a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, that corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of that approval, accompanied by a copy of Sections 1300, 1302, 1303, and 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under those sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.
(b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase shares shall make written demand upon the corporation for the purchase of those shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.
(c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what that shareholder claims to be the fair market value of those

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shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at that price.
Section 1302. Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.
Section 1303.
(a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.
(b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.
Section 1304.
(a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.
(b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.
(c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

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ANNEX E
FORM OF THE PROXY CARD

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

VERSANT CORPORATION

Important notice regarding the Internet availability of Proxy materials for the Special Meeting of the Shareholders to be Held on December __, 2012.

The Notice of the Special Shareholder Meeting and the related Proxy Statement, are available at:

http://shareowner.mobular.net/shareowner/vsnt

For directions to the Meeting please call Investor Relations at (650) 232-2416.

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▼ FOLD AND DETACH HERE ▼

THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE "FOR" THE PROPOSALS IN ITEMS 1, 2 AND 3.

Please mark your votes as indicated in this example [X]

	FOR	AGAINST	ABSTAIN
1. To approve the principal terms of Agreement and Plan of Merger, dated as of September 28, 2012, by and among the Company, UNICOM Systems, Inc. and UNICOM Sub Four, Inc., and the merger that is the subject of that agreement.	☐	☐	☐
2. To approve on an advisory basis (non-binding) certain compensation that may be paid to or received by the Company's named executive officers in connection with the merger.	☐	☐	☐
3. To approve the adjournment of this special meeting, if the Company determines that adjournment is necessary or appropriate.	☐	☐	☐

(This proxy should be marked, dated and signed by each shareholder exactly as such shareholder's name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. If shares are held by joint tenants or as community property, both holders should sign.)

TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING OF THE SHAREHOLDERS, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.

Mark Here for Address Change or Comments SEE REVERSE ☐

RESTRICTED AREA - SCAN LINE

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature ______________________ Signature ______________________ Date ____________

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You can now access your Versant Corporation account online.

Access your Versant Corporation account online via The Investor ServiceDirect™ Website (ISD).

The transfer agent for Versant Corporation now makes it easy and convenient to get current information on your shareholder account.

- View account status
- View certificate history
- View book-entry information
- View payment history for dividends
- Make address changes
- Obtain a duplicate 1099 tax form

Visit us on the web at http://www.cpushareownerservices.com
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

The Investor ServiceDirect™ Website
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163

Choose **MLink℠** for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **The Investor ServiceDirect™ Website** at http://www.cpushareownerservices.com where step-by-step instructions will prompt you through enrollment.

▼ FOLD AND DETACH HERE ▼

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Versant Corporation
Proxy for Special Meeting of the Shareholders
December __, 2012

The undersigned shareholder(s) of Versant Corporation, a California corporation (the "Company"), hereby acknowledges receipt of the Notice of the Special Meeting of the Shareholders and Proxy Statement, each dated November __, 2012, and hereby appoints Bernhard Woebker and Jerry Wong, and each of them, Proxies and Attorneys-in-Fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at our Special Meeting of Shareholders to be held at our principal executive offices located at 255 Shoreline Drive, Suite 450, Redwood City, California 94065 USA, on Thursday, December __, 2012, at 10:00 a.m. Pacific Standard Time, and at any adjournment thereof, and to vote all shares of our Common Stock which the undersigned would be entitled to vote if personally present on any and all of the following matters and with discretionary authority as to any and all other matters that may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE AGREEMENT AND PLAN OF MERGER, FOR THE APPROVAL (ON AN ADVISORY BASIS) OF CERTAIN EXECUTIVE COMPENSATION IN CONNECTION WITH THE MERGER, FOR THE ADJOURNMENT OF THE SPECIAL MEETING (IF THE COMPANY DETERMINES ADJOURNMENT TO BE NECESSARY OR APPROPRIATE) AND IN ACCORDANCE WITH THE JUDGMENT AND DISCRETION OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OF THE MEETING.

Address Change/Comments
(Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

RESTRICTED AREA - SCAN LINE

(Continued and to be marked, dated and signed, on the other side)

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RESTRICTED AREA - SIGNATURE LINES

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